                 AMENDMENT NO. 1 TO PRELIMINARY PROXY STATEMENT

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:
      [X]  Preliminary Proxy Statement      [X] Confidential, For Use  of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2)

      [ ]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        American Shared Hospital Services
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ ] No fee required

        [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

               Not applicable.
--------------------------------------------------------------------------------

        (2) Aggregate number of securities to which transactions applies:

               Not applicable.
--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               $13,552,000 (aggregate cash consideration)
--------------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

               $13,552,000
--------------------------------------------------------------------------------

        (5) Total fee paid:


--------------------------------------------------------------------------------

        [X]  Fee paid previously with preliminary materials:

               $2,710.40
--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

               Not applicable.
--------------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement no.:

               Not applicable.
--------------------------------------------------------------------------------

        (3) Filing Party:

               Not applicable.
--------------------------------------------------------------------------------

        (4) Date Filed:

               Not applicable.
--------------------------------------------------------------------------------

                       AMERICAN SHARED HOSPITAL SERVICES
                       Four Embarcadero Center, Suite 3620
                      San Francisco, California 94111-4155


                                                                   _______, 1998

To our Shareholders:


        On behalf of the Board of Directors of American Shared Hospital Services (the "Company"), I cordially invite you to attend a Special Meeting of Shareholders of the Company (including any adjournment or postponement thereof, the "Special Meeting") to be held at 10:00 a.m. (Pacific time), on ___________, 1998, at the Ritz Carlton Hotel, 600 Stockton at California Street, San Francisco, California 94108.

        At the Special Meeting you will be asked to approve the sale by the Company of its diagnostic imaging business to Embarcadero Holding Corp. I, a Delaware corporation, and Embarcadero Holding Corp. II, a Delaware corporation. The purchasers are wholly-owned subsidiaries of Alliance Imaging, Inc., a Delaware corporation. The consideration to be received by the Company will be $13,552,000 in cash and the assumption by the purchasers of substantially all of the debt and other liabilities of the diagnostic imaging business (which, at March 31, 1998, consisted of $25,100,000 in debt and $6,200,000 in other liabilities). The Company's diagnostic imaging business accounted for approximately $8,635,000 (93%) of 1998 first quarter revenues and $34,772,000 (94%) of 1997 revenues. Important details regarding the structure of the transaction and other matters are described more fully in the accompanying Proxy Statement.


        Following these transactions you will continue to be a shareholder of the Company. Nevertheless, because of the importance of the business being sold, California law requires that the Company seek your approval before proceeding. The business to be sold does not include the Company's Gamma Knife or insurance divisions. The net cash proceeds from the Proposed Sale will be used to expand the Company's Gamma Knife business and for general corporate purposes. In addition, the Board of Directors will analyze, with the assistance of its financial and legal advisors, other uses of such proceeds in light of the capital requirements of the Company, opportunities available to it and legal constraints under California law.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT YOU VOTE "FOR", THE PROPOSED SALE OF THE COMPANY'S DIAGNOSTIC IMAGING BUSINESS. In arriving at its recommendation, the Board of Directors has given careful consideration to a number of factors described in the enclosed Proxy Statement, including an opinion of PaineWebber Incorporated, the Company's financial advisor, that the consideration to be received by the Company for the Company's diagnostic imaging business in the proposed transaction (as more fully described in the enclosed Proxy Statement) is fair to the Company from a financial point of view.

        The Board of Directors has for some time considered the strategic direction of the Company in light of, among other things, the competitive conditions facing the Company and the Company's financial condition and leverage. Based on these and other considerations more fully described in the enclosed Proxy Statement, the Board of Directors believes that the proposed sale is expedient and fair and in the best interests of the Company and its shareholders.

        The approval of the proposed sale requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, no par value per share, of the Company (the "Common Shares"). The purchasers of the Company's diagnostic imaging business have entered into Stockholder Agreements with certain shareholders of the Company who are the beneficial owners of approximately 27.0% of the issued and outstanding Common Shares, pursuant to which such shareholders have agreed to vote in favor of the proposed sale. In addition, affiliates of the purchasers are the beneficial owners of approximately 9.2% of the issued and outstanding Common Shares (although no agreement or understanding exists with such affiliates as to the voting of such Common Shares) and another shareholder has agreed, if it is necessary to achieve a majority vote, to exercise certain options and vote the resulting Common Shares in favor of the proposed transaction. If all such options are in fact exercised, the shareholders who have agreed to vote in favor of the proposed sale and the affiliates of the purchasers would hold approximately 51.4% of the Common Shares issued and outstanding following such exercise.

        Details of the proposed sale and other important information are included in the accompanying Proxy Statement. Please give this material your careful attention. Whether or not you plan to attend the Special Meeting in person, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt consideration will be greatly appreciated.


                              Yours sincerely,



                              Ernest A. Bates, M.D.
                              Chairman of the Board and Chief Executive Officer

                        AMERICAN SHARED HOSPITAL SERVICES
                       Four Embarcadero Center, Suite 3620
                      San Francisco, California 94111-4155


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



                         To Be Held on __________, 1998



TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:


        NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of Directors, a Special Meeting (the "Special Meeting") of Shareholders of American Shared Hospital Services, a California corporation (the "Company"), will be held at the Ritz Carlton Hotel, 600 Stockton at California Street, San Francisco, California 94108 on ___________, ________, 1998 at 10:00 a.m. (Pacific time) to consider and act upon the following matters, all as set forth in the Proxy Statement.


        1. PROPOSED SALE. To consider and vote upon a proposal to approve the sale (the "Proposed Sale") (a) by the Company to Embarcadero Holding Corp. I, a Delaware corporation ("Purchaser A") and a wholly-owned subsidiary of Alliance Imaging, Inc., a Delaware corporation ("Alliance") of (i) all of the issued and outstanding shares of common stock, par value $1.00 per share, of CuraCare, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and (ii) all its 50% general partnership interest in American Shared-CuraCare, a California general partnership ("AS-C") and (b) by MMRI, Inc., a California corporation and a wholly-owned subsidiary of the Company ("MMRI") to Embarcadero Holding Corp. II, a Delaware corporation and a wholly-owned subsidiary of Alliance ("Purchaser B"; and together with Purchaser A, the "Purchasers"), of all its 50% general partnership interest in AS-C, in each case pursuant to the terms and conditions of the Securities Purchase Agreement dated as of March 12, 1998, by and among the Company, MMRI, Alliance and the Purchasers.

        2. OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Special Meeting and any and all adjournments thereof.

        The Board of Directors knows of no matters, other than those set forth in paragraph (1) above, that will be presented for consideration at the Special Meeting.


        The Board of Directors has fixed the close of business on ____________, 1998 as the Record Date for the determination of shareholders entitled to vote at the Special Meeting.


        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT

AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE
INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN
PERSON.


                                             By Order of the Board of Directors



                                             Willie R. Barnes
                                             Corporate Secretary

Dated:  ____________, 1998
San Francisco, California

                        AMERICAN SHARED HOSPITAL SERVICES
                       Four Embarcadero Center, Suite 3620
                      San Francisco, California 94111-4115


                                -----------------


                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 1998
                                -----------------



                                  INTRODUCTION


        This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Shareholders scheduled to be held at 10:00 a.m. (Pacific Time) on ________, _________, 1998 (including any adjournment or adjournments thereof, the "Special Meeting") at the Ritz Carlton Hotel, 600 Stockton at California Street, San Francisco, California 94108. It is anticipated that this Proxy Statement and the Proxy will first be sent to shareholders on _____________, 1998.


        The matters to be considered and voted upon at the Special Meeting will be:

        (1) To consider and vote upon a proposal to approve the sale (the "Proposed Sale") (a) by the Company to Embarcadero Holding Corp. I, a Delaware corporation ("Purchaser A") and a wholly-owned subsidiary of Alliance Imaging, Inc., a Delaware corporation ("Alliance") of (i) all the issued and outstanding shares (the "CT Shares") of common stock, par value $1.00 per share, of CuraCare, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("CuraCare") and (ii) all its 50% general partnership interest (the "Parent Partnership Interest") in American Shared-CuraCare, a California general partnership ("AS-C"; and together with CuraCare, the "Entities") and (b) by MMRI, Inc., a California corporation and a wholly-owned subsidiary of the Company ("MMRI"; and together with the Company, the "Sellers") to Embarcadero Holding Corp. II, a Delaware corporation and a wholly-owned subsidiary of Alliance ("Purchaser B"; and together with Purchaser A, the "Purchasers"), of all its 50% general partnership interest (the "MMRI Partnership Interest"; and together with the CT Shares and the Parent Partnership Interest, the "Shares") in AS-C, in each case pursuant to the terms and conditions of the Securities Purchase Agreement dated as of March 12, 1998 (the "Securities Purchase Agreement"), by and among the Company, MMRI, Alliance and the Purchasers; and

        (2) To transact such other business as may properly be brought before the Special Meeting and any and all adjournments thereof.


        A copy of the Securities Purchase Agreement is attached to this Proxy Statement as Annex A. The Company conducts its diagnostic imaging business through the Entities. The consideration to be received by the Company for the Shares is $13,552,000 in cash and the assumption by the Purchasers of substantially all of the debt and other liabilities of the diagnostic imaging business

(which, at March 31, 1998, consisted of $25,100,000 in debt and $6,200,000 in other liabilities). The Company's diagnostic imaging business accounted for approximately $8,635,000 (93%) of 1998 first quarter revenues and $34,772,000 (94%) of 1997 revenues. The Proposed Sale does not include the Company's Gamma Knife or insurance businesses. See "TERMS OF THE PROPOSED SALE." The net cash proceeds of the Proposed Sale will be used to expand the Company's Gamma Knife business and for general corporate purposes. In addition, the Board of Directors will analyze, with the assistance of its financial and legal advisors, other uses of such proceeds in light of the capital requirements of the Company, opportunities available to it and legal constraints under California law.
See "USE OF PROCEEDS."

        Only shareholders of record at the close of business on __________, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting.

        The Company's principal executive offices are located at Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4115 and its telephone number is (415) 788-5300.



                               VOTING AND PROXIES

VOTE REQUIRED AND VOTING PROCEDURES

        Each holder of shares of Common Stock, no par value per share, of the Company ("Common Shares") will be entitled to one vote, in person or by proxy, for each share standing in his, her or its name on the books of the Company as of the Record Date for the Special Meeting on each of the matters duly presented for vote at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote as of the Record Date is necessary for the approval of the Proposed Sale.

        All outstanding Common Shares represented by properly executed and unrevoked proxies received in time for the Special Meeting will be voted. All Common Shares represented by properly executed proxies will be voted at the Special Meeting as instructed in the accompanying proxy on each matter submitted to shareholders. The enclosed form of proxy provides a means for shareholders to vote for approval of the Proposed Sale, to vote against the Proposed Sale or to abstain from voting with regard to the approval of the Proposed Sale. IF NO INSTRUCTIONS ARE SPECIFIED, THE COMMON SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED "FOR" THE PROPOSED SALE.

        A proxy submitted by a shareholder may indicate that all or a portion of the Common Shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The Common Shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Because the approval of the Proposed Sale requires a vote based on the total outstanding number of Common Shares, abstentions and non-voted shares will be equivalent to a vote against the Proposed Sale. Accordingly, the Company urges each shareholder to vote and urges shareholders whose shares are held in the name of their broker, bank or nominee to instruct such person to vote their shares.

        In connection with the solicitation by the Board of Directors of proxies for use at the Special Meeting, the Board of Directors has designated Ernest A. Bates, M.D. and Richard Magary as proxies. The Board of Directors is not aware of any matters that will come before the Special Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Special Meeting.

        A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the Common Shares entitled to vote as of the Record Date is required for the approval of the Proposed Sale.


        In connection with the execution of the Securities Purchase Agreement, the Purchasers have entered into Stockholder Agreements with certain shareholders, including directors and officers, of the Company who are the beneficial owners of approximately 27.0% of the issued and outstanding Common Shares, pursuant to which such shareholders have agreed to vote in favor of the Proposed Sale. In addition, affiliates of the Purchasers are the beneficial owners of approximately 9.2% of the issued and outstanding Common Shares (although no agreement or understanding exists with such affiliates as to the voting of such Common Shares) and another shareholder has agreed, if it is necessary to achieve a majority vote, to exercise certain options and vote the resulting Common Shares in favor of the Proposed Sale. If all such options are in fact exercised, the shareholders who have agreed to vote in favor of the Proposed Sale and the affiliates of the Purchasers would hold approximately 51.4% of the Common Shares issued and outstanding following such exercise. Any such voting of the shares issuable upon exercise of the options would require an adjournment of the Special Meeting and the fixing of a new record date.

        The Board of Directors has appointed Geraldine Zarbo of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Special Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Special Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes.


RECORD DATE; OUTSTANDING SECURITIES


        The Board of Directors has fixed _________, 1998 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote [4,769,384] Common Shares. The Common Shares are the only class of securities entitled to vote at the Special Meeting.

DISSENTERS' RIGHTS

        Under the laws of the State of California, the Company's shareholders who object to the Proposed Sale will not be entitled to dissenters' rights.

REVOCABILITY OF PROXIES

        A proxy for use at the Special Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with the Secretary of the Company either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Special Meeting and voting in person.

SOLICITATION OF PROXIES

        This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Special Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for the Common Shares, who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if the Board of Directors of the Company determines that this is advisable.


                                THE PROPOSED SALE

BACKGROUND OF THE PROPOSED SALE

        Beginning in 1992, the Company experienced substantial declines in revenues from its mobile shared medical diagnostic imaging business (the "Imaging Business"). These revenue declines were caused in large part by increased competition and reduced acceptance of the services offered by the Company. The combination of reduced revenues and the Company's high fixed payment obligations under its equipment leases and two series of Senior Subordinated Notes Due 1996 (the "Notes") led to a serious cash shortage in the second half of 1992. During this period the Company concluded that revenues from its operating activities would be insufficient to meet its fixed obligations and determined that these obligations would have to be restructured.

        The Company failed to make the required semi-annual payments due under the Notes beginning in October 1992. In addition, the Company suspended lease payments on a significant portion of its medical equipment leases beginning in December 1992. As a result of these actions, both the Notes and equipment leases relating to substantially all of the Company's medical imaging equipment were in default. This gave the holders of these obligations, as well as the lender under the Company's secured working capital facility, the right to declare all amounts immediately due and payable and, in the case of the leases, reclaim substantially all of the Company's medical imaging equipment. The Company stated at the time that any such action by the holders would have forced the Company to seek a liquidation under Chapter 7 or a reorganization under Chapter 11 of the United States Bankruptcy Code.

        On May 17, 1995, the Company repurchased (the "Notes Repurchase") $17,694,000 principal amount of Notes for a combination of $3,900,000 in cash, 819,000 Common Shares and immediately exercisable Warrants to acquire an additional 216,000 Common Shares, which amounts were adjusted in October 1995 in connection with the issuance of stock options to the Company's Chairman and Chief Executive Officer as consideration for his personal guarantee of the Medical Imaging Credit Facilities described below, for a total of 1,193,000 Common Shares and Warrants to acquire 314,000 Common Shares. In August 1996, the Company completed an exchange offer in which it issued 287,000 Common Shares for a majority of the Notes that were outstanding following the Notes Repurchase. The remaining $360,000 principal amount of Notes was paid at maturity in October 1996.

        In order to finance the Notes Repurchase, the Company entered into a $4,000,000 revolving credit facility (which was increased to $5,500,000 in November 1997) and a $2,500,000 term loan. These loans are secured by all of the Company's accounts receivable and medical equipment, respectively. These loan facilities are referred to as the "Medical Imaging Credit Facilities." At the time of the Notes Repurchase, the Company also incurred a $1,500,000 loan to refinance its Gamma Knife unit at the Medical Center of the University of California, San Francisco.

        As part of the restructuring described above, the Company was able to amend most of the capital and operating leases (the "Medical Imaging Leases") covering its medical equipment to extend the lease terms and reduce the required monthly payments thereunder. In connection with these amendments, the Company converted certain accrued and unpaid lease and service payments into promissory notes (the "GE Notes") to General Electric Company ("GE") in the principal amounts of approximately $2,000,000 and $500,000, respectively. On December 29, 1995 and March 1, 1996, the Company further restructured certain of its Medical Imaging Leases and the GE Notes to extend the terms of the leases and defer certain monthly lease payments and installment payments under the GE Notes. The GE Notes are secured by a lien on the accounts receivable of AS-C and CuraCare and by liens on certain medical equipment.

        The transactions described above enabled the Company to cure all of the defaults on its debt and equipment leases. Nevertheless, the Company remained highly leveraged and had substantial fixed payment obligations, including significant short term maturities. The Company's financial condition precluded access to the capital markets and subjected the Company to stringent and expensive financing terms. As a result of the Company's weakened financial condition, its Chairman and Chief Executive Officer was required to provide an irrevocable personal guarantee of the Medical Imaging Credit Facilities and, for the period from 1993 through 1996, the annual renewal premiums under most of the Company's commercial insurance policies.

        Following the 1995 and 1996 restructurings, the Company instituted a program of asset sales and cost reductions in order to provide cash to meet its obligations as they became due. Nevertheless, the Company's management and Board of Directors acknowledged at the time that, in the longer term, the Company would be required to respond to fundamental changes in the industry. It was apparent that the medical imaging business, both mobile and fixed, was entering a period of consolidation as a result of the growth of managed care and other competitive forces. Smaller entities, such as the Company, would either be required to grow through acquisitions or become part of larger enterprises in order to compete successfully and achieve acceptable returns for their shareholders.


        On December 11, 1996, the Company and US Diagnostic Inc. ("USD") entered into a letter of intent pursuant to which USD would acquire the Company for $2.25 per share in cash. USD made it clear that it did not wish to acquire the Company's Gamma Knife or insurance businesses, and arrangements had been made for these to be sold to the Company's Chairman and Chief Executive Officer. On January 29, 1997, the Company and USD agreed to revised terms. Under the revised terms, USD agreed to acquire the outstanding securities of the Company for USD common shares at the rate of $2.40 per share of the Company in a transaction that would be accounted for under pooling instead of the purchase method of accounting. In each case, the sales price was contingent upon obtaining significant concessions from GE on the terms of the Medical Imaging Leases. The transaction was terminated in April 1997 as a result of the inability of USD to proceed with negotiations within a reasonable time period and on satisfactory terms.

        The Company had agreed to be acquired by USD in response to the industry trend toward consolidation and because the transaction would enable the Company's shareholders to obtain a fair price and liquidity for their investment. The termination of the proposed transaction, in light of the unavailability of capital to the Company and continuing weakness in the price of its Common Shares, made it necessary for the Company to seek additional acquisition offers. Accordingly, the Company's management and its advisors initiated meetings with other industry participants and potential investors in order to seek expressions of interest in the Company or its assets. The companies or investors contacted were chosen on the basis of the Company's experience in the industry and that of its financial advisor, PaineWebber. For the period from April 1997 through mid-July 1997, the Company's management and PaineWebber contacted three other entities by telephone and at trade shows. While these entities expressed some degree of interest in a transaction, none of them entered into any formal agreement to receive detailed financial information concerning the Company.


        During May and early June 1997, the Company's Chairman and Chief Executive Officer engaged in discussions and correspondence with the senior executives of Alliance regarding a combination of the companies. On June 18, Alliance offered to acquire the Company's Imaging Business, and to assume all related debt and lease obligations, for cash consideration of $12,000,000. Alliance specifically excluded the Company's Gamma Knife and insurance businesses from its offer. In addition, the offer was conditioned on the receipt of substantial concessions from GE with respect to debt and lease terms.

        On June 24, an operator of mobile Magnetic Resonance Imaging (MRI) units in the eastern United States, announced that it had entered into an agreement to be acquired by an affiliate of

Apollo Management, L.P. ("Apollo"). Apollo, through its affiliates, is the beneficial owner of 554,947 Common Shares (which includes Warrants to acquire 115,629 Common Shares), representing approximately 7.9% of the fully diluted Common Shares. Apollo received these shares and warrants in the Notes Repurchase. Following the public announcement of Apollo's intent to make this acquisition, the Company contacted Apollo to determine whether it was interested in acquiring the Company.

        On July 23, 1997, Alliance announced that it had entered into a definitive agreement to merge with an affiliate of Apollo. The transaction in which Apollo, through its affiliates, acquired Alliance closed on December 18, 1997.

        On July 25, 1997, within several days after agreeing to acquire Alliance, Apollo entered into a letter agreement (the "Confidentiality Agreement") with the Company. Pursuant to the Confidentiality Agreement, the Company agreed to provide certain non-public information to Apollo, its affiliates and their advisors so that they could evaluate the possible acquisition of the Company's diagnostic imaging assets. Such persons conducted a review of the Company's operations and finances during August and September 1997. As part of this review, Apollo confirmed that it would consider acquiring only the Company's Imaging Business and not its Gamma Knife or insurance businesses.


        In late August and early September 1997, Apollo and the Company discussed possible transaction structures and financial models for an acquisition of the Imaging Business. Once again, GE became involved in these discussions because of the significant amount of debt and equipment leases that would have to be assumed in any transaction. As a result of these discussions, Apollo and the Company were able to agree on minimum transaction terms that the Company's Board of Directors found acceptable, but Apollo was not willing to commit to acquire the Company's assets without performing a more thorough review and monitoring the Company's performance over the course of several months. These minimum terms that were acceptable to the Company envisioned a purchase price for the Imaging Business that equated to approximately $2.00 per fully diluted Common Share. Because this amount exceeded the amount that Apollo was willing to consider, the parties asked GE to make additional concessions. Based on these concessions (which involved the sale to the Company of Common Shares for $0.01 per share and reduced buy-out price on the Company's equipment leases), the Company and Apollo decided to continue their efforts to reach a transaction structure and price that would be mutually agreeable.


        On September 15, 1997, Apollo and the Company entered into a second letter agreement (the "Exclusivity Letter"). In the Exclusivity Letter, the Company agreed, among other things, to afford full access to Apollo and its advisors for the purpose of conducting a comprehensive business and financial review of the Imaging Business. In addition, the Company agreed not to negotiate with or provide non-public information to any other person or entity other than Apollo (with the exception described below) with respect to a sale or recapitalization of the Company or the Imaging Business until November 15, 1997. The Exclusivity Letter also required the Company to reimburse Apollo for up to $500,000 of expenses in the event that, among other things, the Company (i) entered into an agreement for another sale transaction with a designated person prior to November 15, 1997 or (ii), on or before such date and after completion of its due diligence review, Apollo confirmed to the

Company "its good faith intention to pursue an acquisition of the assets of the Company constituting its imaging division for not less than $13,552,000, the assumption by the purchaser of the related debt (approximately $30 million) and the sale by GE Medical of its 225,000 shares of Common Stock to the Company for
$0.01 per share. . . ." and the Company declined to negotiate with Apollo concerning such a transaction or enter into an agreement with Apollo to consummate such a transaction and the Company thereafter consummated a similar transaction within one year with any party.

        The Exclusivity Letter permitted the Company to negotiate and supply information to one other corporation that had previously expressed an interest in acquiring the Company. Based on conversations with the other corporation subsequent to the date of the Exclusivity Letter, the Company determined that such corporation was not able or willing to pursue an acquisition. The Company has not been in contact with the other corporation since late September 1997.

        Following their execution of the Exclusivity Letter, Apollo and its advisors conducted an extensive due diligence review and the Company and Apollo engaged in lengthy and complex negotiations over terms of the transaction and the elements of a purchase contract. The materiality of the unresolved business and financial issues required the parties to extend the exclusivity period on several occasions. The exclusivity period was initially extended from November 15, 1997 through December 31, 1997, and subsequently to January 31, 1998, February 9, 1998 and March 4, 1998. In connection with the first extension, the Company gave up its right to negotiate with the corporation described in the immediately preceding paragraph and, in consideration therefor, was relieved of any obligation to reimburse Apollo's due diligence expenses. In connection with the final extension, Apollo paid the Company a non-refundable $75,000 fee, which will be credited against the purchase price if the Proposed Sale is consummated.


        The final extension of the exclusivity period expired on March 4, 1998. Apollo requested, but the Company declined to grant, another extension. The parties nevertheless continued to negotiate and entered into the Securities Purchase Agreement on March 12, 1998. (Apollo is not party to the Securities Purchase Agreement. The Purchasers and Alliance, who are parties to the Securities Purchase Agreement, are affiliates of Apollo.)


        As of March 10, 1998, the last full trading day prior to the public announcement of the Proposed Sale, the high and low closing sales prices for the Common Shares were $1 11/16 and $1 9/16, respectively.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THE PROPOSED SALE

        THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE PROPOSED SALE. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS APPROVAL OF THE PROPOSED SALE BY THE SHAREHOLDERS OF THE COMPANY.


        The following outlines all of the material factors considered by the Board of Directors in making its recommendation:

Competitive Conditions

        The Board of Directors and management of the Company determined nearly two years ago that the Company would either have to grow or be sold. This determination was based on the consolidation of the industry in response to the growth of managed care and the intensification of competition. The Company is competing against larger and better financed companies with access to equipment at lower prices and on terms superior to those available to the Company. Because of its weak financial condition and low stock price, the Company cannot realistically expect to grow through acquisitions. Accordingly, the Board believes that a sale is the best way to acquire capital to expand in areas where the Company can seek better returns for its shareholders.

Best Transaction Available

        The Company has been engaged in discussions or negotiations regarding a sale for more than 18 months. These discussions and negotiations were publicly disclosed in November 1996 and since that time the Company has regularly stated in its public reports and filings that it was available for sale. During this period, management has responded to numerous inquiries, most of which did not result in acceptable or substantive offers. Apollo and Alliance understand the mobile diagnostic imaging industry and have spent a considerable amount of time, effort and money on due diligence and to negotiate and execute the Securities Purchase Agreement. The Company achieved a purchase price substantially higher than Apollo originally offered in August 1997 and believes that the terms of the Securities Purchase Agreement are as favorable to the Company as could be obtained under the circumstances. See "--Background of the Proposed Sale." In addition, the Board has received the oral and written advice of its financial advisor, PaineWebber Incorporated ("PaineWebber"), that the consideration to be received by the Company for the Shares is fair to the Company from a financial point of view. See "--Opinion of Financial Advisor." For all of these reasons, the Board believes that the Proposed Sale is the best transaction available to the Company.

Risks of Non-Approval

        The Company faces severe competition and its financial condition is weak. The Company is highly leveraged and does not have access to capital at attractive rates. In addition, the Company's small size and financial weakness means that it is unable to acquire or finance imaging equipment on terms that enable it to operate at levels of profitability that are acceptable to investors. If the Proposed Sale is not consummated, the Company will have to continue operating as an independent entity under these conditions or seek another buyer for its assets. The Board does not consider these alternatives to be in the best interest of the Company's shareholders when compared to a the Proposed Sale pursuant to the Securities Purchase Agreement.

Capital for Expansion of Gamma Knife

        The proceeds of the Proposed Sale will be available for the Company to expand its Gamma Knife operations. See "USE OF PROCEEDS." The Board believes that the Company's past successes in the Gamma Knife business, as well as its joint venture with the manufacturer of the Gamma Knife, make it likely that the Company will be able to successfully expand its activities with this modality. In addition, the history of profitable operations of the Gamma Knife division makes it likely, in the Board's judgment, that pursuing this business will result in higher returns to the Company's shareholders than have been or could reasonably be obtained in the medical diagnostic imaging business. Nevertheless, the Gamma Knife business involves a substantial amount of risk and there can be no assurance that the Company will successfully expand its Gamma Knife operations. See "--Voting Considerations--Risks of Gamma Knife Business."

VOTING CONSIDERATIONS

        This Proxy Statement contains or incorporates by reference statements that constitute forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's future financial condition, results of operations, cash flows, financing plans, business strategy, projected costs and capital expenditures, operations after the Proposed Sale and words such as "anticipate," "estimate," "expect," "project," "intend," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. All of these forward-looking statements are based on estimates and assumptions made by the Company's management which, although believed by the Company's management to be reasonable, are inherently uncertain. Shareholders are cautioned that such forward looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various considerations, including the considerations described below.

        The following considerations, in addition to the other information contained or incorporated by reference in this Proxy Statement, should be considered by the shareholders of the Company in evaluating whether to approve the Proposed Sale:

Limited Profitability

        The Company has reported significant operating losses in three of the last four fiscal years. The net loss of the Company (before extraordinary items) was $5,537,000, $12,459,000 and $353,000 for the years ended December 31, 1994,
1995 and 1996, respectively. The Company had a net capital deficiency of $8,953,000 at December 31, 1997. The Company had net income of $1,522,000 for the year ended December 31, 1997, but this included a $821,000 gain from the sale of assets and an early termination of capital leases due to casualty losses. In light of the competitive environment in the diagnostic imaging business, the Company will be constrained in its ability to raise scan rates or to take other measures to increase revenues. Accordingly, if the Proposed Sale is not consummated, the Company may continue to experience limited profitability and possibly losses if competition becomes more intense.

High Debt Level

        The Company is highly leveraged. At December 31, 1997, the Company had approximately $16,720,000 of long-term debt and approximately $15,778,000 of obligations under capital leases. Scheduled payments of principal and interest under debt obligations and capital leases are approximately $12,271,000 during 1998. In addition, scheduled payments under operating leases and related maintenance and service agreements are approximately $4,467,000 during 1998. If the Proposed Sale is consummated, the Purchasers will assume substantially all of the above obligations and the Company will be relieved of such debt and lease liabilities. If the Proposed Sale is not consummated, there can be no assurance that the Company will be able to meet these obligations as they become due. Further, its high level of leverage will continue to adversely affect the Company's cost of financing and its ability to secure or retain customer contracts.

Potential Inability to Repay Maturing Indebtedness

        A substantial portion of the Company's funded debt will mature in the near future. In addition to the Company's long-term debt and capital lease obligations, on May 1999 the Company's revolving credit facility (approximately $5,438,000 at December 31, 1997) will become due. The Company does not expect to have sufficient cash resources to pay all of these obligations at maturity. Accordingly, the Company will be required to seek new financing to meet its maturing obligations. If the Proposed Sale is consummated, the Purchasers will assume or repay all of this indebtedness and the Company will have no continuing liability therefor. If the Proposed Sale is not consummated, there can be no assurance that financing to replace the Company's funded debt will be available or that the terms of any such financing will be acceptable to the Company.

Consolidation of Medical Diagnostic Imaging Industry

        The medical diagnostic imaging business, both fixed and mobile, is in a period of consolidation as a result of the growth of managed care and other competitive forces. The Company's Board of Directors and management decided some time ago that the Company would either have to grow through acquisitions or become part of a larger enterprise in order to compete successfully and achieve an acceptable return for its shareholders. The Company's weak financial condition has hindered its ability to obtain capital and its continuing low share price has made the Common Shares unavailable as a currency for acquisitions. In addition, competitors of the Company have used the Company's weak financial condition and qualified audit opinion to discourage customers of the Company from entering into long-term contracts with the Company. The Board has approved the Proposed Sale because it will relieve the Company of burdensome fixed obligations and provide capital for higher growth businesses. If the Proposed Sale is not consummated, the Company will be required to continue to compete in the medical diagnostic imaging business against much larger entities with significantly more capital than the Company. There can be no assurance that the Company will be able to compete effectively under such circumstances.

Limited Access to Capital and Financing

        The Company is severely limited by covenants in its credit agreements from incurring additional indebtedness. In addition, the Company has pledged substantially all of its liquid assets and substantially all of its tangible personal property to secure its existing debt. Because of its weak financial condition and limited sources of capital, the lease financing available to the Company is expensive relative to its competitors. As a result, the Company has very little financial flexibility to address unforseen cash needs, to fund growth or to finance necessary equipment purchases and upgrades. If the Proposed Sale is not consummated, the Company will be required to retain the debt and leases associated with its medical imaging business and will continue to face the severe constraints described above.

Inability to Acquire Advanced Technology

        Diagnostic imaging technology is subject to continuous development and change. New technological breakthroughs may require the Company to acquire new or technologically improved products to service its customers. There can be no assurance that the Company's financial resources will enable it to make the investment necessary to acquire such products if the Proposed Sale is not consummated. The failure to acquire or use new technology and products could have a material adverse effect on the Company's business and results of operations.

Possible Delisting of Common Stock and Loss of Active Trading Market


        The Common Shares are currently traded on the American Stock Exchange (the "AMEX") and the Pacific Exchange (the "PCX"). The Company's losses and net capital deficiency have caused the Company to no longer satisfy the minimum criteria with respect to net income and net worth for continued listing published by AMEX. The per share trading price of the Common Shares is also below the minimum criteria for continued listing on such exchange. The closing price per share was $____ on June __, 1998. The Company has been advised that its net capital deficiency is inconsistent with the criteria applied by the PCX for continued listing on such exchange. The AMEX and the PCX are currently reviewing the Company's financial condition in order to determine whether the Common Shares will continue to be listed on such exchanges. If the Proposed Sale is not consummated and the Company continues to experience losses, no assurance can be given that a holder of Common Shares will be able to sell Common Shares in the future on a national or regional securities exchange, or that there will be an active trading market for the Common Shares or as to the price at which the Common Shares might trade.


Risks of Gamma Knife Business

        Historically, the Gamma Knife business, which the Company conducts through its 81.0% interest in GK Financing LLC ("GK Financing"), has accounted for only a small portion of the Company's revenues. The percentage of the Company's revenues attributable to the Gamma Knife business for each the years ended December 31, 1997, 1996 and 1995 was 6.0%, 5.0% and 5.0%, respectively. If the Proposed Sale is consummated, the Company currently intends to invest a significant portion of the proceeds in the Gamma Knife business. See "USE OF PROCEEDS" and "UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS AND BALANCE SHEET." There are significant risks involved in an expansion of the Company's Gamma Knife business, including the following:

                    - Each Gamma Knife unit requires a substantial capital
                investment. Currently, the price for a Gamma Knife is $3,200,000. This cost must be borne by the Company and, because of the structure of its contracts with hospitals, there can be no assurance that this cost will be fully recovered or that the Company will earn a satisfactory return on its investment.

                    - There is a limited market for the Gamma Knife. Because of the high cost of acquiring a Gamma Knife, it is economically necessary to place units at medical centers with large neurosurgery and radiation oncology departments where there is a potential for performing a large number of procedures. The Company has identified approximately 200 such medical centers in the United States as potential future sites. There are at present only about 35 locations in the United States with an operating Gamma Knife (four of which contain a Company-supplied unit). There can be no assurance that the Company will be successful in placing units at a significant number of sites in the future.

                    - There are currently two companies (in addition to the
                Company) in the business of supplying the Gamma Knife to users. The Company does not at present have an exclusive relationship with the manufacturer of the Gamma Knife and has lost sales in the past to customers that choose to purchase a Gamma Knife directly from the manufacturer and may continue to lose sales in the future to such customers and to competitors of the Company. There can be no assurance that the Company will be able to successfully compete against others to place units in the future.

                    - There are a number of methods of treatment that compete
                against the Gamma Knife, including the modified linear accelerator and microsurgery. There are at present approximately 200 medical centers in the United States with modified linear accelerators. Each of the medical centers targeted by the Company could decide to acquire a modified linear accelerator instead of a Gamma Knife. In addition, surgeons, who are the primary persons responsible for referring patients for Gamma Knife surgery, may not be willing to make such referrals for various reasons. Accordingly, there can be no assurance that the Company will be able to secure a sufficient number of sites or procedures to attain profitability and growth.

                    - Effective October 1, 1997, Gamma Knife services for
                Medicare hospital in-patients were reclassified from Diagnosis Related Group ("DRG") 1 to either DRG 7 or DRG 8. This reclassification is estimated to reduce hospital revenues from the Medicare DRG program by approximately 30%. Although the Company's existing contracts are reimbursed by the hospital to the Company on a fee-for-service basis, the Company has entered into a contract on a shared revenue basis that has not yet commenced. Revenues under this contract and any future contract based on shared revenue will be reduced due to the reimbursement rate change. A significant number of future contracts for Gamma Knife services may be based on a shared revenue instead of a fee-for-service basis and there can be no assurance that future changes in healthcare regulations and reimbursement rates will not adversely affect the Company's Gamma Knife revenues.

                    - As with other highly sophisticated medical equipment,
                there is constant change and innovation in the market. New and improved machines can be introduced that could make the Gamma Knife technology obsolete and that would make its operation uneconomic. There can be no assurance that such changes will not adversely affect the Company's Gamma Knife business.

OPINION OF FINANCIAL ADVISOR

        THE FULL TEXT OF THE OPINION OF PAINEWEBBER, DATED JUNE __, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. HOLDERS OF COMMON SHARES ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

        The Company retained PaineWebber as its exclusive financial advisor in connection with the Proposed Sale. In connection with such engagement, the Company requested PaineWebber to render an opinion as to whether or not the consideration to be received by the Company for the Shares (as described under "TERMS OF THE PROPOSED SALE--Purchase and Sale") (the "Merger Consideration") is fair, from a financial point of view, to the Company.

        In connection with the consideration by the Board of Directors of the Company of the Securities Purchase Agreement, PaineWebber delivered its oral opinion to the Board of Directors on February 1, 1998 (the "Opinion"), which Opinion was subsequently confirmed in writing on the date hereof to the effect that, as of such date, and based upon its review and assumptions and subject to the limitations summarized below, the Merger Consideration is fair, from a financial point of view, to the Company. The Opinion was directed to the Company's Board of Directors and does not constitute a recommendation to any holder of Common Shares as to how any such shareholder should vote with respect to the Proposed Sale.

        In arriving at its Opinion, PaineWebber, among other things: (i) reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1997; (ii) reviewed historical financial information relating to the performance of the Imaging Business for the three years ended December 31, 1997, furnished to PaineWebber by or on behalf of the Company; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Imaging Business, furnished to PaineWebber by or on behalf of the Company; (iv) conducted discussions with members of senior management of the Company concerning the business and prospects of the Imaging Business; (v) compared the results of operations of the Imaging Business with that of certain companies which PaineWebber deemed to be relevant; (vi) compared the proposed financial terms of the Proposed Sale with the financial terms of certain other business combinations which PaineWebber deemed relevant; (vii) reviewed the Securities Purchase Agreement; and (viii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of regulatory, economic, market and monetary conditions.

        In preparing the Opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of the Company and PaineWebber has not assumed any responsibility to independently verify the same. PaineWebber assumed that the financial forecasts examined by PaineWebber were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Imaging Business. PaineWebber also relied, with consent of the Board of Directors of the Company, upon assurances of the management of the Company that they are unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber also assumed, with the consent of the Board of Directors of the Company, that any material liabilities (contingent or otherwise, known or unknown) of the Imaging Business are set forth in the financial statements of the Imaging Business. PaineWebber has not been engaged to make, nor has PaineWebber made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Imaging Business nor has PaineWebber been furnished with any such evaluations or appraisals. The Opinion was based upon regulatory, economic, market and monetary conditions existing on the date thereof. Furthermore, PaineWebber expressed no opinion as to the price or trading ranges at which Common Shares will trade after the date of the Proposed Sale. The Opinion does not address the relative merits of the Proposed Sale and any other transactions or business strategies that may have been discussed by the Board of Directors of the Company as alternatives to the Proposed Sale, or the decision of the Board of Directors of the Company to proceed with the Proposed Sale. In preparing the Opinion, PaineWebber assumed that the sale of 225,000 Common Shares by GE back to the Company, for nominal consideration, will occur on or prior to the consummation of the Proposed Sale. PaineWebber did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid pursuant to the Securities Purchase Agreement. The Company did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the Opinion.

        The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at the Opinion.

Selected Comparable Public Company Analysis

        Using publicly available information, PaineWebber compared selected historical and projected financial and operating performance data of the Imaging Business to the corresponding data of the Imaging Business Comparable Companies (as defined below). The Imaging Business Comparable Companies consisted of InSight Health Services, Inc.; Medical Resources, Inc.; Primedex Health Systems, Inc.; and U.S. Diagnostic Inc. (collectively, the "Imaging Business Comparable Companies").

        PaineWebber reviewed, among other information, the Imaging Business Comparable Companies' multiples of total enterprise value (market value plus total debt less cash and cash equivalents) ("TEV") to (i) latest twelve months ("LTM") net revenue; (ii) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"); and (iii) LTM earnings before interest and taxes ("EBIT"). PaineWebber also reviewed, among other information, the Imaging Business Comparable Companies' multiples of market value to LTM net income. As of January 30, 1998, the Imaging Business Comparable Companies' (i) LTM net revenue multiples ranged from 0.94x to 1.70x (1.25x mean); (ii) LTM EBITDA multiples ranged from 5.1x to 6.7x (5.9x mean);(iii)

LTM EBIT multiples ranged from 10.7x to 15.7x (13.4x mean); and (iv) LTM net income multiples ranged from 12.7x to 13.8x (13.2x mean).


Selected Comparable Mergers and Acquisitions Analysis

        PaineWebber reviewed publicly available financial information for selected mergers and acquisitions involving health care based companies that are affiliated with the diagnostic imaging sector. The selected mergers and acquisitions PaineWebber analyzed included (acquiror/target): Apollo/Alliance Imaging, Inc.; Apollo/SMT Health Service, Inc.; Health South Corp./Health Images, Inc.; U.S. Diagnostic Inc./Medical Imaging Centers of America, Inc.; Medical Resources, Inc./NMR of America, Inc.; Advanced NMR, Inc./Medical Diagnostics, Inc.; Health Images, Inc./MedAlliance, Inc. (collectively, the "Comparable Transactions").

        PaineWebber reviewed the consideration paid (based, with respect to stock transactions, on stock prices on the day prior to the announcement of the transaction) in the Comparable Transactions and compared multiples of TEV to the target's net revenue, EBITDA, and EBIT, each for the latest twelve months prior to the announcement of the transaction. PaineWebber also reviewed multiples of equity consideration paid to the target's LTM net income for the latest twelve months prior to the announcement of the transaction. PaineWebber calculated the Comparable Transactions' multiples of LTM net revenue, LTM EBITDA, LTM EBIT and LTM net income as follows: (i) LTM net revenue multiples ranged from 1.18x to 3.66x (2.22x mean); (ii) LTM EBITDA multiples ranged from 3.6x to 7.8x (6.2x mean); (iii) LTM EBIT multiples ranged from 7.4x to 15.1x (12.3x mean); and (iv) LTM net income multiples ranged from 5.3x to 25.6x (18.9x mean).

Discounted Cash Flow Analysis

        PaineWebber analyzed the Imaging Business based on an unleveraged discounted cash flow analysis of the projected financial performance of the Imaging Business. Such projected financial performance was based upon a five-year forecast for the Imaging Business provided by the Company's management. In conducting its analysis, PaineWebber reviewed with the Company's management the projected financial performance of the Company and the risks associated therewith to derive what it believes to be appropriate discount rates. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of net revenue, EBITDA and EBIT multiples from 1.00x to 1.30x, 4.5x to 6.0x and 8.0x to 12.5x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 16.0% to 19.0%.

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither the Company nor PaineWebber assumes responsibility for the accuracy of such analyses and estimates.


        The Company selected PaineWebber to be its financial advisor in connection with the Proposed Sale because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

        Pursuant to an engagement letter between the Company and PaineWebber dated October 9, 1997, PaineWebber earned a fee of $300,000 for rendering the Opinion. In addition, PaineWebber will receive a subsequent financial advisory fee of $150,000 for services rendered in advising the Board of Directors of the Company with respect to the proceeds of the Proposed Sale, which financial advisory fee is contingent upon consummation of the Proposed Sale. PaineWebber will also be reimbursed for certain of its related expenses. The Company also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.


        In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. In addition, a representative of PaineWebber's investment banking group is a member of the Board of Directors of the Company.

GOVERNMENTAL AND REGULATORY APPROVALS

        The Proposed Sale is subject to applicable antitrust laws and review by the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"). Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Proposed Sale may not be consummated until notice and specified information has been furnished to the Antitrust Division and the FTC, and certain waiting period requirements have been satisfied. The Company and Alliance filed such notice and information with the Antitrust Division and the FTC on April 8, 1998.

        The Company is aware of no other governmental or regulatory approvals required for the consummation of the Proposed Sale, other than compliance with applicable securities laws.


                           TERMS OF THE PROPOSED SALE

        The detailed terms and conditions of the Proposed Sale are contained in the Securities Purchase Agreement, which is attached hereto as Annex A and made a part of this Proxy Statement. THE FOLLOWING DISCUSSION SETS FORTH A DESCRIPTION OF CERTAIN MATERIAL TERMS AND CONDITIONS OF THE SECURITIES PURCHASE AGREEMENT AND IS QUALIFIED BY THE MORE COMPLETE INFORMATION SET FORTH IN THE SECURITIES PURCHASE AGREEMENT. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE SECURITIES PURCHASE AGREEMENT IN ITS ENTIRETY.

PURCHASE AND SALE

        Pursuant to the Securities Purchase Agreement, (a) the Company has agreed to sell to Purchaser A, and Purchaser A has agreed to acquire, all of the CT Shares and the Parent Partnership Interest and (b) MMRI has agreed to sell to Purchaser B, and Purchaser B has agreed to acquire, the MMRI Partnership Interest, for an aggregate cash purchase price of $13,552,000 payable to the Sellers and the assumption by the Purchasers of substantially all of the debt and other liabilities of the Imaging Business.

CONDUCT OF BUSINESS PENDING THE PROPOSED SALE

        The Company and MMRI (collectively, the "Sellers") have agreed that during the period from the date of the Securities Purchase Agreement through the closing of the Proposed Sale (the "Closing Date"), each of the Sellers will not and will cause each Entity, among other things, not to (i) sell, lease, licence or otherwise dispose of any assets with a book value in excess of $50,000; (ii) issue, sell or transfer any equity interests of the Entities; (iii) change the number of authorized shares of the equity interests of the Entities or reclassify, combine, split, subdivide or redeem or otherwise repurchase such equity interests; (iii) incur or issue any securities evidencing any indebtedness or enter into any operating leases; (iv) enter into any contract with aggregate payments which could exceed $50,000; (v) enter into any employment agreement or increase the compensation payable to officers or employees of any Entity or the Company; (vi) create or suffer to exist any encumbrance on any of its assets or properties other than certain liens arising in the ordinary course of business; (vii) change their tax or accounting principles, policies or practices; (viii) make any material tax election or compromise any material tax liability; (ix) make any payments to or for the benefit of GK Financing (other than payments made on behalf of GK Financing and reimbursed by GK Financing on a basis consistent with past practice and in the ordinary course of business); (x) amend any of its charters or by-laws or any contracts relating to payments by any person in excess of $25,000; (xi) enter into any transaction other than in the ordinary course of business or which is not at arms-length with unaffiliated third persons; (xii) take or omit to take any action which would result in the representations and warranties contained in the Securities Purchase Agreement being untrue on the Closing Date; (xiii) make any material change in the manner in which the Sellers or the Entities extend discounts or credits to customers or any material change in the manner or terms by which accounts receivable are collected; or (xiv) agree or otherwise commit to take any of the actions described above.

        In addition, the Sellers have also agreed that during such period, each of the Sellers will and will cause each Entity to (i) promptly provide the Purchasers with at least five business days notice of (x) the terms and conditions of any renewals of existing contracts; (y) any intention not to renew an existing contract and (z) the actual non-renewal of an existing contract;
(ii) conduct its business substantially as presently conducted and only in the ordinary course consistent with past practice; (iii) use commercially reasonable efforts to (A) maintain its business, assets, relations with present employees, customers, suppliers, partners, licensees and operations as an ongoing business and preserve its goodwill, in accordance with past practice and custom and (B) satisfy each of the closing conditions to be satisfied by it under the Securities Purchase Agreement; and (iv) pay and continue to defer all accounts payable and all expenses in a manner which is consistent with past practices and in the ordinary course of business.

NO SOLICITATION

        The Company has agreed that the Company will not and will cause MMRI and each Entity not to and will not authorize or permit any of its, MMRI's or any Entity's officers, directors, employees, representatives or agents to (i) solicit, initiate or encourage or take any other action to facilitate any inquiries or the making of any proposal that may lead to an Alternative Transaction or (ii) participate in any discussions or negotiations regarding any proposed Alternative Transaction. The Company has agreed to immediately advise the Purchasers of any request for information or of any proposal or any inquiry regarding any Alternative Transaction. However, if at any time prior to the Closing Date, the Board of Directors of the Company determines in good faith that action is required by reason of such Board of Directors' fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Third Party Proposal, (x) furnish information with respect to the Company and the Entities to the person making such Third Party Proposal pursuant to a confidentiality agreement and (y) participate in negotiations regarding such Third Party Proposal. The Company has agreed that the Board of Directors of the Company will not withdraw or modify the approval or recommendation of such Board of Directors of the Securities Purchase Agreement, the agreements related thereto or any of the transactions contemplated thereby, approve or recommend any Alternative Transaction or cause or permit the Company, MMRI or any Entity to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Alternative Transaction unless the Board of Directors of the Company has terminated the Securities Purchase Agreement in accordance with the terms thereof.


        As used in this Proxy Statement, "Alternative Transaction" means (a) any acquisition or purchase of any material portion of the Imaging Business of the Company or any material assets of either Entity outside the ordinary course of business, (b) acquisition or purchase of any equity securities of any Entity, any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 50% of any class of equity securities of the Company or any equity securities of either Entity or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any Entity, other than the transactions contemplated to be effected with the Purchasers by the Securities Purchase Agreement. "Third Party Proposal" means a bona fide proposal from a third party which third party the Board of Directors of the Company determines in good faith has the capacity and is reasonably likely to consummate a Superior Proposal. "Superior Proposal" means a Third Party Proposal to effect an Alternative Transaction which the Company's Board of Directors determines in its good faith judgment is on terms that are more favorable to the Company's shareholders than the Proposed Sale and that the failure to recommend or accept such proposal would violate the fiduciary duties of the Company's Board of Directors under applicable law. If the Board of Directors determines that a Third Party Proposal for an Alternative Transaction constitutes a Superior Proposal, the Board of Directors may terminate the Securities Purchase Agreement upon the payment to the Purchasers of $1,350,000 plus expenses. See "--Termination."

NON-COMPETE AND NON-SOLICITATION ARRANGEMENT

        During the period ending on the fifth anniversary of the Closing Date, the Company has agreed, pursuant to the Securities Purchase Agreement, (i) not to own, manage, control, participate in, consult with, render services for or in any manner engage in or represent any business that is competitive with the Imaging Business and (ii) not to (x) induce or attempt to induce any employee of the Purchasers or any affiliate to leave the employ of the Purchasers or such affiliate or (y) induce or attempt to induce any customer, supplier, licensee or other business relation of any Purchaser or any affiliate to cease doing business with such person.

REPRESENTATIONS AND WARRANTIES

        The Sellers, the Purchasers and Alliance have made various representations and warranties of the kind customary in agreements for the sale of securities similar to the Shares, including, among other things (i) their organization, existence, good standing, corporate power and similar corporate matters; (ii) their authorization, execution, delivery and performance of the Securities Purchase Agreement and related agreements; and (iii) the absence of conflicts, violations and defaults under their charters and by-laws and certain other agreements and documents.

        Each of the Sellers has represented and warranted (subject to specified exceptions) to the Purchasers and Alliance, concerning, among other matters, (a) ownership of the Shares and (b) the absence of certain changes and events and the absence of any change or event that could reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition, results of operations or prospects of the Imaging Business (a "Material Adverse Effect").

CLOSING AND CLOSING CONDITIONS

        The Closing will occur at the offices of the Purchasers' counsel on a date that shall be mutually agreeable to the Company and the Purchasers and as soon as practicable following the approval of the Proposed Sale by the shareholders of the Company.

        The obligations of the Sellers, the Purchasers and Alliance to consummate the Proposed Sale are subject to the satisfaction or waiver of certain conditions, including (i) all representations and warranties of the other party being true on the Closing Date; (ii) all agreements and conditions of the other party to be performed or complied with at or prior to the Closing Date; (iii) the approval of the Proposed Sale by the shareholders of the Company; (iv) the absence of a change in respect of the Imaging Business that has had or is reasonably likely to have a Material Adverse Effect and (v) the occurrence of certain events described in "THE PROPOSED SALE--Governmental and Regulatory Approvals."

INDEMNIFICATION

        The Sellers have agreed to indemnify and hold the Purchasers and Alliance harmless from and against any losses incurred or suffered by them arising from or in connection with (i) a breach of any representation or warranty or covenant of the Sellers in the Securities Purchase Agreement or related document; (ii) claims asserted under an agreement with Vencor, Inc.; and
(iii) liability for certain transfer and other taxes. The Purchasers and Alliance have agreed to indemnify and hold the Sellers harmless from and against any losses incurred or suffered by them arising from or in connection with (a) a breach of any representation or warranty or covenant of Alliance or the Purchasers in the Securities Purchase Agreement or related document; (b) any failure to comply after the Closing Date with the Worker Adjustment and Retraining Act of 1988, as amended, or any similar state law; and (c) liability for certain transfer taxes. In each case, the indemnification obligations of the parties with respect to breaches of certain representations and warranties may not exceed $2,000,000 and such indemnification obligations will only arise once the aggregate amount of such losses exceeds $500,000.

TERMINATION

        The Securities Purchase Agreement may be terminated at any time prior to the Closing Date by (i) the mutual written consent of the parties; (ii) the Purchasers or Alliance if the Sellers have breached any representation or warranty in the Securities Purchase Agreement or any related document in any material respect or breached any covenant in the Securities Purchase Agreement and such breach shall not have been cured within 10 business days; (iii) the Sellers if the Purchasers or Alliance have breached any representation or warranty in the Securities Purchase Agreement or any related document in any material respect or breached any covenant in the Securities Purchase Agreement and such breach shall not have been cured within 10 business days; (iv) any of such parties if the Proposed Sale has not been consummated by September 15, 1998; (v) any of the parties if any permanent injunction or order preventing the closing of the Proposed Sale shall have become final and nonappealable; and (vi) by either Parent or the Purchasers if, prior to the Closing Date, (x) the Board of Directors of the Company determines that a Third Party Proposal for an Alternative Transaction constitutes a Superior Proposal, (y) after providing the Purchasers with an opportunity to modify the terms of the Proposed Sale, the Board continues to believe that such Third Party Proposal constitutes a Superior Proposal and (z) the Company pays to the Purchasers a fee of $1,350,000 and expenses.

FEES AND EXPENSES

        Except for the fees and expenses of Ernst & Young LLP ("Ernst & Young") incurred in connection with the preparation of certain financial statements, which fees and expenses will be paid by the Purchasers, all fees and expenses incurred in connection with the Proposed Sale will be paid by the party incurring such fees and expenses, whether or not the Proposed Sale is consummated. If the Securities Purchase Agreement is terminated by any Purchaser or Alliance for the failure to obtain Company shareholder approval of the Proposed Sale prior to September 15, 1998, and within 180 days of such termination either an Alternative Transaction is consummated or any Seller or Entity enters into an agreement providing for an Alternative Transaction, then in either event the Sellers will pay the Purchasers a fee of $1,350,000 together with up to $350,000 of the Purchasers' expenses.

PURCHASERS

        The Purchasers are wholly-owned subsidiaries of Alliance, which is an affiliate of Apollo. Apollo affiliates, Lion Advisors, L.P. and AIF II, L.P. are the beneficial owners of 554,947 Common Shares (including immediately exercisable warrants to acquire 115,629 Common Shares), which constitute approximately 9.2% of the issued and outstanding Common Shares and approximately 7.9% of the fully diluted outstanding Common Shares. The Purchasers' principal executive offices are located at 1065 PacifiCenter Drive, Suite 200, Anaheim, California 92806.

RELATED AGREEMENTS

Agreement with DVI Lenders

        The Company, the Entities, Ernest A. Bates, M.D. and the Purchasers have entered into a letter agreement with DVI Business Credit Receivables Corp. ("DVI Business") and DVI Financial Services Inc. ("DVI Financial"; and together with DVI Business, the "DVI Lenders"), pursuant to which the DVI Lenders have agreed
(i) to terminate the Medical Imaging Credit Facilities and (ii) release and terminate their liens on the assets of the Entities and certain guaranties of the Company and Dr. Bates, in each case on the Closing Date, upon the prepayment of the outstanding principal and all accrued and unpaid interest due under the Medical Imaging Credit Facilities and the payment of prepayment premiums not to exceed $75,000 in the aggregate.

Agreements with GE

        Concurrent with the Securities Purchase Agreement the Company entered into an agreement with GE pursuant to which (i) GE has agreed to sell to the Company and the Company has agreed to purchase from GE all 225,000 Common Shares held by GE (the "GE Shares") for a purchase price of $0.01 per share; (ii) GE consents to the Proposed Sale and (iii) GE has agreed to release on the Closing Date the guarantees of the Company, MMRI, European Shared Medical Services and Dr. Bates in connection with equipment purchased or leased by the Entities from GE and certain other obligations owing to GE by the Entities.

        Also concurrent with the Securities Purchase Agreement, Purchaser A entered into a Prepayment Agreement with GE (the "Prepayment Agreement") which shall be effective upon the Closing Date and the receipt by GE of a guaranty from Alliance of certain obligations of the Entities to GE. Pursuant to the Prepayment Agreement, GE has agreed, among other things, (i) to grant Purchaser A the option to prepay the lease payment obligations under any or all of the Medical Imaging Leases and the right to prepay, without premium or penalty, the principal amount of the GE Notes and other notes and obligations held by GE;
(ii) to release all the liens and security interests granted to GE by the Company and the Entities pursuant to the Restructuring Agreement dated November 1, 1994 by and among GE, the Company and the Entities (the "Restructuring Agreement"); and (iii) to release any and all guaranties provided by the Entities in connection with the Restructuring Agreement.


                                 USE OF PROCEEDS


        The net cash proceeds of the Proposed Sale will be used to expand the Company's Gamma Knife business and for general corporate purposes. GK Financing has historically funded Gamma Knife unit acquisitions through debt financing. Pursuant to GK Financing's existing covenants with its primary lessors, GK Financing must increase its equity to debt ratio in order to incur additional debt to acquire Gamma Knife units. The Company anticipates making a capital contribution (which has not been quantified at this time) to GK Financing. Such contribution will increase GK Financing's equity, thereby enabling GK Financing to increase its borrowing capacity and to pay-down existing debt. In addition, the Board of Directors will analyze, with the assistance of its financial and legal advisors, other uses of such proceeds in light of the capital requirements of the Company, opportunities available to it and legal constraints under California law.



                         FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, the Company will recognize income or gain as a result of the Proposed Sale. As of December 31, 1997, the Company had approximately $18,000,000 of federal net operating loss carryforwards available to offset income or gain on the Proposed Sale. After applying its current year net operating loss and its loss carryforwards, the Company should have approximately $5,000,000 of federal net taxable income or gain as a result of the Proposed Sale, requiring the Company to pay income tax with respect to such net taxable income or gain.

        Additionally, the Company has determined that the Proposed Sale will not have any federal income tax consequences to the shareholders of the Company.


                              ACCOUNTING TREATMENT

        The Proposed Sale will be treated as a sale for accounting purposes.

                INTEREST OF CERTAIN PERSONS IN THE PROPOSED SALE

        Ernest A. Bates, M.D., the Chairman and Chief Executive Officer of the Company, has personally guaranteed the Company's Medical Imaging Credit Facilities. The outstanding indebtedness of the Company under such facilities as of December 31, 1997 was $6,504,000. Under the terms of the Proposed Sale, the Purchasers will assume or repay the Company's indebtedness under the Medical Imaging Credit Facilities and Dr. Bates' personal guarantee will be released. See "TERMS OF THE PROPOSED TRANSACTION--Related Agreements." In addition, in the event that, upon the written request of the Purchasers, Dr. Bates exercises all or a portion of his options to purchase 1,495,000 Common Shares, the Purchasers have agreed (a) to pay to Dr. Bates a "gross up" for taxes in the form of cash in the amount of 19% of (i) the fair market value of such Common Shares, minus
(ii) the aggregate exercise price paid by Dr. Bates for such Common Shares and
(b) to loan to Dr. Bates an amount equal to the tax liability for such exercise less the amount of the "gross up", which amount will be secured by the Common Shares acquired by Dr. Bates pursuant to such exercise. See "VOTING AND PROXIES--Vote Required and Voting Procedures."


                         SELECTED FINANCIAL INFORMATION

        The following selected financial data relating to the Company for the periods set forth below have been derived from the consolidated financial statements of the Company. Such data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Company incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                             Year Ended December 31,
                                                        ---------------------------------------------------------------------
SUMMARY OF OPERATIONS                                     1997          1996         1995(1)        1994              1993(2)
                                                        --------      --------      --------      --------           --------
                                                                 (Amounts in thousands, except per share data)
Medical services revenues                               $ 37,172      $ 36,989      $ 34,077       $38,545           $ 39,485
                                                        ========      ========      ========      ========           ========
Costs of operations                                       27,044        28,071        32,675        34,145             37,071
Selling and administrative expense                         5,901         5,309         8,432         5,971              6,820
Interest expense                                           3,671         4,199         5,310         7,423              6,752
Write-down of intangible assets                                0             0           600             0              5,308
                                                        --------      --------      --------      --------           --------
Total costs and expenses                                  36,616        37,579        47,017        47,539             55,951
                                                        --------      --------      --------      --------           --------
                                                             556          (590)      (12,940)       (8,994)           (16,466)
Gain on sale of assets and early                             821             3           226         3,294                124
  termination of capital leases
Interest and other income                                    155           227           258           183                691
                                                        --------      --------      --------      --------           --------
Income (loss) before income taxes                          1,532          (360)      (12,456)       (5,517)           (15,651)
  and extraordinary item
Income tax provision (benefit)                                10            (7)            3            20                 (7)
                                                        --------      --------      --------      --------           --------
Income (loss) before extraordinary item                    1,522          (353)      (12,459)       (5,537)           (15,644)
Extraordinary item                                             0             0        19,803           362                  0
                                                        --------      --------      --------      --------           --------
Net income (loss)                                       $  1,522      $   (353)     $  7,344      $ (5,175)          $(15,644)
                                                        ========      ========      ========      ========           ========

Earnings (loss) per common share:
  Income (loss) before extraordinary item               $   0.32      $  (0.08)     $  (2.96)     $  (1.93)          $  (5.46)
  Extraordinary item                                    $   0.00      $   0.00      $   4.71      $   0.13           $   0.00
                                                        --------      --------      --------      --------           --------
  Net income (loss)                                     $   0.32      $  (0.08)     $   1.75      $  (1.80)          $  (5.46)
                                                        ========      ========      ========      ========           ========

Earnings (loss) per common share assuming dilution:
  Income (loss) before extraordinary item               $   0.24      $  (0.08)     $  (2.96)     $  (1.93)          $  (5.46)
  Extraordinary item                                    $   0.00      $   0.00      $   4.71      $   0.13           $   0.00
                                                        --------      --------      --------      --------           --------
  Net income (loss) per common share
      assuming dilution                                 $   0.24      $  (0.08)     $   1.75      $  (1.80)          $  (5.46)
                                                        ========      ========      ========      ========           ========



                                                                                  December 31,
                                                        ---------------------------------------------------------------------
BALANCE SHEET DATA                                        1997          1996         1995(1)        1994              1993(2)
                                                        --------      --------      --------      --------           --------
                                                                             (Amounts in thousands)
Working capital deficiency                              $ (8,039)     $(10,888)     $ (6,793)     $(33,369)          $(56,518)
Total assets                                              30,209        32,969        31,345        47,222             50,179
Current portion of long-term debt and                     10,929        13,182         8,720        11,214             26,635
  obligations under capitalized leases
Long-term debt and obligations under                      21,569        23,935        26,125        24,244              3,106
  capitalized leases less current portion
Senior subordinated notes                                      0             0           773        18,467             18,788
Shareholders' equity (Net capital deficiency)           $ (8,953)     $(10,475)     $(10,576)     $(22,341)          $(17,754)
                                                        --------      --------      --------      --------           --------

(1) In June 1995, the Company incorporated a new wholly-owned subsidiary, African American Church Health And Economic Services, Inc. ("ACHES") and ACHES' wholly-owned subsidiary, ACHES Insurance Services, Inc. ("AIS"), and in October 1995, entered into an operating agreement granting American Shared Radiosurgery Services ("ASRS") an 81% ownership interest in GK Financing LLC. Accordingly, the financial data for the Company presented above include the results of the establishment of ACHES, AIS and GK Financing LLC for 1995 through 1997.

(2) In August 1993, ASHS incorporated a new wholly-owned subsidiary, ASRS. Accordingly, the financial data for the Company presented above include the results of the establishment of the subsidiary for 1993 through 1997.

                                                          PRO FORMA
                                                 ----------------------------
SUMMARY OF OPERATIONS                           Quarter Ended     Year Ended
                                                  March 31,       December 31,
                                                    1998             1997
                                                 -----------      -----------
Medical services revenues                        $       637      $     2,401
                                                 ===========      ===========
Costs of operations                                      232            1,065
Selling and administrative expense                       375            1,483
Interest expense                                           0                0
Write-down of intangible assets                            0                0
                                                 -----------      -----------
Total costs and expenses                                 607            2,548
                                                 -----------      -----------
                                                          30             (147)
Gain on sale of assets and early
  termination of capital leases due to
  casualty loss                                            0           22,422

Interest and other income                                  1              145
                                                 -----------      -----------
Income before income taxes and                            31           22,420
  extraordinary item
Income tax provision (benefit)                            12            2,515
                                                 -----------      -----------
Income before extraordinary item                          19           19,905
Extraordinary item                                         0                0
                                                 -----------      -----------
Net income                                       $        19      $    19,905
                                                 ===========      ===========

Earnings per common share:
  Income before extraordinary                    $      0.00      $      4.38
  item
  Extraordinary item                             $      0.00      $      0.00
                                                 -----------      -----------
  Net income                                     $      0.00      $      4.38
                                                 ===========      ===========
Shares used in calculation                         4,544,000        4,544,000

Earnings per common share assuming dilution:
  Income before extraordinary                    $      0.00      $      3.25
  item
  Extraordinary item                             $      0.00      $      0.00
                                                 -----------      -----------
  Net income per common share
      assuming dilution                          $      0.00      $      3.25
                                                 ===========      ===========
Shares used in calculation                        6,172,0000        6,118,000

BALANCE SHEET DATA                                    March 31, 1998
                                                      ------------
                                                      (Amounts in
                                                    thousands, except
                                                     per share data)
Working Capital                                       $      6,891
Total Assets                                                17,450
Current portion of long-term debt and
  obligations under capitalized leases                         188
Long-term debt and obligations under
  capitalized leases less current portion                    4,075
Senior subordinated notes                                        0
Shareholders' equity                                  $     11,306
                                                      ------------



              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited Pro Forma Consolidated Financial Statements and accompanying notes should be read in conjunction with the Company's historical Consolidated Financial Statements and the notes thereto incorporated by reference herein. The unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and do not purport to represent what the Company's financial position or results of operations would actually have been if the consummation of the Proposed Sale had occurred on the dates set forth therein, or to project the Company's financial position or results of operations at any future date or for any future period. However, the unaudited Pro Forma Consolidated Financial Statements contain, in the opinion of management, all adjustments necessary for a fair presentation.


        The unaudited Pro Forma Consolidated Balance Sheet reflects adjustments for the exclusion of assets and liabilities associated with the Proposed Sale. The unaudited Pro Forma Financial Statements present the Consolidated Balance Sheet as of March 31, 1998 and the Statements of Operations for the quarter ended March 31, 1998 and the year ended December 31, 1997. The unaudited Pro Forma Financial Statements present the Consolidated Balance Sheet as if the Proposed Sale occurred as of March 31, 1998, and the Statements of Operations as if the Proposed Sale occurred as of January 1 for each period presented.

        The unaudited Pro Forma Financial Statements reflect (a) the sale of the Imaging Business for $13,552,000 in cash and the assumption by the Purchasers of associated debt and liabilities and (b) the sale by GE of the GE Shares to the Company for $0.01 per share. The unaudited Pro Forma Financial Statements also reflect that two Gamma Knife units were in operation throughout 1997, that a third Gamma Knife unit commenced operations in September 1997 and a fourth Gamma Knife unit commenced operations in March 1998. The Company is using estimated ongoing costs instead of historical cost allocations for selling and administrative costs to assist investors in analyzing the future operations of the Company. The Company believes that the estimated ongoing costs, which have been prepared based upon management's detailed analysis of costs likely to be borne by the Company after the sale of the Imaging Business, provide a more meaningful estimation of the selling and administrative costs required to operate the Company on a going forward basis as compared to historical cost allocations.

        The accounting for the Proposed Sale and the purchase by the Company of the GE Shares will result in a one-time gain of approximately $20,057,000 for the Company.

                        AMERICAN SHARED HOSPITAL SERVICES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                        THREE MONTHS ENDED MARCH 31, 1998


                                                                        Deduct
                                                                        Sale of
                                                                        Imaging
                                                        As              Services        Pro forma
ASSETS                                               Reported              (1)         Adjustments       Pro forma
                                                   -------------      -------------    -----------     -------------
Current assets:
    Cash & cash equivalents                              $24,000                        $6,569,000(4)     $6,593,000
    Restricted cash                                      875,000                                             875,000
    Accounts receivable
         Trade                                         7,654,000          7,218,000                          436,000
         Less allow. for doubtful acct.               (1,436,000)        (1,436,000)                               0
         Other                                           371,000            361,000                           10,000
    Prepaid expenses, inventories and other
         current assets                                  626,000            343,000                          283,000
                                                   -------------      -------------    -----------     -------------

         Total current assets                          8,114,000          6,486,000      6,569,000         8,197,000

Property & equipment
         Land, buildings and improvements              1,524,000          1,521,000                            3,000
         Medical, transportation, office &
           leased equip.                              15,195,000          3,788,000                       11,407,000
         Capitalized leased medical and
         transportation equip                         27,098,000         27,055,000                           43,000
         Deposits & construction in progress           1,702,000            202,000                        1,500,000
                                                   -------------      -------------                    -------------

      Total Prop. & equip.                            45,519,000         32,566,000              0        12,953,000
      Accumulated deprec. & amort.                   (23,337,000)       (19,117,000)                      (4,220,000)
                                                   -------------      -------------                    -------------

      Net property & equipment                        22,182,000         13,449,000                        8,733,000
Intangible assets, less accum. amort.                    988,000            908,000                           80,000
Other assets                                             668,000            228,000                          440,000
                                                   -------------      -------------                    -------------

    Total Other Assets                                 1,656,000          1,136,000              0           520,000
                                                   -------------      -------------    -----------     -------------

    Total Assets                                     $31,952,000        $21,071,000      6,569,000       $17,450,000
                                                   -------------      -------------    -----------     -------------

                        AMERICAN SHARED HOSPITAL SERVICES
                             PRO FORMA BALANCE SHEET
                        THREE MONTHS ENDED MARCH 31, 1998


                                                                               Deduct
LIABILITIES AND STOCKHOLDERS'                                                  Sale of
EQUITY                                                             As       Imaging Services     Pro forma
(NET CAPITAL DEFICIENCY)                                         Reported        (1)            Adjustments          Pro forma
                                                               -----------    -----------        ----------         -----------
Current liabilities:
    Accounts payable                                            $4,915,000     $4,075,000                              $840,000
    Accrued interest                                                40,000              0                                40,000
    Employee compensation & benefits                             1,151,000      1,050,000                               101,000
    Other accrued liabilities                                      653,000        516,000                               137,000
    Current portion of long-term debt                            4,863,000      3,481,000        (1,194,000)(4)         188,000
    Current portion of long-term
      obligations under capital leases                           6,237,000      6,227,000           (10,000)(4)               0
                                                               -----------    -----------        ----------         -----------

         Total current liabilities                              17,859,000     15,349,000        (1,204,000)          1,306,000

Long-term debt, less current portion                            12,810,000      6,483,000        (2,252,000)(4)       4,075,000
Obligations under capital leases, less current
  portion                                                        8,981,000      8,956,000           (25,000)(4)               0
Deferred gain on early lease termination                           287,000        287,000                                     0
Deferred income taxes                                              164,000                                              164,000
Minority interest                                                  599,000                                              599,000

Stockholders' equity (net capital deficiency):
    Common Stock                                                11,089,000          1,000            (2,000)(2)      11,086,000
    Common stock options issued to officer                       2,414,000                                            2,414,000
    Additional paid in capital                                     930,000                                              930,000
    Retained earning (accumulated deficit)                     (23,187,000)   (10,005,000)(3)    10,052,000(3)       (3,124,000)
                                                               -----------    -----------        ----------         -----------


      Total stockholders' equity (net capital                   (8,748,000)   (10,034,000)       10,050,000          11,306,000
      deficiency)
    Total liabilities and stockholders' equity
    (net capital deficiency)                                   $31,952,000    $21,071,000        $8,589,000         $17,450,000
                                                               ===========    ===========        ==========         ===========

(1) Reflects assets and liabilities included in the proposed sale of the Imaging Business.

(2) Reflects repurchase of its 225,000 shares of Common Stock from GE Medical for $0.01 per share.

(3) Reflects one-time gain of $20,057,000 net of income taxes of approximately $2,500,000 and estimated transaction costs of $1,000,000, from the proposed sale of the Imaging Business for $13,552,000 in cash and the assumption by the purchaser of associated liabilities. The tax liability calculation is based on a taxable gain of $5,000,000 after utilization of the Company's net operating losses of approximately $18,000,000.

(4) Reflects cash from proposed sale of $13,552,000 less income taxes of approximately $2,500,000, estimated transaction costs of approximately $1,000,000, $2,000 to repurchase GE Medical's 225,000 of Common Stock for $0.01 per share and reduction of $3,481,000 in debt obligations.

                        AMERICAN SHARED HOSPITAL SERVICES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1998
                      (in thousands, except per share data)


                                                                         Deduct
                                                                         Sale of
                                                                         Imaging
                                                          As             Services        Pro Forma
                                                        Reported           (1)          Adjustments          Pro Forma
                                                      -----------      -----------      -----------         -----------
Revenues:
   Medical Services                                   $     9,322      $     8,685                          $       637

Costs and expenses:
   Costs of operations:
       Medical services payroll                             1,951            1,947                                    4
       Maintenance and supplies                             1,425            1,407                                   18
       Depreciation                                         1,454            1,291                                  163
       Equipment rental                                       938              938                                    0
       Other                                                1,151            1,104                                   47
   Selling and administrative                               1,357              982                                  375
   Interest expense                                           836              727             (109)(3)               0
                                                      -----------      -----------      -----------         -----------
Total costs and expenses                                    9,112            8,396             (109)                607
                                                      -----------      -----------      -----------         -----------
                                                              210              289              109                  30
Gain (loss) on sale of assets                                  (6)              (6)                                   0
Interest and other income                                       1                0                0                   1
                                                      -----------      -----------      -----------         -----------
Income before income taxes and extraordinary item             205              283              109                  31
Income tax expense (benefit)                                    0                0                0                  12
                                                      -----------      -----------      -----------         -----------

Income before extraordinary item                      $       205      $       283      $       109         $        19

Earnings per common share:
   Income before extraordinary item                   $      0.04      $      0.06      $      0.02         $      0.00
Shares used in calculation                              4,769,000        4,769,000        4,544,000(2)        4,544,000(2)
                                                      -----------      -----------      -----------         -----------
Earnings per common share assuming dilution:
   Income before extraordinary item                   $      0.03      $      0.04      $      0.02         $      0.00
Shares used in calculation                              6,397,000        6,397,000        6,172,000(2)        6,172,000(2)



(1) Reflects revenues and expenses included in the proposed sale of the Imaging Business and those expenses that will not be a component of the remaining business.

(2)     Reflects repurchase of its 225,000 shares of Common Stock from GE
        Medical.

(3)     Interest expense adjustment reflects pay-down of debt obligations.

                        AMERICAN SHARED HOSPITAL SERVICES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (in thousands, except per share data)


                                                                         Deduct
                                                                         Sale of
                                                                         Imaging
                                                           As            Services        Pro Forma
                                                        Reported           (1)          Adjustments          Pro Forma
                                                       -----------     -----------      -----------         -----------
Revenues:
   Medical Services                                    $    37,172     $    34,771                          $     2,401

Costs and expenses:
   Costs of operations:
       Medical services payroll                              7,533           7,517                                   16
       Maintenance and supplies                              5,959           5,849                                  110
       Depreciation                                          6,398           5,591                                  807
       Equipment rental                                      2,686           2,686                                    0
       Other                                                 4,468           4,336                                  132
   Selling and administrative                                5,901           4,418                                1,483
   Interest expense                                          3,671           3,335             (336)(3)               0
                                                       -----------     -----------      -----------         -----------
Total costs and expenses                                    36,616          33,732             (336)              2,548
                                                       -----------     -----------      -----------         -----------
                                                               556           1,039              336                (147)
Gain on sale of assets and early termination
   of capital leases                                           821             820           22,421(4)           22,422
Interest and other income                                      155              10                                  145
                                                       -----------     -----------      -----------         -----------
Income  before income taxes and extraordinary item            1532           1,869           22,757              22,420
Income tax expense (benefit)                                    10              (5)           2,500(5)            2,515
                                                       -----------     -----------      -----------         -----------

Income  before extraordinary item                      $     1,522     $     1,874      $    20,257         $    19,905
                                                       ===========     ===========      ===========         ===========

Earnings  per common share:
   Income  before extraordinary item                   $      0.32     $      0.39      $      4.46         $      4.38
Shares used in calculation                               4,769,000       4,769,000        4,544,000(2)        4,544,000(2)
Earnings per common share assuming dilution:
   Income  before extraordinary item                   $      0.24     $      0.30      $      3.31         $      3.25
Shares used in calculation                               6,343,000       6,343,000        6,118,000(2)        6,118,000(2)
                                                       -----------     -----------      -----------         -----------


(1) Reflects revenues and expenses included in the proposed sale of the Imaging Business and those expenses that will not be a component of the remaining business.

(2)     Reflects repurchase of its 225,000 shares of Common Stock from GE
        Medical.

(3)     Interest expense adjustment reflects pay-down of debt obligations.

(4) Reflects one time gain of $22,421,000 net of estimated transaction cost of $1,000,000 from the proposed sale of the Imaging Business for $13,552,000 in cash and the assumption of associated liabilities.

(5)     Reflects estimate income tax expense associated with sale of Imaging
        Business.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 23, 1998, of (i) each person known to the Company to own beneficially 5% or more of the Common Shares,
(ii) each director of the Company, (iii) the chief executive officer and each other executive officer named in the Summary Compensation Table incorporated by reference herein, and (iv) all directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                                            COMMON SHARES OWNED BENEFICIALLY
                                                --------------------------------------------------------
                                                AMOUNT AND NATURE OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP (3)              PERCENT OF CLASS (8)
------------------------------------            -------------------------------     --------------------
Total Number of Shares                                  6,981,050(4)                       100.0%
Ernest A. Bates, M.D. (1)                               2,334,070(5)(7)                     37.3%
SunAmerica Inc.(2)                                        128,066(2)                         2.7%

SunAmerica Life Insurance Company(2)                      277,473(2)                         5.7%

Anchor National Life Insurance Company(2)
                                                          307,219(2)                         6.3%
Lion Advisors, L.P.                                       384,195(6)(7)                      7.9%
  1301 Avenue of the Americas
  New York, NY 10019
AIF II, L.P.                                              170,752(6)(7)                      4.7%
  c/o Apollo Advisors, L.P.
  1999 Avenue of the Stars
  Los Angeles, CA 90071

General Electric Company                                  225,000(7)                         4.7%
  c/o GE Medical Systems
  20825 Swenson Drive
  Waukesha, WI 53186
Willie R. Barnes (1)                                        9,000(5)(7)                        *
Matthew Hills(1)                                            6,915(5)(7)                        *
John F. Ruffle (1)                                         80,711(5)(7)                      1.7%
Stanley S. Trotman, Jr. (1)                               108,295(5)(7)                      2.3%
Augustus A. White, III, M.D. (1)                           17,992(5)(7)                        *
Charles B. Wilson, M.D. (1)                                 9,600(5)                           *
Craig K. Tagawa (1)                                       137,600(5)(7)                      2.8%
  Senior Vice President-
  Chief Financial Officer
David Neally (1)                                           55,100(5)                         1.1%
  Senior Vice President- Operations
Gregory Pape (1)                                           65,000(5)                         1.3%
  Senior Vice President-
  Sales and Marketing
Richard Magary (1)                                         78,300(5)(7)                      1.6%
  Senior Vice President-Administration
All Directors & Executive Officers as a Group           2,906,583(5)(7)                     44.0%
  (11 persons)

------------
*       Less than 1%

(1) The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4155.

(2) Based on information provided to the Company by SunAmerica Inc. and its direct and indirect subsidiaries, SunAmerica Life Insurance Company (formerly known as Sun Life Insurance Company of America) and Anchor National Life Insurance Company as of March 27, 1997, such entities then owned beneficially 712,758 Common Shares, including immediately exercisable Warrants to acquire 169,264 Common Shares. The address of each Beneficial Owner is c/o SunAmerica Inc., 1 SunAmerica Center, Los Angeles, CA 90067.

(3) Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.

(4) Represents the aggregate of issued and outstanding Common Shares plus Common Shares that all persons or groups of persons are entitled to acquire upon the exercise of options or warrants within 60 days after March 23, 1998.

(5) Includes shares underlying options that are currently exercisable or which will become exercisable within 60 days following March 23, 1998:
        Dr. Bates, 1,495,000; Mr. Barnes, 8,000 shares; Mr. Hills, 5,333 shares; Mr. Ruffle, 8,000 shares; Mr. Trotman, 5,333 shares; Dr. White, 12,000 shares; Dr. Wilson, 9,600 shares; Mr. Tagawa, 125,000 shares; Mr. Neally, 54,000 shares; Mr. Pape, 65,000 shares; and Directors and Executive Officers as a group, 1,842,266 shares.

(6) Based on information contained in the Schedule 13D dated March 23, 1998 and filed with the Securities and Exchange Commission by Apollo Advisors II, L.P. and affiliates, including Lion Advisors, L.P. ("Lion") and AIF II, L.P. ("AIF II"), such entities own beneficially 554,947 Common Shares, including immediately exercisable Warrants to acquire 115,629 Common Shares. The managing general partner of AIF II is Apollo Advisors, L.P. ("Advisors"). Advisors and Lion are affiliates. Lion beneficially holds the indicated securities for an investment account under management over which Lion has investment, dispositive and voting power.

(7) In connection with the Securities Purchase Agreement the Purchasers entered into the Stockholder Agreements with certain shareholders of the Company, each of whose beneficial ownership is indicated in the accompanying table. Those shareholders, including directors and officers, have agreed to vote, and have granted a proxy to vote their Common Shares (including, in the case of Ernest A. Bates, M.D., the Common Shares issuable upon the exercise of his 1,495,000 options), in favor of the Securities Purchase Agreement and the Proposed Sale.

(8) Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after March 23, 1998, are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.


                                    DIVIDENDS

        The Company has never declared or paid a cash dividend on the Common Shares and is currently prohibited from paying any dividends on the Common Shares under the terms of its credit agreements. The Board of Directors does not anticipate paying any cash dividends in the foreseeable future.

                              INDEPENDENT AUDITORS

        The Company's consolidated financial statements have been audited by Ernst & Young or its predecessor from 1983 through the fiscal year ended December 31, 1997. Representatives of Ernst & Young are expected by be present at the Special Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.


                              SHAREHOLDER PROPOSALS

        Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company's next Annual Meeting of Shareholders, a shareholder proposal must be received at the Company's principal executive offices prior to July 15, 1998.


                                 OTHER BUSINESS

        Management knows of no business, other than as stated in the Notice of Special Meeting, which will be presented for consideration at the Special Meeting. If, however, other matters properly are brought before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        This Proxy Statement incorporates by reference (i) the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, which includes the Company Annual Report on Form 10-K, copies of which accompany this Proxy Statement, and (ii) the Company's Quarterly Report to Shareholders for the quarterly period ended March 31, 1998.



                                          AMERICAN SHARED HOSPITAL SERVICES
                                          By Order of the Board of Directors



                                          Willie R. Barnes
                                          Corporate Secretary


Dated:  June __, 1998

                                                                         ANNEX A
================================================================================

                         SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                             ALLIANCE IMAGING, INC.
                          EMBARCADERO HOLDING CORP. I,
                         EMBARCADERO HOLDING CORP. II,
                       AMERICAN SHARED HOSPITAL SERVICES,
                                      AND
                                   MMRI, INC.

                           DATED AS OF MARCH 12, 1998

================================================================================

     SECURITIES PURCHASE AGREEMENT dated as of March 12, 1998, by and among ALLIANCE IMAGING, INC., a Delaware corporation ("Alliance"), EMBARCADERO HOLDING CORP. I, a Delaware corporation ("Purchaser A"), EMBARCADERO HOLDING CORP. II, a Delaware corporation ("Purchaser B" and, together with Purchaser A, the "Purchasers"), AMERICAN SHARED HOSPITAL SERVICES, a California corporation ("Parent") and MMRI, INC., a California corporation ("M Sub").

     WHEREAS, each Entity is engaged in the business of providing mobile, shared diagnostic imaging services to hospitals, medical centers and medical offices (including magnetic resonance imaging ("MRI") services, computed axial tomography scanning ("CT") services, ultrasound services, nuclear medicine services and related services) (collectively, the "Business");

     WHEREAS, the Parent owns all of the issued and outstanding shares of common stock, par value $1.00, of CT Sub (the "CT Shares") and the Parent Partnership Interests;

     WHEREAS, M Sub owns the M Sub Partnership Interests;

     WHEREAS, the Sellers desire to sell to Alliance, and Alliance desires to purchase from the Sellers, all of the Shares, on the terms and subject to the conditions contained in this Agreement; and

     WHEREAS, Alliance has designated the Purchasers, each of which is a wholly-owned Subsidiary of Alliance, to acquire the Shares for and on behalf of Alliance.

     NOW, THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows (certain capitalized terms used herein are defined on Annex I hereto):

                                   ARTICLE I

                               PURCHASE AND SALE

1.1  TRANSFER OF SHARES.

     (a) On the terms and subject to the conditions of this Agreement, at the Closing (after the transactions referenced in Section 1.2 have been consummated), (i) the Parent shall sell, transfer, convey and assign to Purchaser A, and Purchaser A shall purchase and acquire from the Parent, all of the Shares (other than the M Sub Partnership Interests), free and clear of all Encumbrances and (ii) M Sub shall sell, transfer, convey and assign to Purchaser B and Purchaser B shall purchase and acquire from M Sub, the M Sub Partnership Interests, free and clear of all Encumbrances. It is agreed by the parties, that Purchaser A and Purchaser B have been designated by, and hereto shall purchase the Shares for and on behalf of Alliance.

     (b) The Sellers shall, at any time after the Closing, upon the request of the Purchasers, take, execute, acknowledge and deliver, and cause to be taken, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be required to transfer, convey, grant and confirm to and vest in the Purchasers, good and marketable title to all of the Shares, free and clear of all Encumbrances.

1.2  TRANSFERS OF ASSETS AND LIABILITIES.

     (a) Prior to the Closing Date, the Parent and M Sub shall effectively sell, transfer, convey and assign (the "Asset Contribution") to the Partnership, (i) all of the Parent's and M Sub's right, title and interest in, to and under the assets, properties, interests in properties and rights of the Parent or M Sub, as the case may be, of every kind, nature and description, whether real, personal or mixed, movable or immovable, tangible or intangible, used in or held for use in the Business, wherever located and listed on Schedule 1.2(a) hereof (the "Purchased Parent Assets") and (ii) all of the Liabilities (other than any Excluded Liabilities) related to the Purchased Parent Assets, on terms and conditions satisfactory to the Purchasers including, without limitation, pursuant to such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment (collectively, the "Conveyance Instruments") as are necessary to sell, transfer, convey and assign to the Partnership the Purchased Parent Assets and such Liabilities.

     (b) Prior to the Closing Date, (i) the Parent shall cause each of the Entities to effectively sell, transfer, convey and assign (the "Asset Disposition") to the Parent all of such Entities' right, title and interest in, to and under the assets, properties, interests in properties and rights listed on Schedule 1.2(b) hereof (the "Excluded Assets") and (ii) the Parent shall assume from each of the Entities all of the Excluded Liabilities which are Liabilities of each Entity, on terms and conditions satisfactory to the Purchasers including, without limitation, pursuant to Conveyance Instruments as are necessary to sell, transfer, convey and assign to the Parent the Excluded Assets and the Excluded Liabilities.

     (c) Anything contained in this Agreement to the contrary notwithstanding,
(i) neither the Purchasers nor Alliance are assuming any Liabilities (fixed or contingent, known or unknown, matured or unmatured) of the Sellers or the Entities whether or not relating to the Business which are specified on Schedule 1.2(c) (the "Excluded Liabilities") all of which Excluded Liabilities shall at and after the Closing become the exclusive responsibility of the Parent and (ii) on the Closing Date, the Sellers or any of their Subsidiaries (other than the Entities and GK Finance) shall retain (x) not less than $600,000 aggregate amount of Liabilities in respect of accounts payable (y) not less than $175,000 aggregate amount of Liabilities in respect of accrued expenses (other than Liabilities in respect of accrued expenses referenced in Section 1.2(c)(z)) and
(z) all of the Liabilities in respect of accrued expenses for "accrued payroll" and "accrued payroll taxes and benefits" outstanding as of the Closing Date.

1.3  PAYMENT OF THE PURCHASE PRICE.

     The aggregate purchase price (the "Purchase Price") to be paid by Alliance to the Sellers for the Shares and the covenants set forth in Section 6.10 of this Agreement shall be a cash amount equal to $13,552,000. At the Closing and subject to the terms and conditions of this Agreement and the Related Documents, Alliance shall cause the Purchasers to make payment of the Purchase Price (minus $75,000 of the Purchase Price which was previously paid to the Parent) to the Sellers by wire transfer of immediately available funds to the accounts previously designated in writing to the Purchasers by the Parent.

1.4  ALLOCATION OF PURCHASE PRICE.

     The parties hereto agree that the Purchase Price, subject to any indemnification payments made hereunder, shall be allocated to the CT Shares and to the Partnership Interests by the Purchasers on a basis reasonably satisfactory to the Sellers.

                                   ARTICLE II

                                  THE CLOSING

     Unless this Agreement shall have terminated pursuant to its terms, the closing (the "Closing") of the transactions contemplated by this Agreement and the Related Documents shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m. (New York time) on a date that shall be mutually agreeable to the parties hereto (the "Closing Date"), provided, however, that the parties shall use commercially reasonable efforts to consummate the Closing, in accordance with Section 6.3 hereof, as soon as practicable following the date of the Parent Stockholder Approval.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Sellers jointly and severally represent and warrant to the Purchasers and Alliance as of the date hereof, and as of the Closing Date as follows:

3.1  TITLE TO THE SHARES.

     Each of the Sellers is the lawful record and beneficial owner of the Shares purported to be owned by it and has good and marketable title to such Shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto (except restrictions imposed by federal and state securities laws). No Entity is the subject of any bankruptcy, reorganization or similar proceeding.

3.2  ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.

     (a) CT Sub is a corporation. The Partnership is a general partnership. The Parent was incorporated on October 31, 1983 in the State of California. CT Sub was incorporated on May 1, 1984 in the State of Delaware. M Sub was incorporated on October 8, 1987 in the State of California. The Partnership was formed on March 7, 1985 in the State of California.

     (b) Each Seller and each Entity is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted.

     (c) Each Seller and each Entity is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth opposite its name on Schedule 3.2(c), which constitute all the jurisdictions in which the character of the property owned, leased or operated by such Person or the nature of the business or activities conducted by such Person makes such qualification necessary other than those jurisdictions in which the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

     (d) The Purchasers have been furnished with true, correct and complete copies of the Organizational Documents of each Entity and each Seller, in each case as amended and in effect on the date hereof.

     (e) No Entity or Seller has (i) during the five year period prior to the date hereof, engaged in any business other than the Business or as otherwise set forth opposite its name on Schedule 3.2(e)(i) and (ii) within the last five years, used any trade names or assumed names other than the trade names or assumed names set forth opposite its name on Schedule 3.2(e)(ii).

     (f) Each Seller has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Except for the Parent Stockholder Approval, each Seller's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by each Seller of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of such Seller, and this Agreement and each Related Document to which either Seller is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by such Seller, respectively, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of such Seller, respectively, enforceable against such Seller, respectively, in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). Except as set forth on Schedule 3.2(f), none of the execution and delivery by each Seller of this Agreement and each Related Document, the performance by either Seller of its obligations under this Agreement and each Related Document to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby, does or will (a) result in the creation of an Encumbrance upon any Entities' assets or properties,

(b) conflict with, or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of contingent payment, termination, cancellation, acceleration or non-renewal, under, any provision of any Organizational Document of any such Person or any Contract to which any such Person is a party or by which any of its assets or properties is or may be bound which, in the case of such Contracts, could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or under the Related Documents and other than with respect to the foregoing for which consents have been obtained, or (c) violate any Law applicable to any Entity or Seller, which conflict or violation could prevent the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which any such Person is or will be a party.

     (g) Except as contemplated by this Agreement or as set forth on Schedule 3.2(g), no consent, approval, Permit, Order, notification or authorization of, or any exemption from or registration, declaration or filing with, any Governmental Entity or any Person is required in connection with the execution, delivery and performance by any Seller of this Agreement or any Related Document to which any Seller is or will be a party or the consummation by any Seller of the transactions contemplated hereby or thereby, except for those consents, approvals, Permits, Orders, notifications, authorizations, exemptions, registrations, declarations or filings the failure to obtain could not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereunder or under the Related Documents or for those consents, approvals, Permits, Orders, notifications, authorizations, exemptions, registrations, declarations and filings which have been obtained.

3.3  CAPITALIZATION.

     (a) The authorized capital stock of CT Sub consists of 1,000 duly authorized shares of common stock, par value $1.00 per share, of which 1,000 shares are duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof and all of which are held of record and beneficially by the Parent.

     (b) The Partnership Interests of the Partnership are owned beneficially and of record in the amounts and by the Persons set forth in Schedule 3.3(b).

     (c) There are no securities outstanding which are convertible into, exchangeable for, or carrying the right to acquire, Equity Interests of any Entity, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating any Entity to issue, sell, register, purchase or redeem any of its Equity Interests or any ownership interest or rights therein. There are no voting trusts or other similar agreements to which any Entity is bound with respect to the voting of the any Entity's Equity Interests. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to any Entity.

     (d) Except as set forth on Schedule 3.3(d), there are no Contracts, commitments, arrangements, understandings or restrictions to which any Seller or any of its Subsidiaries is bound relating in any way to any Equity Interest of any Entity, including any rights of first refusal and any rights of first offer.

     (e) All Shares issued by each Entity have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and no Entity has violated the Securities Act or any applicable state securities or "blue sky" laws which may give rise to rights of rescission, cancellation or damages in connection with the issuance of any such securities.

3.4  SUBSIDIARIES; INVESTMENTS.

     No Entity owns or holds, directly or indirectly, any Equity Interest in any Person.

3.5  FINANCIAL INFORMATION.

     (a) The Parent has filed with the SEC all reports, forms, schedules and statements and other documents required to be filed by it (the "SEC Documents"). As of their respective filing dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents complied, as of their respective filing dates, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and as otherwise noted therein) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on Schedule 3.5(a) and except for Liabilities incurred in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet included in the SEC Documents filed and publicly available prior to the date hereof, neither the Parent nor any of its Subsidiaries has any Liabilities of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet or in the notes thereto.

     (b) Schedule 3.5(b) contains true, correct and complete copies of the unaudited balance sheets of each of the Entities as of December 31, 1997 (the "Latest Balance Sheet"; and such date being the "Latest Balance Sheet Date"), and the unaudited statements of operations, shareholders' equity and cash flows for the twelve month period then ended, adjusted to give effect to the consummation of the transactions contemplated by Section 1.2 hereof as if such transactions were consummated at January 1, 1997 prepared in accordance with GAAP (the "Entities' Financial Statements").

     (c) Neither of the Sellers has any knowledge of any fact, event or circumstance that would reasonably cause it to believe that the Entities' Financial Statements do not fairly present, in all material respects, the financial position of the Persons referenced therein as of the dates indicated and the results of operations and cash flows of such Persons for the periods indicated.

     (d) Schedule 3.5(d) sets forth as of January 31, 1998, the Funded Indebtedness owed by the Parent and each Entity to any third party (separately identifying the portion of such Funded Indebtedness incurred in respect of each mobile and each fixed magnetic resonance imaging unit (each, an "MRI Unit"), each mobile and each fixed computed axial tomography unit (each, a "CT Unit"), each single photon emission computed tomography unit (each a "SPECT UNIT"), each ultrasound machine (each, an "Ultrasound Machine"), each respiratory system (each a "Respiratory System"), and each cardiac catherization lab (each a "Cath Lab" and together with the MRI Units, CT Units, SPECT Units, Ultrasound Machines, Respiratory Systems, and Cath Labs, the "Units") owned, leased or on order by any Entity and the Parent, if any). As of the date hereof, the sum of the aggregate commitments of the lenders under the DVI Revolving Credit Agreement is $5,500,000 and as of the close of business on March 10, 1998, the aggregate principal amount of loans and obligations outstanding thereunder is $5,222,484.75.

     (e) Schedule 3.5(e) sets forth as of (other than in the case of clause (iv) below) the date which is 10 Business Days prior to the date hereof, (i) the specifications of each Unit owned, leased, used or on order by any Entity or the Parent, (ii) the name of the applicable Entity or the Parent, whether such Unit is owned, leased, used or on order and, in the case of Units used but not owned or leased by any such Person, the name of the owner or the lessee thereof, (iii) the date that such Person purchased, commenced leasing or using or, in the case of Units on order, has committed to purchase or lease, such Unit, (iv) the net book value per Unit as of December 31, 1997 or, in the case of Units on order, the price to be paid to the manufacturer thereof or that any such Person or any source of financing has committed to pay to the manufacturer thereof (specifying, if applicable, the price applicable to the Unit and the price applicable to the coach or van used or to be used to transport such Unit) and (v) a summary of whether Tax payments in respect of the lease payments for each Unit are paid at the inception of the relevant lease or as part of the monthly lease payment.

     (f) Schedule 3.5(f) sets forth (i) the date and cost of each upgrade completed in the one year period prior to the date hereof to each Unit owned, leased or used by each Entity or the Parent and (ii) all amounts in excess of an aggregate of $25,000 that each Entity or the Parent has committed to pay in respect of any pending upgrade.

     (g) Schedule 3.5(g) sets forth a true and correct Schedule of all of the accounts payable of the Entities (including payee, amount due and due date) as of the close of business on January 31, 1998.

     (h) Schedule 3.5(h) sets forth a true and correct Schedule of (i) all principal payments or prepayments made by the Parent and each Entity for the year ended on the Latest Balance Sheet Date and for the one month period ending January 31, 1998, (ii) the interest expense incurred by the Parent and each Entity in respect of Funded Indebtedness for the year ended on the Latest Balance Sheet Date and for the one month period ending January 31, 1998, (iii) the revenues, cash operating expenses, and EBITDA generated per Unit for the Parent and each Entity for the year ended on the Latest Balance Sheet Date and for the one month period ending January 31, 1998 and (iv) the capital expenditures made by the Parent and each Entity for the year ended on the Latest Balance Sheet Date, and for the one month period ending January 31, 1998, in each case, setting forth such information separately for each such Person.

3.6  INFORMATION SUPPLIED.

     None of the information supplied or to be supplied by the Parent specifically for inclusion or incorporation by reference in any documents to be filed by the Parent with the SEC or any other Governmental Entity in connection with the Parent Stockholder Vote and the other transactions contemplated hereby and under the Related Documents will, on the date of its filing, or, with respect to the Proxy Statement, as supplemented if necessary, on the date it is sent or given to stockholders or at the time of the Parent Stockholder Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by the Sellers with respect to statements made or incorporated by reference therein based on information supplied by the Purchasers specifically for inclusion or incorporation by reference therein. The Proxy Statement and any such other documents filed by the Parent with the SEC or with any other Governmental Entity will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

3.7  ABSENCE OF CHANGES.

     Since the Latest Balance Sheet Date and on or prior to the date hereof, except as set forth on Schedule 3.7, the Parent (with respect to the Business) and each Entity have been operated in the ordinary course, consistent with past practice, and there has not been:

     (a) any change or event that, individually or in the aggregate with any other change or event, has had or can reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition, results of operations or prospects of the Business (a "Material Adverse Effect");

     (b) any general uniform increase in the salaries or wages of employees of the Parent or any Entity, or any increase in salaries or wages payable to any officer, director or employee of any such Person whose total salary, wages, bonus and commissions for 1997 exceeded $75,000;

     (c) any change in the tax or other accounting methods or practices followed by the Parent or any Entity, any change in depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

     (d) any delivery of a notice of non-renewal or any failure to renew any Contract by any hospitals, clinics, medical or healthcare providers, health maintenance organizations or other customers or third party payors, which are material, individually or in the aggregate, except that any such event shall not be deemed material for this purpose to the extent that new or additional Contracts as replacements thereof have been obtained;

     (e) any loss of any employee of the Parent or any Entity who earned, during 1997, more than $125,000 (in salary, bonus and other cash compensation);

     (f) any sale, lease, license or other disposition of any assets with a book value in excess of $50,000 in the aggregate;

     (g) any issuance, sale or transfer of any Equity Interests of any Entity or issuance or sale of any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any such Equity Interests;

     (h) any new Contract (except for any Contract related to any Employee Benefit Plan of the Parent for which neither Entity has assumed or has any Liability that is not disclosed hereunder) entered into with aggregate payments which could exceed $50,000, any incurrence of Funded Indebtedness or operating leases (other than Funded Indebtedness or operating leases outstanding on the date hereof and disclosed on any Schedule hereunder) or any amendment, waiver or modification with respect to the terms of any Funded Indebtedness or operating leases (including, without limitation, any increase in the commitments to extend credit thereunder);

     (i) a change in any accounting principles or policies;

     (j) any material Tax election made or compromise of any material Tax Liability;

     (k) any payments made by the Parent or any Entity to or for the benefit of GK Finance (other than payments made on behalf of GK Finance and reimbursed by GK Finance on a basis consistent with past practices and in the ordinary course of business);

     (l) any amendment to any Organizational Document or Contracts;

     (m) any creation or incurrence (whether or not voluntary) of any Encumbrance other than Permitted Encumbrances and Encumbrances which exist on the date hereof and which have been disclosed on the Schedules to this Agreement;

     (n) any payments made or deferred in respect of accounts payable or any expenses in a manner which is not consistent with past practices or is not in the ordinary course of business; or

     (o) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing clauses in this Section 3.7.

3.8  TAX MATTERS; CERTAIN DEFINITIONS.

     (a) Except as set forth on Schedule 3.8(a), each Entity, each Seller and every other corporation (a "Consolidated Affiliate") that is or has been included (or should have been included) in the filing of a consolidated or combined Tax Return that included any Entity or Seller, (but with respect to a Consolidated Affiliate, only for the years that such Consolidated Affiliate was (or should have been included) in such Tax Return (the "Years Included")),

          (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return filed by such Entity or Seller);

          (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

          (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (b) The Sellers have previously delivered true, correct and complete copies of all Tax Returns filed by or on behalf of the Sellers and each Entity for each of the Tax years of each such Person for which the applicable statutes of limitation have not, as of the Closing Date, expired. All such Tax Returns are true, complete and correct.

     (c) Except as set forth in Schedule 3.8(c):

          (i) no Entity, Seller or Consolidated Affiliate, for the Years Included, has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised, which issues are currently pending, by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of any such Person, there are no pending Tax audits and no waivers of statutes of limitation have been given or requested with respect to any such Person which waivers are currently in effect;

          (ii) full and adequate provision has been made (A) on the Latest Balance Sheet, and the books and records of each Entity and the Sellers for all Tax Liabilities of such Person for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of each such Person for all Tax Liabilities of each such Person for all periods beginning after the Latest Balance Sheet Date;

          (iii) no Entity, Seller or Consolidated Affiliate has or shall incur any Tax Liability from and after the Latest Balance Sheet Date through the Closing Date other than Taxes attributable to the transactions described herein or attributable to transactions or other activities conducted in the ordinary course of business and consistent with previous years and past practices;

          (iv) no Entity or the Sellers is or has (A) made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or
     (B) been a "personal holding company" within the meaning of Section 542 of the Code;

          (v) each Entity, Seller and Consolidated Affiliate, for the Years Included, has complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

          (vi) CT Sub is, as of the Closing Date will be, and has been from October 15, 1987 and through the Closing, a member of the affiliated group, as defined in Section 1504 of the Code, that included the Parent (the "Consolidated Group"). CT Sub has been included in all consolidated Tax Returns filed by the Consolidated Group for all periods during which CT Sub has been a member of the Consolidated Group including the taxable year of the Consolidated Group that includes the Closing Date;

          (vii) no Entity or the Sellers has incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments, including payments that are made in connection with transactions contemplated hereunder or under the Related Documents, that would constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax
     Law);

          (viii) no Entity has agreed with the Internal Revenue Service to change its method of accounting and the Internal Revenue Service has not proposed that any Entity change its method of accounting for any Tax period;

          (ix) no written claim has ever been made by any taxing authority in a jurisdiction in which any Entity, Seller or Consolidated Affiliate (for the Years Included) does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction; and

          (x) no Entity or the Sellers is a foreign Person within the meaning of Treas. Reg. Section 1.1445-2(b), and the Purchasers have been furnished with a true and accurate certificate of each such Person so stating which complies in all respects with Treas. Reg. Section 1.1445-2(b)(1).

     (d) Schedule 3.8(d) sets forth a list of all of the states and localities with respect to which each Entity and the Sellers is required to file or be included in a consolidated or combined filing of any corporate, income or franchise tax returns during the three taxable years ended December 31, 1996.

     (e) The Partnership, since its date of organization and for all years and periods thereafter up to the Closing, has been validly classified as a partnership for Federal, state and local income tax purposes and subject to the provisions of Subchapter K of the Code, the Partnership will have a valid
Section 754 election in effect as of the Closing Date.

     (f) M Sub has not engaged in any sales, transfers or dispositions of tangible personal property (other than the sale of the M Sub Partnership Interests to be sold on the Closing Date) during the twelve month period ending on the Closing Date.

3.9  TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.

     (a) Each Entity has (or will have after the consummation of the Asset Contribution) good and marketable title to all of the assets, properties and interests in properties, real, personal or mixed, reflected on its Latest Balance Sheet or acquired after such Latest Balance Sheet Date (except accounts receivable paid in full subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 3.9 and Permitted Encumbrances. The properties and assets necessary or required to conduct the Business are in reasonably good repair and operating condition, ordinary wear and tear excepted and are sufficient for the conduct of the Business as presently conducted. After the consummation of the transactions contemplated by Section 1.2 hereof, the Parent and M Sub shall own no assets whatsoever related to the Business (other than the Excluded Assets) and the Partnership shall acquire good and marketable title to all of the Purchased Parent Assets. As of the Closing Date, each of the transactions contemplated by Section 1.2 hereof shall have been consummated in accordance with their respective terms. Each of Schedule 1.2(a), Schedule 1.2(b) and Schedule 1.2(c) accurately reflects the aggregate balances of each of the assets and liabilities set forth therein, in each case as of the date hereof.

     (b) Except as set forth in Schedule 3.9, the Parent and each Entity has complied in all material respects with the terms of all material leases to which it is a party or under which it is in occupancy relating to the Business, and all such leases are in full force and effect. The Parent and each Entity enjoy peaceful and undisturbed possession under all such material leases.

3.10  REAL PROPERTY -- OWNED OR LEASED.

     No Entity owns any real property. Schedule 3.10(a) contains a list and brief description of all of the real property leased by each Entity pursuant to one or more leases (the "Leased Property"), and sets forth the names of the lessor and the lessee and the basic terms thereof. The Leased Property constitutes all real property used or occupied by the Entities in connection with the Business.

3.11  INTELLECTUAL PROPERTY.

     (a) Except in each case as set forth on Schedule 3.11(a):

          (i) each Entity owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the Business (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which any Entity has a valid license, all of which are listed on Schedule 3.11(a) (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

          (ii) each Entity has taken reasonable and practicable steps designed to safeguard and maintain (i) the secrecy and confidentiality of Confidential or Proprietary Information and (ii) the proprietary rights of each Entity in all of its Requisite Rights;

          (iii) no Entity has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition, and no

     Entity has received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened; and

          (iv) no Entity has sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of any Entity by such other Person or any acts of unfair competition by such other Person, nor to the Best Knowledge of the Sellers, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

     (b) Schedule 3.11(b) contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to any Laws by each Entity to perfect or protect its interest in its Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and service mark applications, copyrights and copyright applications.

3.12  AGREEMENTS, NO DEFAULTS, ETC.

     (a) Except for Contracts relating to any Employee Benefit Plan listed on
Schedule 3.17(a), Schedule 3.12 contains a true and complete list and brief description of all Contracts, to which each Entity is a party and (x) which were entered into or made outside the ordinary course of business, or (y) which were entered into or made in the ordinary course of business and are described in any of clauses (i) through (xiv) of this Section 3.12(a). Except as set forth on
Schedule 3.12, no Entity is a party to any of the following: (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other Contract relating to the payment of a commission; (ii) Contract for the employment of any officer, employee or consultant or any other type of Contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments, but excluding Contracts, agreements or understandings relating to any Employee Benefit Plan listed on Schedule 3.17(a); (iii) indenture, mortgage, promissory note, loan agreement, security agreement, pledge agreement, conditional sale, guarantee or other Contract for the borrowing of money, for a line of credit or for a Capital Lease; (iv) Contract for charitable contributions; (v) Contract for capital expenditures in excess of $25,000 individually or $100,000 in the aggregate; (vi) Contract or arrangement for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business; (vii) lease or other agreement pursuant to which it is a lessee of or holds or operates any machinery, equipment (including Units), motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person, with annual lease payments in excess of $20,000 individually or $50,000 in the aggregate; (viii) Contract with respect to the lending or investing of funds, other than with respect to any Employee Benefit Plan listed on Schedule 3.17(a); (ix) Contract with respect to any form of intangible property, including any Intellectual Property Rights; (x) Contract which restricts any Entity from engaging in any aspect of the Business or any other business anywhere in the world; (xi) Contract or group of related Contracts with the same Person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance thereof (including the aggregate undelivered balance under any such Contracts between the same Person and such Entity) has a selling price or outstanding balance in excess of $10,000; (xii) agreement for the acquisition or disposition of a Person or a division of a Person for which either of the Entities shall have continuing Liabilities after the Closing Date; (xiii) Contract to provide MRI, CT, ultrasound or nuclear medicine services to a hospital, clinic or provider; and (xiv) other Contract material to the Business, including all franchise agreements and license agreements and all financing agreements related thereto, other than with respect to any Employee Benefit Plan listed on Schedule 3.17(a). With respect to the Contracts specified in Section 3.12(a)(vii), Schedule 3.12 sets forth with respect to each such Contract, as of the date hereof, the aggregate annual rental payments (including interest factor) and the purchase price payable to terminate such Contract and acquire the underlying asset. With respect to the Contracts specified in Section 3.12(a)(xiii), Schedule 3.12 sets forth the fees, as of the date hereof, for each scan, study or other service performed thereunder.

     (b) All items listed on Schedule 3.12 are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). Except as set forth on Schedule 3.12, there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by any Entity or to the Best Knowledge of the Sellers, any other party to any of the foregoing of their respective obligations thereunder. The Purchasers have been furnished with true, complete and correct copies of all items listed on
Schedule 3.12.

3.13  LITIGATION, ETC.

     (a) Except as disclosed on Schedule 3.13(a), there are no (i) Proceedings pending or, to the Best Knowledge of the Sellers, threatened against any Entity, whether at law or in equity, whether civil or criminal in nature or whether before or by any Governmental Entity or arbitrator, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against any Entity. The Sellers have delivered to the Purchasers, or made available to the Purchasers, all material documents and correspondence relating to such matters referred to on Schedule 3.13(a).

     (b) Schedule 3.13(b) lists each matter described in Section 3.13(a) that was in existence within the last 3 years that resulted in any criminal sanctions or payments in excess of $50,000 by any Entity (whether as a result of a judgment, civil fine, settlement or otherwise).

3.14  COMPLIANCE WITH LAWS.

     Each Entity (a) has complied in all respects with, and is in compliance in all respects with, all Laws, Orders and Permits applicable to it and the Business, the noncompliance with which could reasonably be expected to have a Material Adverse Effect and (b) has all material Permits used or necessary in the conduct of the Business. All of such Permits are listed on Schedule 3.14, are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Sellers, threatened to revoke or limit any thereof except, in each case, such of the foregoing as could not reasonably be expected to have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to any Entity is pending or, to the Best Knowledge of the Sellers, threatened, nor has any Governmental Entity notified any Entity or any Seller of its intention to conduct the same.

3.15  INSURANCE.

     (a) Schedule 3.15(a) contains a true and complete list of all policies of liability, theft, fidelity, fire, product liability, workmen's compensation and other forms of insurance held by each Entity and/or by any Seller for the benefit of any Entity (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder) other than policies relating to any Employee Benefit Plan.

     (b) Except as set forth on Schedule 3.15(b), with respect to each policy of insurance listed on Schedule 3.15(a): (i) all premiums with respect thereto are currently paid and are not subject to adjustment, and no Person is in default in any respect with respect to its obligations under such policy, and (ii) no Entity has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof.

3.16  LABOR RELATIONS: EMPLOYEES.

     (a) Schedule 3.16(a) sets forth a list of all directors, officers and employees of each Entity and employees of the Parent (solely with respect to the Business) as of the date hereof whose aggregate compensation exceeded $75,000 in 1997, together with their respective titles, their rate of annual salary, bonuses and commissions for 1997 and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence as of the date hereof,
Schedule 3.16(a) indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. Except as set forth on Schedule 3.16(a), no former employee whose aggregate compensation exceeded $75,000 in 1997 has left the service of any Entity or the Parent within the last 6 months. The schedule of employees of the Parent and the Entities previously provided to the Purchasers by the Parent (which sets forth the Person (as among the Parent and the Entities) which employs each such employee) was true and correct as of the date provided and none of such employees who are currently employees of Parent or the Entities has become employed by any other Person (as among Parent and the Entities) since such date.

     (b) As of the date hereof, except as set forth on Schedule 3.16(b): (i) there is no labor strike or work stoppage actually pending against any Entity or the Parent; (ii) no Entity or the Parent is a party to or bound by any collective bargaining agreement or union contract; (iii) no such agreement is currently being negotiated by any Entity or the Parent and (iv) no Entity or the Parent has received a request for recognition from any labor organization or any notice that a petition for election with respect to such Person has been filed with the National Labor Relations Board.

3.17  ERISA COMPLIANCE.

     (a) Schedule 3.17(a) contains a true, complete and correct list of all existing Employee Benefit Plans (collectively, the "Employee Plans") (i) that cover any employees, contract employees or former employees of any Entity or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by any Entity or (B) with respect to which any Entity is obligated to contribute or has any Liability, or (ii) with respect to which any Entity has any Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of any Entity.

     (b) Administration and Compliance. Except as set forth on Schedule 3.17(b), with respect to each Employee Plan:

          (i) such Employee Plan has been established, maintained, operated and administered in all material respects in accordance with its terms and in compliance in all material respects with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

          (ii) all amounts withheld pursuant to such Employee Plan from employees have, where applicable, been timely deposited into the appropriate trust or account;

          (iii) no Entity or any ERISA Affiliate of either Entity has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject either Entity to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA in excess of $50,000;

          (iv) as of the date hereof, no Proceedings (other than routine claims for benefits or administrative appeals with respect thereto) are pending against such Employee Plan;

          (v) such Employee Plan, if intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified to the extent addressed in the most recent favorable determination letter, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification;

          (vi) except as may be required under Laws of general application, such Employee Plan does not obligate any Entity to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

          (vii) if such Employee Plan is a "group health plan" within the meaning of Section 5000 of the Code, such Employee Plan has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA so that no Tax imposed under Section 4980B of the Code has been or is expected to be incurred by either Entity in excess of $50,000;

          (viii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied in all material respects and no IRS Form 5500 has been filed late (after consideration of any applicable extension) for any of the three most recently ended plan years; and

          (ix) without limiting Section 3.8(c), no benefit payable or which becomes payable by any Entity pursuant to such Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise Tax under Section 4999 of the Code or which will not be deductible by reason of Section 280G of the Code.

     (c) Since 1988, no Entity and no ERISA Affiliate of any Entity is or has ever maintained or been obligated to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA, a "multiple employer plan," as defined in
Section 413 of the Code, or a "defined benefit pension plan," as defined in
Section 3(35) of ERISA;

     (d) With respect to each Employee Plan, as of the date hereof, the Purchasers have been provided with true and complete copies, to the extent applicable, of each plan and trust document governing the terms of such Employee Plan, the two most recent annual reports (Form 5500 and attachments) and financial statements prepared therefor, the most recent favorable determination letter issued to Parent or either Entity (and pending requests therefor), and each of the foregoing documents accurately reflects the terms of such Employee Plan in effect at the time such document was prepared (including, without limitation, any agreement or provision which would limit the ability of any Entity to make any prospective amendments or terminate such Employee Plan).

3.18  CERTAIN ADDITIONAL REGULATORY MATTERS.

     (a) None of the Sellers, the Entities or any officer, director or managing employee of the Sellers or the Entities (within the meaning of 42 U.S.C. (Section 1320a-5(b)) have engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon any Entity or mandatory or permissive exclusion of any Entity from Medicare or Medicaid, under Sections 1320a-7, 1320a-7a, 1320a-7b, or Section 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which constitute violations of or deficiencies under the standards of any private accrediting organization from which any Entity is accredited or seeks accreditation, including the following activities:

          (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (iii) knowingly and willfully presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service where the Person presenting knows or should know that the claim is false or fraudulent;

          (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or

          (v) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (ii) information required to be provided under Section 1124(A) of the Social Security Act ("SSA") (42 U.S.C. Section 1320a-3).

     (b) Each Entity has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, in each locale, as applicable, in which such Entity bills directly to Medicare for services furnished by such Entity.

     (c) Each Entity has a Medicaid number and a participating provider agreement in each state, as applicable, in which such Entity bills directly to such states' Medicaid agency for services provided by such Entity.

3.19  MEDICARE/MEDICAID PARTICIPATION.

     None of the Sellers, the Entities, or any officer, director, or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Sellers or the Entities: (1) has had a civil monetary penalty assessed against him, her or it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a state health care program as defined in SSA
Section 1128(h) or any regulations promulgated thereunder ("State Health Care Program") or a federal health care program as defined in SSA Section 1128B(f) ("Federal Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

          (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

          (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

          (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

          (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense; or

          (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

3.20  ENVIRONMENTAL MATTERS.

     (a) Except as set forth on Schedule 3.20(a), each Entity is in material compliance with all applicable Environmental, Health and Safety Laws. Each Entity has all of the Permits, licenses, authorizations, registrations and approvals from Governmental Entities necessary to operate the Business, and all such Permits, licenses, authorizations, registrations and approvals are valid and in effect

     (b) Except as set forth on Schedule 3.20(b), there are no pending or, to the knowledge of the Sellers, threatened claims by any Governmental Entity concerning or alleging a violation of any Environmental Health and Safety Law by any Entity, nor are any pending or, to the knowledge of the Sellers, threatened claims under any Environmental Health and Safety Laws concerning any property or facility previously owned, leased or operated by any Seller or Entity or predecessor of any Seller or Entity.

     (c) Except as set forth on Schedule 3.20(c), no Entity presently is the subject of any ongoing administrative or judicial proceeding or investigation brought by any Governmental Entity under any Environmental, Health or Safety Law including, without limitation, any voluntary clean-up program or any Proceeding under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as "Superfund") or any state counterparts to CERCLA, nor is any Entity obligated to remediate, monitor, investigate, conduct corrective action or report on environmental, health and safety matters concerning the Business pursuant to any order, agreement, decree or mediation or arbitration proceeding.

     (d) Except as set forth on Schedule 3.20(d), in the five years preceding the date hereof, no Entity has received any written notice, report or other written information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or (ii) that any Entity is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under any Environmental, Health and Safety Laws.

     (e) Except as set forth on Schedule 3.20(e), Sellers are not aware of impending changes in Environmental Health or Safety Laws which could reasonably be expected to materialize before the one year anniversary of the Closing Date and which could result in a Material Adverse Effect.

     (f) Sellers have provided to the Purchasers copies of, or access for purposes of review to, all documents, reports, studies or other non-legally privileged information concerning environmental, heath or safety matters relating to the Business which are in the possession of Sellers. The information prepared or originated by the Sellers or the Entities and provided to the Purchasers is true and correct.

3.21  BROKERS.

     No Seller or Entity has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which any Purchaser or Alliance may have Liability after the Closing.

3.22  RELATED TRANSACTIONS.

     Except as set forth on Schedule 3.22 or on Schedules 3.17 (a) or (b) and except for compensation to bona-fide employees of any Entity for services rendered in the ordinary course of business, no Affiliate of any Entity or any "associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof, is now (i) party to any transaction or Contract with any Entity providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or associate, or (ii) the direct or indirect owner of a controlling interest in any Person which is a present or potential competitor, supplier or customer of any Entity (other than nonaffiliated holdings in publicly held companies). Except as set forth on Schedule 3.22, no Entity is a guarantor or otherwise liable for any actual or potential Liability of its Affiliates and their associates (other than with respect to any Entity, the other Entity). Except as set forth on Schedule 3.22, no Entity owns or pays for any social club memberships, whether or not for the benefit of any Entity and/or its executives.

3.23  BANK ACCOUNTS; POWERS OF ATTORNEY.

     Schedule 3.23 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of each Seller and Entity and all Persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from any Seller or Entity and a summary of the terms thereof.

3.24  VOTING.

     The affirmative vote of a majority of the outstanding shares (the "Parent Stockholder Approval") of the Parent's common stock, par value $0.01 per share (the "Parent Common Stock") is the only vote of the holders of any class or series of the Parent's capital stock which is necessary to approve this Agreement and the transactions contemplated hereby.

3.25  OPINION OF FINANCIAL ADVISOR.

     The Board of Directors of the Parent has received the oral opinion of PaineWebber Incorporated to the effect that, as of the date hereof, the consideration to be received in respect of Shares pursuant to this Agreement is fair from a financial point of view to the Parent.

3.26  PHYSICIAN RELATIONSHIPS.

     (a) Except as set forth in Schedule 3.26 the Entities do not have any "financial relationship" with any "referring physician" or an immediate family member of such physician, within those terms' meanings under 42 U.S.C. Section 1395nn.

     (b) To the Best Knowledge of each of the Sellers, no "referring physician" (within the meaning of 42 U.S.C. Section 1395nn) owns any securities of the Sellers.

3.27  OTHER HOSPITAL RELATIONSHIPS.

     Except as set forth in Schedule 3.27 other than with respect to reading radiologists, the Entities do not have any lease or other arrangement with any hospital or other entity whereby the Entities pay the hospital or other entity rent or any other fee the amount of which is dependent in whole or in part on the gross or net revenues, net income, or cash flow of any segment of the business of the Entities.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser represents and warrants, severally as to itself, as of the date hereof and as of the Closing Date as follows:

4.1  ORGANIZATION; CORPORATE AUTHORITY.

     Such Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. Such Purchaser is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 4.1, which, as of the date hereof, constitute all the jurisdictions in which the character of the property owned, leased or operated by such Purchaser or the nature of the business or activities conducted by such Purchaser makes such qualification necessary.

4.2  CORPORATE ACTION; AUTHORITY; NO CONFLICT.

     Such Purchaser has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Purchaser of this Agreement and each Related Document to which it is or will be a party, and performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and each Related Document to which it is or will be a party has been or upon the execution thereof will be, duly and validly executed and delivered by such Purchaser, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). Neither such Purchaser's execution and delivery of, and/or performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby shall (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of such Purchaser under provision of such Purchaser's Organizational Documents or any Contract to which such Purchaser is a party (other than security documents relating to financing arrangements existing for the benefit of the Purchasers' Affiliates) or by which it or any of its assets or properties is or may be bound which, in the case of such Contracts, would reasonably be expected to have a material adverse effect on any Purchaser or prevent the consummation of the transactions contemplated hereby or under the Related Documents and other than with respect to the foregoing for which consents have been obtained or (ii) violate, or result in the creation of an Encumbrance upon any of such Purchaser's assets as a result of, any Law's applicable to such Purchaser or any of its properties or assets, in each case, which would prohibit the such Purchaser from consummating the transactions contemplated hereby.

4.3  BROKERS.

     Such Purchaser has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which any Seller may have any Liability after the Closing.

4.4  CONSENTS.

     Except as contemplated by this Agreement or as set forth on Schedule 4.4, and the Related Documents, no consent, approval, Order or authorization of, or registration, declaration or filing with or notification to, any Governmental Entity or any third party is required in connection with the execution, delivery and performance by such Purchaser of this Agreement or the Related Documents to which such Purchaser is or will be a party or the consummation of the transactions contemplated hereby or thereby except for those consents, approvals, Orders, authorizations, registrations, declarations, filings or notifications the failure to obtain could not reasonably be expected to have a material adverse effect on such Purchaser or except for those consents, approvals, Orders, authorizations, registrations, declarations or filings which have been obtained.

4.5  INVESTMENT REPRESENTATIONS.

     Each of the Purchasers are acquiring the Shares to be purchased by it, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act.

4.6  INFORMATION SUPPLIED.

     None of the written information supplied or to be supplied by any Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement, as supplemented if necessary, and any other documents to be filed by the Parent with the SEC or any Governmental Entity in connection with the transactions contemplated hereby will, on the date of its filing or, with respect to the Proxy Statement, as supplemented if necessary, on the date it is sent or given to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ALLIANCE

     Alliance represents and warrants, as to itself, as of the date hereof and as of the Closing Date as follows:

5.1  ORGANIZATION; CORPORATE AUTHORITY.

     Alliance is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted.

5.2  CORPORATE ACTION; AUTHORITY; NO CONFLICT.

     Alliance has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Alliance of this Agreement and each Related Document to which it is or will be a party, and performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Alliance. This Agreement and each Related Document to which Alliance is or will be a party has been or upon the execution thereof will be, duly and validly executed and delivered by it, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of it, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). Neither Alliance's execution and delivery of, and/or performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby shall (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of Alliance under provision of its Organizational Documents or any Contract to which it is a party or by which it or any of its assets or properties is or may be bound which, in the case of such Contracts, would reasonably be expected to have a material adverse effect on it or prevent the consummation of the transactions contemplated hereby or under the Related Documents and other than with respect to the foregoing for which consents have been obtained or (ii) violate, or result in the creation of an Encumbrance upon any of its assets as a result of, any Law's applicable to it or any of its properties or assets, in each case, which would prohibit it from consummating the transactions contemplated hereby.

5.3  DESIGNATION OF PURCHASERS.

     Alliance has duly designated the Purchasers to acquire the Shares hereunder, and will cause the Purchasers to perform each and every obligation undertaken by them herein.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

6.1  ACCESS TO RECORDS AND PROPERTIES OF THE ENTITIES.

     From and after the date hereof until the Closing, the Sellers shall, and shall cause each Entity to afford, (i) to the Purchasers, their respective lenders and Affiliates and each of their respective authorized representatives, including accountants, consultants and attorneys, free and full access at all reasonable times to the assets, business, facilities, properties, books, records (including tax returns filed and in preparation), customers, consultants, and employees of or relating to each Entity and the Parent in order that the Purchasers have full opportunity to make such investigation as they shall reasonably desire to make of the affairs of each

Entity and the Parent and in order that the Purchasers may integrate the Business into the business currently being conducted by the Purchasers' Affiliates, and (ii) to the respective independent certified public accountants of the Purchasers, free and full access at all reasonable times to the records of the independent certified public accountants of each Entity and the Parent. The Sellers shall cause their employees to actively cooperate and assist Purchasers and such other Persons in effecting such integration. From and after the date hereof until the Closing, (i) the Sellers shall provide to the Purchasers promptly but in any event no later than the 25th day after the last day of each calendar month, a copy of the consolidated and consolidating balance sheets, statements of operations, shareholders equity and cash flows of the Parent and its Subsidiaries for each such calendar month, together with a copy of the Parent's "white book" and "blue book" (and any supporting information with respect thereto), and (ii) such other information regarding the Parent and its Subsidiaries as may be reasonably requested by the Purchasers. The investigation contemplated by this Section 6.1 shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties or the indemnification obligations contained in this Agreement.

6.2  CONDUCT PENDING CLOSING.

     From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article IX, each of the Sellers shall, and shall cause each Entity to (unless otherwise consented to in writing by the Purchasers):

     (a) not sell, lease, license or otherwise dispose of any assets with a book value in excess of $50,000 in the aggregate;

     (b) not issue, sell or in any way transfer any Equity Interests of the Entities or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any such Equity Interests;

     (c) not change the number of authorized shares of the Equity Interests of the Entities or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of such Equity Interests, or issue, deliver, pledge or encumber any additional Equity Interests of the Entities or other securities equivalent to, or exchangeable for, Equity Interests of the Entities or enter into any Contract to do any of the foregoing;

     (d) not incur or issue any securities evidencing any Funded Indebtedness or enter into any operating leases (other than Funded Indebtedness of a Seller for which no Entity (or its assets) is liable or obligated (whether contractually, by applicable Law, as a guarantor or through the incurrence or grant of any Encumbrances), Funded Indebtedness related to money advanced from Sellers or GK Finance to an Entity on a basis consistent with past practice and in the ordinary course of business, provided that the amounts so advanced are repaid prior to the Closing Date, Funded Indebtedness or operating leases outstanding on the date hereof and disclosed on any Schedules hereunder), or amend, modify or agree to a waiver of the terms of any Funded Indebtedness or operating leases (including, without limitation increasing any commitments to extend credit thereunder);

     (e) not enter into any Contract with aggregate payments which could exceed $50,000 (except for any Contract related to any Employee Benefit Plan of the Parent or any Subsidiary other than the Entities, and for which Contract neither Entity assumes or has any Liability not disclosed hereunder) or any Contract in respect of the rental of any Unit;

     (f) not enter into any employment agreement, or in any manner change the Person (as among the Parent and the Entities) which is the employer of the employees of the Parent and the Entities from the Person disclosed on the schedule referenced in the last sentence of Section 3.16(a) as such employee's employer, or terminate the employment of any employees in a manner which is inconsistent with past practices or policies, or except as required by applicable Law, effect any increase in the rate or terms of compensation payable or to become payable to officers or employees of any Entity or the Parent (solely as relating to the Business) other than increases in compensation under Employee Benefit Plans which are available to all employees generally;

     (g) not create or suffer to exist any Encumbrance on any of its assets or properties other than Permitted Encumbrances, Encumbrances on Equity Interests or assets of GK Finance or any assets of Subsidiaries of the

Parent other than the Entities, and Encumbrances which exist on the date hereof and which have been disclosed on the Schedules to this Agreement;

     (h) not change its tax or accounting principles, policies or practices, change any depreciation or amortization policies or rates previously adopted or write-up inventory or any other assets;

     (i) not make any material Tax election or compromise any material Tax Liability;

     (j) not make any payments to or for the benefit of GK Finance (other than payments made on behalf of GK Finance and reimbursed by GK Finance on a basis consistent with past practices and in the ordinary course of business);

     (k) not amend any of its Organizational Documents or any Contracts (other than Contracts related to any Employee Plan);

     (l) not enter into any transaction other than in the ordinary course of business, or any transaction which is not at arms-length with unaffiliated third Persons;

     (m) not take or omit to take any action which would result in the representations and warranties contained in this Agreement and the Related Documents being untrue on the Closing Date, other than such action as shall have been previously agreed to in writing by the parties hereto;

     (n) not make any material change in the manner in which such Person extends discounts or credits to customers or any material change in the manner or terms by which such Person collects its accounts receivable or otherwise deals with customers;

     (o) not agree or otherwise commit to take any of the actions set forth above;

     (p) promptly provide the Purchasers with at least five Business Days notice of (i) the terms and conditions with respect to renewals of any existing Contracts to be renewed by the Entities, (ii) any intention to not renew any existing Contracts and (iii) the actual nonrenewal of any existing Contract;

     (q) conduct its business substantially as presently conducted and only in the ordinary course consistent with past practice;

     (r) use commercially reasonable efforts to (i) maintain its business, assets, relations with present employees, customers, suppliers, partners, licensees and operations as an ongoing business and preserve its goodwill, in accordance with past custom and practice and (ii) to satisfy each of the closing conditions to be satisfied by it set forth in Article VII hereof; and

     (s) pay and continue to defer all accounts payable and all expenses in a manner which is consistent with past practices and in the ordinary course of business.

6.3  EFFORTS TO CONSUMMATE.

     Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, in order to consummate the transactions contemplated hereby.

6.4  NO SOLICITATION.

     (a) The Parent shall, shall cause M Sub and each Entity to and shall direct and cause its and each such Person's officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties (other than the Purchasers and Alliance) that may be ongoing with respect to an Alternative Transaction. The Parent shall not, shall cause M Sub and each Entity not to and shall not authorize or permit any of its or any such Person's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative representing any such Person to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction or (ii) participate in any discussions or negotiations regarding any proposed Alternative Transaction; provided, however, that if, at any time prior to the Closing Date, the Board of Directors of the Parent determines in good faith, based on written advice from outside counsel, that action is required by reason of such Board of Directors' fiduciary duties to the Parent's stockholders under applicable law, the Parent may (subject to compliance with Section 6.4(c)), in response to an unsolicited Third Party Proposal, (A) furnish information with respect to the Parent and the Entities to the Person making such Third Party Proposal pursuant to a confidentiality agreement that is at least as protective of the Parent's and its Subsidiaries' interests as is the Confidentiality Agreement and (B) participate in negotiations regarding such a Third Party Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Parent, M Sub or any Entity or any investment banker, financial advisor, attorney, accountant or other representative acting on behalf of any such Person shall be deemed to be a breach of this Section 6.4(a).

     (b) Neither the Board of Directors of the Parent nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of this Agreement, the Related Documents or any of the transactions contemplated hereby or thereby, (ii) approve or recommend any Alternative Transaction or (iii) cause or permit the Parent, M Sub or any Entity to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement (an "Acquisition Agreement") with respect to an Alternative Transaction unless the Board of Directors of the Parent shall have previously terminated this Agreement pursuant to Section 9.1(f).

     (c) In addition to the obligations of the Parent set forth in paragraphs
(a) and (b) of this Section 6.4, the Parent shall immediately advise the Purchasers orally and in writing of any request for information or of any proposal or any inquiry regarding any Alternative Transaction, the material terms and conditions of such request, proposal or inquiry and the identity of the Person making such request, proposal or inquiry. The Parent will keep the Purchasers fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

     (d) Nothing contained in this Section 6.4 shall prohibit the Parent from at any time taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Parent's stockholders, in each case with respect to any Third Party Proposal, if the Parent shall have provided the Purchasers with as much advance notice of its position and proposed disclosure as is possible under the circumstances; provided, however, that neither the Parent nor its Board of Directors nor any Committee thereof shall, except as permitted by Section 6.4(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement, the Related Documents or any of the transactions contemplated hereby or thereby or approve or recommend, or propose to approve or recommend, an Alternative Transaction.

6.5  CONFIDENTIALITY.

     The Sellers and the Purchasers agree that, through and including the Closing Date, they shall comply with that certain letter agreement relating to matters of confidentiality dated as of July 24, 1997 (as amended, modified or supplemented, the "Confidentiality Agreement").

6.6  NOTICE OF PROSPECTIVE BREACH.

     Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any representation or warranty of such party that is contained in this Agreement or any Related Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing.

6.7  PUBLIC ANNOUNCEMENTS.

     Each party agrees that, except (i) as otherwise required by Law or Order and (ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which it is a party or the transactions contemplated hereby or thereby, without consulting in advance with the other parties hereto.

6.8  COOPERATION REGARDING TAX FILINGS; SECTION 338(H)(10).

     (a) After the Closing, the Purchasers and the Sellers shall act in good faith and cooperate with one another for the purpose of filing all Tax Returns and reports required to be filed by any of them. Parent shall join Purchaser A in a timely election pursuant to Section 338(h)(10) of the Code (and under any comparable provision of any state or local law) with respect to the CT Shares (the "338(h)(10) Election"). The parties hereto recognize that the 338(h)(10) Election will result in the purchase of the CT Shares hereunder being treated as a sale of assets by CT Sub for Federal income Tax purposes and for applicable state and local tax purposes and that any Tax Liability arising with respect to the 338(h)(10) Election (other than a Liability for Transfer Taxes described in Section 10.14) shall be deemed a Covered Tax. None of the parties hereto shall make any Tax Return or other filing that is inconsistent with the foregoing.

     (b) The Purchasers shall be responsible for the preparation and filing of all 338(h)(10) Election forms and the Sellers shall execute and deliver to Purchasers such documents as are reasonably requested to properly complete such forms at least twenty (20) days prior to the date such 338(h)(10) Election is required to be filed. The Sellers agree that the Purchasers shall be entitled to determine the allocation of the Modified Aggregate Deemed Sales Price (as defined in the treasury regulations promulgated under Section 338 of the Code) among the assets of CT Sub in their sole discretion, and in accordance with
Section 338 of the Code and the regulations thereunder (including the allocation of any adjustment to the Modified Aggregate Deemed Sales Price by reason of any purchase price adjustment or indemnification payment under this Agreement), and shall notify the Sellers of such determination as soon as possible after making such determination. The Purchasers and the Sellers agree to act in accordance with any such allocation in all relevant Tax Returns and filings.

     (c) Parent shall cause to be prepared and cause to be timely filed all consolidated, combined or unitary federal, state, local or foreign Tax Returns required to be filed with respect to Parent for all taxable periods ending before or including the Closing Date and shall include CT Sub in all such returns in which it is eligible to be included. The Purchasers agree to cooperate with Parent and its Affiliates in the preparation of the portions of such Tax Returns pertaining to CT Sub. The Parent shall permit the Purchasers to review and comment on the portion of all Tax Returns prepared by Parent pursuant to this Section 6.8(c) pertaining to CT Sub, or the Partnership prior to the filing of such Tax Returns. Parent shall cause to be timely paid all Taxes to which such Tax Returns relate for all periods covered by such Tax Returns.

     (d) The extent to which Taxes of CT Sub and the Partnership for a taxable period that includes but does not end on the Closing Date are treated as Taxes for the period ending on or prior to the Closing Date shall be determined for all purposes, including for purposes of calculating Covered Taxes, as follows:
(i) Taxes measured in whole or in part by net or gross income and Taxes relating to specific transactions shall be apportioned on the basis of a closing of the books of the Entity liable for such Tax at the close of business on the Closing Date; provided, however, that all transactions not in the ordinary course of business and not contemplated in this Agreement that occur on the Closing Date after Purchaser A's purchase of the CT Shares shall be reported on Purchaser A's federal income tax return to the extent permitted by Treas. Reg. Section 1502-76(b((1)(3); and (ii) all other Taxes shall be prorated according to the ratio of the number of days in such taxable period prior to and including the Closing Date to the number of days in such taxable period.

     (e) The Sellers shall cause to be prepared all required federal, state, local and foreign Tax Returns of CT Sub and the Partnership for any period which ends on or before the Closing Date, for which Tax Returns have not been filed as of the Closing Date (other than Tax Returns to be filed by Parent pursuant to Section 6.8(c)). The Purchasers shall cause to be prepared and cause to be timely filed all required federal, state, local and foreign Tax Returns of CT Sub and the Partnership (other than Tax Returns to be filed by Parent pursuant to Section 6.8(c)) for taxable periods beginning before and ending after the Closing Date. The Sellers and Purchasers agree to cooperate with each other in the preparation of such Tax Returns. The

Purchasers shall permit Sellers to review and comment on all Tax Returns prepared by the Purchasers pursuant to this Section 6.8(e) and such Tax Returns shall be subject to the prior approval of the Sellers which approval shall not be unreasonably withheld. The Sellers shall permit the Purchasers to review and comment on all Tax Returns prepared by the Sellers pursuant to this Section 6.8(e). Prior to the date such Tax Returns are due, the Parent will provide the Purchasers with amounts equal to the Covered Taxes, as shown on the Tax Returns to be filed under this Section 6.8(e), after taking into account any Tax or estimated Tax paid with respect to such Covered Taxes prior to the Closing Date. Promptly after receipt by the Purchasers of the amounts in respect of the Covered Taxes from the Parent, the Purchasers will cause the applicable Tax Returns prepared by the Seller to be filed.

     (f) Parent shall be entitled to any refund of Taxes paid by or with respect to CT Sub that is attributable to taxable periods ending on or prior to the Closing Date, and the Purchasers shall cause CT Sub to pay over to Parent any such refunds (net of any Tax Liability attributable thereto and any expenses incurred in the collection of such refund) within fifteen (15) days after receipt thereof. If the amount of such refund that is paid over by Parent is subsequently reduced by a Governmental Entity, Parent shall pay to Purchasers an amount necessary to reflect such adjustment.

     (g) The Parent shall not file any claim for a refund or credit, or an amended return claiming a refund or credit, after the Closing Date, for any Tax paid by CT Sub without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

     (h) Each of the Purchasers and the Sellers shall promptly notify the other party upon receipt of a notice of any pending or threatened Tax audit or assessment (a "Tax Claim") that may affect the Tax Liabilities of CT Sub, or the Partnership and for which any Seller would be liable under this Agreement; provided, however, that no delay on the part of either party in so notifying the other party shall relieve the other party from any liability or obligation hereunder (unless, and then solely to the extent) that the other party is materially and irrevocably prejudiced by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Tax Claim.

     (i) If the Sellers shall acknowledge in a writing delivered to the Purchasers that such Tax Claim is properly subject to their indemnification obligations hereunder and the Sellers shall have the financial resources to meet such indemnification obligations, then subject to the further provisions of this
Section 6.8(i), the Sellers shall have the right to assume the defense of such Tax Claim at their own expense and by their own counsel and other advisers, which counsel and other advisors shall be reasonably satisfactory to the Purchasers; provided, however, that the Sellers shall not have the right to assume the defense of any Tax Claim, notwithstanding the giving of such written acknowledgment, if the Sellers shall not have assumed the defense of such Tax Claim in a timely fashion. Notwithstanding anything to the contrary contained herein, if a Tax Claim involves, or could have a material effect on any material matter beyond the scope of the indemnification obligations of the Sellers, the Sellers and Purchasers shall jointly assume the defense of such Tax Claim at their own expense. If the Sellers exercise their right to assume the defense of a Tax Claim pursuant to and in accordance with this Section 6.8(i), (i) the Purchasers shall be entitled to participate in such defense with their own counsel and other advisors at their own expense, (ii) the Purchasers will reasonably cooperate with the Sellers and their counsel and advisors in the defense of such Tax Claim, and (iii) the Sellers shall not make any settlement of such Tax Claim without the written consent of the Purchasers, which consent shall not be unreasonably withheld, provided that consent may be withheld if any Losses to be incurred by the Purchasers pursuant to such settlement are not indemnified pursuant to the indemnification provisions set forth in Article VIII hereunder.

     (j) If the Sellers shall assume the defense of a Tax Claim pursuant to and in accordance with Section 6.8(i), the Sellers shall not be responsible for any legal or other defense costs subsequently incurred by the Purchasers in connection with the defense thereof. If the Sellers do not exercise their right to assume the defense of a Tax Claim or are otherwise restricted from doing so pursuant to Section 6.8(i), the Sellers shall nevertheless be entitled to participate in such defense with their own counsel and other advisors at their own expense. If the defense of a Tax Claim is retained by the Purchasers, the Purchasers shall not be entitled to settle such Tax Claim without the prior written consent of the Sellers, which consent shall not be unreasonably withheld.

     (k) After the Closing Date, the Sellers and the Purchasers shall make available to the other, as reasonably requested, all information, records or documents relating to Tax Liabilities or potential Tax Liabilities of CT Sub or the Partnership for all periods ending on or prior to the Closing Date, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

     (l) All Tax Returns which are required to be prepared by Sellers pursuant to Sections 6.8(c) and (e) shall be prepared and filed in a manner consistent with past practice and applicable Law and, on such Tax Returns, no position shall be taken, elections made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods.

6.9  EXCHANGE PROCEEDS.

     If, between the date hereof and the Closing, any Entity or any Seller receives any proceeds in consideration for the exchange of any of its assets (solely, in the case of the Parent as it relates to the Purchased Parent Assets), whether from the sale of any such assets, from insurance proceeds payable on account of any loss or casualty to such assets, any proceeds from the taking of such assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such assets (the "Exchange Proceeds"), the Sellers shall immediately notify the Purchasers of the receipt of such Exchange Proceeds and shall consult with the Purchasers with respect to the application of any such Exchange Proceeds. The Sellers shall ensure that any Exchange Proceeds received by any Entity shall either be used to purchase replacement assets or shall be retained by the applicable Entity.

6.10  NON-COMPETE; NON-SOLICITATION.

     (a) During the Non-Compete Period, the Parent shall not, and cause its Affiliates not to, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business within any Restricted Territory that is competitive with the Business or any product or services of the Business as such Business is conducted or proposed to be conducted from and after the Closing Date; provided, however, that nothing herein shall be deemed to prevent the Parent or any of its Affiliates from engaging in any activities presently conducted or proposed to be conducted by GK Finance or from providing any imaging modality as part of its "Operating Room of the Twenty First Century" business.

     (b) During the Non-Compete Period, none of the Parent nor any Affiliate shall directly or indirectly through another Person (i) induce or attempt to induce any employee of any Purchaser or any Affiliate of such Purchaser to leave the employ of such Purchaser or such Affiliate or in any way interfere with the relationship between such Purchaser or any such Affiliate, on the one hand, and any employee thereof, on the other hand, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of any Purchaser or any Affiliate of such Purchaser to cease doing business with such Person or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and such Person, on the other hand.

     (c) If, at the time of enforcement of this Section 6.10, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 6.10. Therefore, in the event of a breach or threatened breach of this Section 6.10, the Purchasers or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 6.10.

6.11  CERTAIN TAX MATTERS.

     From the date hereof until the Closing Date, (i) the Parent shall and shall cause each Entity to file all tax returns and reports ("Post-Signing Returns") required to be filed in a manner consistent with past practices; (ii) the Parent shall and shall cause each Entity to timely pay all Taxes shown as due and payable on the Post-Signing Returns; (iii) the Parent shall and shall cause each Entity to make provision for all Taxes payable for which no Post-Signing Return is due prior to the Closing Date; (iv) the Parent shall allow the Purchasers an opportunity to review and comment on any Post-Signing Return prior to the due date of such Post-Signing Return; and (v) the Parent will promptly notify the Purchasers of any action, suit, proceeding, claim or audit pending against or with respect to the Parent or any Entity in respect of any Tax where there is a possibility of a determination or decision which could have an adverse effect on the Parent's or any Entity's Tax Liabilities or Tax attributes.

6.12  ADVICE OF CHANGES; FILINGS.

     The Parent shall confer with the Purchasers on a regular and frequent basis as reasonably requested by the Purchasers, report on operational matters and promptly advise the Purchasers orally and, if requested by the Purchasers, in writing of any change with respect to the Parent or any Entity. The Parent shall promptly provide to the Purchasers (or their counsel) copies of all filings made by the Parent or any Entity with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     (a) The Parent will, as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the approval of this Agreement, the Related Documents, and the transactions contemplated hereby and thereby. The Parent will, through its Board of Directors, recommend to its stockholders that the Parent Stockholder Approval be given.

     (b) The Parent will, as soon as practicable following the date hereof, prepare and file a preliminary proxy or information statement (as amended, modified or supplemented, the "Proxy Statement") with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. The Proxy Statement shall contain the written opinion of Paine Webber Incorporated, opining as to the matters set forth in Section 3.25. The Parent will afford the Purchasers opportunity to review and comment upon any description of the Purchasers or their Affiliates, this Agreement, the Related Documents or the transactions contemplated hereby and thereby set forth in the Proxy Statement (including all drafts or amendments thereto). Each Purchaser shall provide the Parent with all necessary information reasonably requested with respect to itself and Alliance solely for inclusion by the Parent in the Proxy Statement. The Parent will notify the Purchasers promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchasers with copies of all correspondence between the Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Parent will promptly prepare and mail to its stockholders such an amendment or supplement.

6.13  MAINTENANCE OF CASH AND CASH EQUIVALENTS.

     During the period commencing on the Closing Date and ending on April 15, 1999, the Parent shall at all times hold cash or Cash Equivalents of not less than $1,000,000 in the aggregate in an investment account at a financial institution reasonably satisfactory to the Purchasers which shall not be subject to any Encumbrance other than Permitted Encumbrances. During such period, the Parent shall provide copies of all notices or reports delivered to it in respect of such account to the Purchasers within 5 Business Days of the receipt thereof.

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

6.14  FURTHER ASSURANCES.

     The Sellers shall and shall cause the Entities to take such further actions or execute such further documents or instruments as shall be reasonably requested by the Purchasers to further implement the transactions contemplated by Section 1.2 including, without limitation, discharging or disposing of any Excluded Liability which may be a Liability of any Entity on terms reasonably satisfactory to the Purchasers.

6.15  AUDITED FINANCIAL STATEMENTS.

     The Parent shall, and shall cause each of its Subsidiaries to, provide the Purchasers and their advisors with such information (including, without limitation, consolidating balance sheets and statements of operations as at December 31, 1997 and for the fiscal year then ended; such consolidating financial statements to incorporate the Entities in such form as presented in
Schedule 3.5(b) as well as individual columns for each of GK Finance, Parent and each other Subsidiary of the Parent, in each case, as adjusted to give effect to the transactions contemplated by Section 1.2 hereof), and access to its books and records (including, without limitation, access to its management employees), to permit them or their advisors to prepare audited balance sheets of the Entities as of December 31, 1997, and related audited statements of operations, shareholders' equity and cash flows for the period then ended, in each case in accordance with GAAP and adjusted to give effect to the consummation of the transactions contemplated by Section 1.2 as if such transactions were consummated at January 1, 1997.

6.16  DVI FUNDED INDEBTEDNESS.

     At the request of the Purchasers, on the Closing Date, the Parent shall and shall cause its Subsidiaries to repay all Funded Indebtedness held by DVI Financial Services, Inc. and DVI Business Credit Receivables Corp. ("DVI") under agreements relating to Funded Indebtedness provided by DVI to the Parent and its Subsidiaries upon payment by the Purchasers in full of all amounts due on the Closing Date to DVI in respect of principal, accrued interest thereon and prepayment premiums not to exceed $75,000 in the aggregate. On the Closing Date, Parent shall deliver all instruments and documents reasonably requested by the Purchasers to evidence the repayment in full of such Funded Indebtedness including reasonably satisfactory pay-off letters, releases of Encumbrances, releases of pledges of Equity Interests and UCC-3 financing statements.

6.17  TRANSFER OF PARENT PARTNERSHIP INTERESTS.

     Upon the request of the Purchasers, the Parent shall, on or immediately prior to the Closing Date, assign the Parent Partnership Interests to a newly organized wholly-owned corporate Subsidiary (which shall conduct no business whatsoever) and shall cause such Subsidiary to assign the Parent Partnership Interests to Purchaser A in accordance with Section 1.1 hereof.

6.18  CERTAIN EMPLOYEE MATTERS.

     (a) On the Closing Date, the Purchasers shall or shall cause the Entities or an Affiliate of the Purchasers, to continue the employment of or offer employment, as applicable, to the employees of the Entities and Parent to be identified by the Purchasers prior to the Closing Date in accordance with the terms of a letter, dated of even date herewith, delivered by Purchaser A to the Parent (any such employees who so continue or accept such offer of employment being referred to herein as the "Hired Employees"). Such employment shall be in a substantially similar position as such Hired Employee held while employed by the applicable Entity or Parent prior to the Closing, and the Purchasers shall have no Liability or obligation to any other employees of the Parent or any of its Subsidiaries (other than the Entities as set forth herein). Prior to the Closing, Parent and the Entities shall take such actions and, after the Closing Date, Parent and the Purchasers shall take, and the Purchasers shall cause the Entities to take, such actions as are necessary so that each Hired Employee shall cease to be entitled to participate in or accrue benefits under any of Parent's Employee Benefit Plans, programs, policies and arrangements except to the extent required by applicable Law. The Purchasers shall, or shall cause the Entities or an Affiliate of the Purchasers, to take such actions as may be necessary such that, subject to the provisions of this Section 6.18, on and after the Closing Date, each Hired Employee shall be eligible to participate in, and be subject to the provisions of, the Employee Benefit Plans (including a 401(k) plan and a flexible benefits plan), programs, personnel policies and guidelines sponsored or maintained by Alliance, and applicable for employees of Alliance or its Affiliates in a similar position, subject to the satisfaction of all the eligibility criteria for participation thereunder (except as otherwise provided in this Section 6.18).

     (b) With respect to the Alliance Employee Benefit Plans, programs, personnel policies and guidelines, Alliance shall grant all Hired Employees from and after the Closing Date credit for all service with the Entities and Parent prior to the Closing Date for all purposes. Alliance shall take such actions as are necessary to provide that on the Closing Date all Hired Employees and their spouses and dependents shall be immediately covered by the group health plan maintained by Alliance which shall (i) provide immediate coverage as of the Closing Date without any waiting period, (ii) waive any pre-existing condition exclusions or limitations, and (iii) provide that any amounts paid by Hired Employees through the Closing Date for medical expenses that are treated as deductible, co-insurance and out-of-pocket payments under the Parent's health plan shall reduce the amount of any deductible, co-insurance or out-of-pocket payments required to be paid for a similar period under the Alliance health plan; provided, however, that the Sellers shall provide Alliance with a list of all current and former employees participating in the Parent's health plan along with a listing of each employee's deductible and co-insurance payments through the Closing Date.

     (c) Effective as of the Closing, the Purchasers shall assume the Parent's or Entities' obligations with respect to accrued sick pay, personal holidays and vacation pay for Hired Employees, provided that the vacation pay costs as of the Latest Balance Sheet Date have been accrued and reflected on the Latest Balance Sheet.

     (d) Parent shall take such actions as are necessary to provide that the Hired Employees are fully vested in their benefits under the Retirement Plan for Employees of Parent and CT Sub (the "ASHS 401(k) Plan"). Parent shall also take such actions as are necessary to provide that the Hired Employees will be eligible to receive distributions from the ASHS 401(k) Plan that will be eligible for rollover to the Alliance "401(k)" plan. The Purchasers shall take such action as is necessary after the Closing Date to provide that the Alliance "401(k)" plan will allow rollovers of distributions from the ASHS 401(k) Plan.

     (e) After the Closing Date, the Purchasers and the Sellers agree to take such actions as are necessary to provide for the transfer of the account balances of the flexible spending accounts of each Hired Employee from Parent's "Section 125" plan to the Alliance "Section 125" plan and the Purchasers shall provide for the reimbursement from the Alliance "Section 125" plan of medical and childcare expenses incurred by Hired Employees during 1998.

     (f) After the Closing Date, the Purchasers shall be responsible for providing health care continuation coverage pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to the extent required by COBRA, for all former employees of the Entities and/or their "qualified beneficiaries" (as such term is defined in Part 6 of Title I of ERISA) who were receiving health care continuation coverage under COBRA prior to the Closing Date or who are or become eligible to receive such coverage on or after the Closing Date. As of the date hereof, there were 2 former employees of the Entities and/or their "qualified beneficiaries" who were receiving health care continuation coverage under COBRA and 8 former employees who experienced a "qualifying event" under COBRA.

                                  ARTICLE VII

                               CLOSING CONDITIONS

7.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS.

     The respective obligations of each party to consummate the transactions contemplated hereby is subject to the satisfaction prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by the Parent (on behalf of the Sellers) or the Purchasers and Alliance, as applicable:

     (a) Approvals. The authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods of any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained or made.

     (b) Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

     (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

     (d) Actions and Statutes. No Proceeding shall have been taken or threatened, and no Law or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement or the Related Documents by any Governmental Entity that could (i) make the consummation of the transactions contemplated hereby or thereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or thereby or (ii) render any party unable to consummate the transactions contemplated hereby or thereby.

7.2  CONDITIONS TO OBLIGATIONS OF THE PURCHASERS AND ALLIANCE.

     The obligations of the Purchasers and Alliance under this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Purchasers and Alliance:

     (a) Accuracy of Representations and Warranties. All representations and warranties made by the Sellers in this Agreement and the Related Documents shall be true and correct, individually or in the aggregate, in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, or "Material Adverse Effect" which representations and warranties as so qualified shall be true and correct, individually or in the aggregate, in all respects) as of the date hereof and as of the Closing Date (unless such representations and warranties relate to a specific date other than the Closing Date, in which case such representations and warranties shall be true and correct, individually or in the aggregate, in all material respects, or in all respects, as the case may be, on such date) with the same effect as if such representations and warranties had been made at and as of the Closing Date (including, after giving effect to the transactions contemplated by Section 1.2).

     (b) Performance of Obligations of the Sellers. The Sellers shall have performed in all material respects all obligations, agreements and covenants required to be performed by them under this Agreement and the Related Documents prior to or as of the Closing Date.

     (c) Certificates. At the Closing, in consideration of the delivery of the Purchase Price pursuant to Section 1.3 hereof, (a) the Parent shall deliver or cause to be delivered to Purchaser A, the certificates representing the Shares (other than the M Sub Partnership Interests) and the Parent shall deliver or cause to be delivered to Purchaser B, a certificate representing the M Sub Partnership Interests, in each case, duly endorsed in blank for transfer or accompanied by stock and partnership transfer powers duly executed in blank, sufficient in form and substance to convey to each Purchaser good and marketable title to all of the Shares purchased by such Purchaser, free and clear of all Encumbrances.

     (d) Consents and Approvals. The Purchasers shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Sellers of this Agreement and each of the Related Documents to which any of them may be parties (including, without limitation, the assumption of any Funded Indebtedness and any consents or approvals necessary to be obtained in connection with the transactions contemplated by Section 10.4(b)), the consummation of the transactions contemplated hereby and thereby, and the continued conduct of the Business as previously conducted (including, without limitation, the transfer of any necessary regulatory Permits currently in the name of the Parent or any Subsidiary other than the Entities), in form and substance reasonably satisfactory to the Purchasers and their counsel. The Sellers shall obtain all Permits required to conduct the Business which have not been obtained on or prior to the date hereof in the name of the Entities. The Parent shall cause each of the Encumbrances designated to be terminated on or prior to the Closing Date on Schedule 3.9 to be so terminated on or prior to the Closing Date (unless such Encumbrances cease to be effective under applicable Law).

     (e) Asset Contribution and Asset Disposition. The Asset Contribution, Asset Disposition and the other transactions contemplated by Section 1.2 shall each be consummated in accordance with Section 1.2 hereof.

     (f) Absence of Material Adverse Effect. Since the Latest Balance Sheet Date, there shall have been no change in respect of the Business that has had or is reasonably likely to have a Material Adverse Effect.

     (g) Related Documents. Each of the agreements attached hereto as Exhibit A-1 and Exhibit A-2, respectively (each as amended, modified or supplemented, a "Related Document" or a "Stockholder Agreement") shall have been executed and delivered by the parties thereto and the transactions contemplated thereby to be completed at or prior to the Closing substantially consummated or effected, as the case may be, in accordance with the terms thereof.

     (h) Partnership Agreement Amendment. The Partnership Agreement shall be amended and restated in its entirety by the Sellers on such terms and conditions as shall be satisfactory to the Sellers and the Purchasers.

     (i) Sellers' Certificates. Each of the following certificates shall have been executed and delivered, as the case may be, by the Person who or which is the subject thereof:

          (i) a certificate of the Sellers, dated as of the Closing Date, certifying, in each case, (i) that true and complete copies of the Organizational Documents of each Entity and the Sellers as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of such Seller executing this Agreement and the Related Documents, (iii) the genuineness of the resolutions (attached thereto) of the board of directors of the Sellers authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Sellers are a party and the consummation of the transactions contemplated hereby and thereby and (iv) the genuineness of the resolutions (attached thereto) of the management committee or similar governing body of each Entity authorizing such Entity to consent to the transactions contemplated by this Agreement;

          (ii) certificates of the secretaries of state of the states (or other applicable office) in which each Seller and each Entity is organized and qualified to do business, dated as of a date not more than five days prior to the Closing Date, certifying as to the good standing and non-delinquent tax status of such Seller and Entity;

          (iii) a certificate signed by the principal executive officer of each Seller, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of the Sellers contained herein, as contemplated by Section 7.2(a) hereof, and (B) the performance of the obligations, covenants and agreements of the Sellers contained herein, as contemplated in Section 7.2(b) hereof; and

          (iv) a certificate of the Sellers dated as of the Closing Date, certifying that no Entity is a foreign person within the meaning of Section 1445 of the Code.

     (j) Resignation of Officers and Directors. The Purchasers shall have received letters from all of the officers and directors of the Entities, resigning their respective positions as officers and directors of such Entities, respectively, immediately upon the Closing.

     (k) Officer's Certificate. The Purchasers shall have received a certificate of a duly authorized officer of the Parent certifying as to the matters set forth in Section 7.2(e).

7.3  CONDITIONS TO OBLIGATIONS OF THE SELLERS.

     The obligations of the Sellers under this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Sellers:

     (a) Accuracy of Representations and Warranties. All representations and warranties made by Alliance and the Purchasers in this Agreement and the Related Documents shall be true and correct, individually or in the aggregate, in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, or "Material Adverse Effect" which representations and warranties as so qualified shall be true and correct, individually or in the aggregate, in all respects) as of the date hereof and at and as of the Closing Date (unless such representations and warranties relate to a specific date other than the Closing Date, in which case, such representations and warranties shall be true and correct, individually or in the aggregate, in all material respects, or in all respects, as the case may be, on such date) with the same effect as if such representations and warranties had been made at and as of the Closing Date.

     (b) Performance of Obligations of the Purchasers and Alliance. Alliance and the Purchasers shall have performed in all material respects all obligations, agreements and covenants required to be performed by them under this Agreement and the Related Documents prior to or as of the Closing Date.

     (c) Certificates. Each of the following certificates shall have been executed and delivered, as the case may be, by the Person who or which is the subject thereof:

          (i) a certificate of the secretary of Alliance and each Purchaser, dated as of the Closing Date, certifying, in each case, (i) that true and complete copies of its Organizational Documents as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of Alliance and such Purchaser executing this Agreement and the Related Documents, and (iii) the genuineness of the resolutions (attached thereto) of the board of directors of Alliance and such Purchaser (or committee thereof) authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Alliance or such Purchaser is a party and the consummation of the transactions contemplated hereby and thereby;

          (ii) (xlii) certificates of the secretaries of state of the states in which Alliance and each of the Purchasers is organized, dated a date not more than five days prior to the Closing Date as of the Closing Date, certifying as to the good standing and non-delinquent tax status of Alliance and the Purchasers; and

          (iii) (xliii) a certificate signed by a principal executive officer of Alliance and each Purchaser, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of Alliance and such Purchaser contained herein, as contemplated by Section 7.3(a) hereof and (B) the performance of the obligations, agreements and covenants of Alliance and such Purchaser contained herein, as contemplated in Section 7.3(b) hereof.

                                  ARTICLE VIII

                                INDEMNIFICATION

8.1  INDEMNIFICATION GENERALLY; ETC.

     (a) Subject to the further terms of this Article VIII, the Sellers agree, jointly and severally, to indemnify the Purchaser Indemnified Persons for, and hold them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

          (i) the untruth, inaccuracy or breach of any representation or warranty (without regard to whether such representation or warranty is qualified by reference to materiality or "Material Adverse Effect") of the Sellers contained herein, in any Related Document, or in any certificate delivered by any Seller relating thereto delivered in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

          (ii) the breach of any agreement or covenant of the Sellers contained in this Agreement or in any Related Document;

          (iii) any Liability of any Entity in any manner related to a claim asserted under the Agreement for Purchase and Sale of Assets, dated as of December 30, 1994 among Vencor, Inc., CT Sub and Parent;

          (iv) for any Liability with respect to Covered Taxes and for 50% of any Liability with respect to all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees ("Transfer Taxes") with respect to the transactions contemplated by Section 1.2; and

          (v) any Liability of any Entity for Taxes attributable to the inclusion of an adjustment in taxable income of an Entity under Section 481 of the Code for any Tax period beginning on or after the Closing Date as a result of a required or optional change in method of accounting with respect to a Tax period ending on or prior to the Closing Date.

     (b) Subject to the further terms of this Article VIII, each of Alliance and the Purchasers agree jointly and severally to indemnify the Seller Indemnified Persons for, and hold them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

          (i) the untruth, inaccuracy or breach of any representation or warranty (without regard to whether such representation or warranty is qualified by reference to materiality or "Material Adverse Effect") of Alliance or such Purchaser contained herein, any Related Document, or any certificate delivered by Alliance or such Purchaser in connection herewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

          (ii) the breach of any agreement or covenant of Alliance or either Purchaser contained in this Agreement or in any Related Document;

          (iii) any failure to comply after the Closing Date with the Worker Adjustment and Retraining Act of 1988, as amended, or any similar state law arising out of, or relating to, any actions taken by Alliance or the Purchasers with respect to Hired Employees after the Closing Date; and

          (iv) any Liability for Transfer Taxes to be borne by Purchasers or Alliance pursuant to Section 10.14.

     (c) Notwithstanding the foregoing the Purchasers shall not be entitled to indemnification hereunder for any Losses arising as a result of the untruth or inaccuracy of any representation or warranty to the extent that a Liability arising as a result of such untruth or inaccuracy is reflected as a Liability in the financial statements delivered on the date hereof pursuant to Section 3.5 hereof.

     (d) Absent fraud, the rights of the parties for indemnification relating to this Agreement and the transactions contemplated hereby and under the Related Documents shall be strictly limited to those contained in this Article VIII, and such indemnification rights shall be the exclusive remedies of the parties subsequent to the Closing Date with respect to any matter relating to this Agreement or arising in connection herewith.

8.2  ASSERTION OF CLAIMS.

     No claim shall be brought for a breach of a representation or warranty under Section 8.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.3 of any Third Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior to or subsequent to the Survival Date for the enforcement of their rights under Section 8.1.

8.3  NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

     The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of claim or Liability by third parties other than in respect of Tax Claims (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is materially and irrevocably prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

     (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, or (ii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

     (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 8.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 8.3(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 8.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons, the Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which shall not be unreasonably withheld.

     (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which shall not be unreasonably withheld.

8.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     (a) Subject to the further provisions of this Section 8.4, the representations and warranties contained in this Agreement, the Related Documents, or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing Date until April 15, 1999; provided, however, that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.21, 4.1, 4.2, 4.3, 4.4, 5.1, 5.2 and 5.3 (other than the covenant set forth therein which shall survive in accordance with the second sentence of this Section 8.4(a)) of this Agreement shall survive indefinitely and (ii) the representations and warranties contained in Sections 3.8 and 3.20 of this Agreement shall survive the Closing Date until the expiration of any applicable statue of limitations (those representations and warranties referenced in the foregoing clauses (i) and (ii), being the "Excluded Representations and Warranties") for Third Party Claims applicable to the matters covered thereby. The covenants and other agreements of the parties contained in this Agreement and the Related Documents (including the indemnity provided for in Section 8.1(a)(iii) of this Agreement) shall survive the Closing Date until they are otherwise terminated by their terms. The obligations of the Sellers under Section 8.1(a)(iv) and (a)(v) shall survive the Closing Date until the expiration of any applicable statute of limitations with respect to the matters set forth therein. The obligations of Alliance and the Purchasers under Section 8.1(b)(iv) shall survive the Closing Date until the expiration of any applicable statute of limitations with respect to the matters set forth therein.

     (b) For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Date".

8.5 LIMITATIONS ON INDEMNIFICATION.

     (a) Indemnity Baskets for the Sellers. The Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties pursuant to Section 8.1(a)(i) unless and until the Purchaser Indemnified Persons shall have incurred on a cumulative basis aggregate Losses (without giving effect, in determining whether and to what extent representations and warranties were breached or Losses were incurred, to qualifications therein relating to materiality or "Material Adverse Effect") in an amount of $500,000, in which event the right to be indemnified shall apply in respect of all Losses; provided, however, that in no event shall the limitations set forth in this Section 8.5(a) apply with respect to the Excluded Representations and Warranties.

     (b) Indemnity Limitations for the Sellers. The sum of all Losses (without giving effect, in determining whether and to what extent representations and warranties were breached or Losses were incurred, to qualifications therein relating to materiality or "Material Adverse Effect") pursuant to which indemnification is payable by the Sellers pursuant to Section 8.1(a)(i) shall not exceed $2,000,000; provided, however, that in no event shall the limitations set forth in this Section 8.5(b) apply with respect to the Excluded Representations and Warranties.

8.6  LIMITATIONS ON INDEMNIFICATION.

     (a) Indemnity Baskets for the Purchasers and Alliance. The Seller Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties pursuant to Section 8.1(b)(i) unless and until the Seller Indemnified Persons shall have incurred on a cumulative basis aggregate Losses (without giving effect, in determining whether and to what extent representations and warranties were breached or Losses were incurred, to qualifications therein relating to materiality or "Material Adverse Effect") in an amount of $500,000, in which event the right to be indemnified shall apply in respect of all Losses; provided, however, that in no event shall the limitations set forth in this Section 8.6(a) apply with respect to the Excluded Representations and Warranties.

     (b) Indemnity Limitations for the Purchasers and Alliance. The sum of all Losses (without giving effect, in determining whether and to what extent representations and warranties were breached or Losses were incurred, to qualifications therein relating to materiality or "Material Adverse Effect") pursuant to which indemnification is payable by the Purchasers and Alliance pursuant to Section 8.1(b)(i) shall not exceed $2,000,000; provided, however, that in no event shall the limitations set forth in this Section 8.6(b) apply with respect to the Excluded Representations and Warranties.

8.7  ALLOCATION OF INDEMNIFICATION PAYMENTS.

     The parties hereto agree that any indemnification payment shall be treated as an adjustment to the Purchase Price.

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

                                   ARTICLE IX

                       TERMINATION; EFFECT OF TERMINATION

9.1  TERMINATION.

     This Agreement may be terminated at any time prior to the Closing by:

     (a) the mutual written consent of the parties hereto; or

     (b) the Purchasers or Alliance, if there has been a breach by any Seller of any of the representations or warranties in this Agreement or in any Related Document, individually or in the aggregate, in any material respect (except for representations and warranties which are qualified by their terms by a reference to materiality or "Material Adverse Effect" in which case, such representations or warranties as so qualified shall have been breached in any respect), covenant, obligation or agreement set forth in this Agreement or in any Related Document and such breach shall not have been cured within 10 Business Days after notice thereof is given by any Purchaser or Alliance (except that no cure period shall be provided for a breach which by its nature cannot be cured); or

     (c) the Sellers, if there has been a breach by Alliance or any Purchaser of any of the representations or warranties in this Agreement or in any Related Document, individually or in the aggregate, in any material respect (except for representations and warranties which are qualified by their terms by a reference to materiality or "Material Adverse Effect" in which case, such representations or warranties as so qualified shall have been breached in any respect), covenant, obligation or agreement set forth in this Agreement or in any Related Document and such breach shall not have been cured within 10 Business Days after notice thereof is given by any Seller (except that no cure period shall be provided for a breach which by its nature cannot be cured); or

     (d) either the Purchasers, Alliance or the Sellers, if the Closing shall not have been consummated by September 15, 1998; or

     (e) either the Purchasers, Alliance or the Sellers, if any permanent injunction or Order of a Governmental Entity preventing the Closing shall have become final and nonappealable;

     (f) By either Parent or the Purchasers if, prior to the Closing Date, (i) the Board of Directors of the Parent determines that a Third Party Proposal for an Alternative Transaction constitutes a Superior Proposal, (ii) the Parent promptly notifies the Purchasers of its determination in writing, which writing shall set forth the terms and conditions of the Third Party Proposal and the identity of the Person making the Third Party Proposal, (iii) ten days have elapsed following receipt by the Purchasers of such written notice, (iv) during such ten day period the Parent cooperates with the Purchasers with the intent of enabling, but not obligating, the Purchasers to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (v) at the end of such ten day period, the Board of Directors of the Parent continues to believe that such Third Party Proposal constitutes a Superior Proposal and the Parent pays to the Purchasers the amounts specified under Section 10.5(b) pursuant to the terms thereof. For purposes of this Agreement, a "Superior Proposal" means any Third Party Proposal to effect an Alternative Transaction; provided that (i) the Board of Directors of the Parent determines in its good faith judgment (following the consultation with, and the receipt of the advice of, the Parent's financial advisor) that such Third Party Proposal is on terms that are more favorable to the Parent's stockholders than the transactions contemplated by this Agreement (taking into account all relevant factors, including the amount and form of consideration to be received, the relative value of any non-cash consideration, and the timing and certainty of closing) and (ii) the Board of Directors of the Parent determines in its good faith judgment (based on the written advice of outside counsel) that the failure to recommend or accept such Third Party Proposal would violate the fiduciary duties of the Board of Directors of the Parent under applicable Law; provided, however, in each case, that none of the Sellers, Alliance nor the Purchasers shall be entitled to terminate this Agreement if such party's breach of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to this Section 9.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

9.2  EFFECT OF TERMINATION.

     In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except for Section 6.7, Section 10.5 and this Section 9.2, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any intentional, willful or knowing breach by such party of the representations, warranties, covenants, obligations or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1  AMENDMENT.

     This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of representation or warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.2  ENTIRE AGREEMENT.

     This Agreement and the other agreements and documents referenced herein (including, but not limited to, the schedules and the exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into with this Agreement (including the Related Documents) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the letter agreement dated September 15, 1997 (as amended to the date hereof) between the Parent and Apollo Management, L.P.

10.3  SEVERABILITY.

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4  BENEFITS OF AGREEMENT.

     All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing; provided, however, that anything contained herein to the contrary notwithstanding, the Purchasers may (a) collaterally assign this Agreement and the Related Documents, without the prior consent of any other party, to a financial or lending institutions providing financing to such Persons or their Affiliates,
(b) assign the rights to acquire any and all assets (including interests under leases, Permits and Contracts with third parties) related to certain MRI Units to be designated by the Purchasers to the Sellers to any Affiliate of the Purchasers, pursuant to Conveyance Instruments reasonably satisfactory to the Purchasers on the Closing Date and (c) assign this Agreement to any wholly-owned Subsidiary of Alliance.

10.5  FEES AND EXPENSES

     (a) Except as otherwise provided herein and as provided below in this
Section 10.5, all fees and expenses incurred in connection with this Agreement, the Related Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, however, that the Purchasers shall pay the reasonable fees and expenses of Ernst & Young, LLP in connection with the preparation of the financial statements referenced in Section 3.5(b) and Section 6.15.

     (b) If this Agreement is terminated pursuant to Section 9.1(f), the Sellers shall pay to the Purchasers promptly upon such termination $1,350,000 plus all Expenses.

     (c) If this Agreement is terminated by any Purchaser or Alliance pursuant to Section 9.1(d) as a result of a failure to be satisfied of the condition precedent set forth in Section 7.1(b), and, if, within 180 days of such termination either an Alternative Transaction shall be consummated or any Seller or Entity shall enter into an Acquisition Agreement providing for an Alternative Transaction, then the Sellers shall pay the Purchasers, upon the closing of such transaction, if and whenever it occurs, $1,350,000 plus all Expenses. No amounts whatsoever shall be payable to the Purchasers under this Section 10.5(c) if, at the Stockholders Meeting or any adjournments or postponements thereof, the Purchasers or their Affiliates fail to vote or cause to be voted, or fail to grant or cause the granting of consent or approval with respect to, any shares of Parent Common Stock owned by them or as to which they have voting rights, in favor of this Agreement and the transactions contemplated hereby.

     (d) The Sellers acknowledge that the agreements contained in this Section
10.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Purchasers and Alliance would not enter into this Agreement. Accordingly, if the Sellers fail promptly to pay any amount due pursuant to this Section 10.5, and, in order to obtain such payment, the Purchasers or Alliance commence a suit which results in a judgment against the Sellers for the amounts set forth in this Section 10.5, the Sellers shall pay the Purchasers and Alliance all costs and expenses (including attorney's fees and expenses) in connection with such suit, together with interest on such amounts (excluding the Purchaser's and Alliance's costs and expenses) at the prime rate of the Bankers Trust Company in effect on the date such payment was required to be made. If such a suit results in a judgment against the Purchasers or Alliance, the Purchasers and Alliance shall pay to the Sellers all costs and expenses (including attorney's fees and expenses) in connection with such suit. "Expenses" shall mean all reasonably documented out-of-pocket expenses incurred by the Purchasers and Alliance in connection with this Agreement, the Related Documents and the transactions contemplated hereby and thereby, including fees and expenses of its consultants, attorneys, accountants, and other advisors; provided, however, that unless the Parent has previously agreed in writing to increase such amount, the aggregate amount of such Expenses reimbursable under this Section 10.5 shall not exceed $350,000.

10.6  HEADINGS.

     Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

10.7  NOTICES.

     All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to any Seller, to:

                            American Shared Hospital Services
                            Four Embarcadero Center
                            Suite 3620
                            San Francisco, California 94111
                            Attention: Ernest A. Bates, M.D.
                            Telephone No.: (415) 788-5300
                            Facsimile No.: (415) 788-5660

        with a copy to:

                            Sidley & Austin
                            875 Third Avenue
                            14th Floor
                            New York, New York 10022
                            Attention: Daniel Kelly
                            Telephone No.: (212) 906-2000
                            Facsimile No.: (212) 906-2021

     (b) if to the Purchasers or Alliance, to:

                            Alliance Imaging, Inc.
                            1065 PacifiCenter Drive
                            Suite 200
                            Anaheim, California 92806
                            Attention: Richard N. Zehner
                            Telephone No.: (714) 688-7100
                            Facsimile No.: (714) 688-3388

        with a copy to:

                            O'Sullivan Graev & Karabell, LLP
                            30 Rockefeller Plaza
                            New York, New York 10112
                            Attention: John J. Suydam, Esq.
                            Telephone No.: (212) 408-2400
                            Facsimile No.: (212) 408-2420.

     All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopier, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

10.8  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

10.9  GOVERNING LAW.

     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

10.10  INCORPORATION OF EXHIBITS AND SCHEDULES.

     The Annexes, Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.11  INTERPRETATION; CONSTRUCTION.

     The term "Agreement" means this agreement together with all schedules, annexes and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. In this Agreement, the term "Best Knowledge" of any Person means (i) the actual knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, employees and professional advisers (including attorneys, accountants and consultants) of the Person who could reasonably be expected to have actual knowledge of the matters in question. When used in the case of the Sellers, the term "Best Knowledge" shall include the Best Knowledge of each Seller and each Entity. The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the schedules, annexes and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

10.12  REMEDIES.

     The parties shall each have and retain all rights and remedies existing in their favor under this Agreement, the Related Documents, at law or equity, including rights to bring actions for specific performance and injunctive and other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent a breach or any violation of this Agreement or the Related Documents. All such rights and remedies shall, to the extent permitted by applicable Law, be cumulative.

10.13  APPOINTMENT OF REPRESENTATIVE.

     M Sub hereby irrevocably appoints the Parent to be its attorney-in-fact and representative for the purpose of administering this Agreement on behalf M Sub. The Purchasers shall be entitled to deal exclusively with the Parent, as the representative of M Sub. Purchaser B hereby irrevocably appoints Purchaser A to be its attorney-in-fact and representative for the purpose of administering this Agreement on behalf of Purchaser B. The Sellers shall be entitled to deal exclusively with Purchaser A as the representative of Purchaser B.

10.14  SALE AND TRANSFER TAXES.

     All Transfer Taxes incurred in connection with the consummation of the transactions contemplated herein (other than the Transfer Taxes referenced in Section 8.1(a)(iv) to be borne by the Sellers) shall be paid 100% by Alliance and the Purchasers.

10.15  WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

                                          ALLIANCE IMAGING, INC.

                                          By: /s/ RICHARD N. ZEHNER

                                            ------------------------------------
                                            Name: Richard N. Zehner
                                            Title: CEO

                                          EMBARCADERO HOLDING CORP. I

                                          By: /s/ JOSH HARRIS

                                            ------------------------------------
                                            Name: Josh Harris
                                            Title: Vice President

                                          EMBARCADERO HOLDING CORP. II

                                          By: /s/ JOSH HARRIS

                                            ------------------------------------
                                            Name: Josh Harris
                                            Title: Vice President

                                          AMERICAN SHARED HOSPITAL
                                          SERVICES

                                          By: /s/ ERNEST A. BATES

                                            ------------------------------------
                                            Name: Ernest A. Bates, M.D.
                                            Title: Chairman and CEO

                                          MMRI, INC.

                                          By: /s/ ERNEST A. BATES

                                            ------------------------------------
                                            Name: Ernest A. Bates, M.D.
                                            Title: Chairman and President

                                                                         ANNEX I

                                  DEFINITIONS

     "Acquisition Agreement" has the meaning ascribed thereto in Section 6.4.

     "Affiliate" means, with respect to any Person, (i) a director, officer or greater than 10% shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), or (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "Alliance" has the meaning ascribed thereto in the preamble.

     "Alternative Transaction" means any (i) acquisition or purchase of any material portion of the Business or any material assets of either Entity outside the ordinary course of business, (ii) acquisition or purchase of any Equity Securities of any Entity, any tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 50% of any class of Equity Securities of the Parent or any Equity Securities of either Entity or
(iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any Entity, other than the transactions contemplated to be effected with the Purchasers by this Agreement.

     "ASHS 401(k) Plan" has the meaning ascribed thereto in Section 6.18.

     "Asset Contribution" has the meaning ascribed thereto in Section 1.2.

     "Asset Disposition" has the meaning ascribed thereto in Section 1.2.

     "Business" has the meaning ascribed thereto in the first WHEREAS clause.

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

     "Capital Lease" means any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

     "Cash Equivalents" means any of the following: (a) securities issued, or that are directly and fully guaranteed or insured, by the United States Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than 12 months from the date of acquisition of any domestic commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clause (b) above or with securities dealers of recognized national standing, and
(d) commercial paper rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by Moody's Investors Service, Inc. and at least P-1 or the equivalent thereof by Standard & Poor's Corporation and maturing within six months after the date of its acquisition.

     "Cath Lab" has the meaning ascribed thereto in Section 3.5.

     "CERCLA" has the meaning ascribed thereto in Section 3.20.

     "CHAMPUS" has the meaning ascribed thereto in Section 3.18.

     "Closing" has the meaning ascribed thereto in Article II.

     "Closing Date" has the meaning ascribed thereto in Article II.

     "COBRA" has the meaning ascribed thereto in Section 6.18.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential or Proprietary Information" means all information disclosed
(i) by or on behalf of any Entity or any Seller to the Purchasers, Alliance or to employees, consultants or others in a confidential relationship with any of them, or (ii) by or on behalf of the Purchasers or Alliance to any Seller or any Entity, or to employees, consultants or others in a confidential relationship with any of them, in each case other than such information which (A) becomes generally available to the public (other than as a result of a breach of this Agreement), (B) was known to the party to whom such information was disclosed prior to its disclosure to such party, (C) is hereafter available to the party to whom such information was disclosed on a non-confidential basis from a source (other than the party disclosing or on whose behalf such information was disclosed) which was, to the knowledge of the receiving party, entitled to disclose the same or (D) is compelled by Law or Order to be disclosed by the party to whom such information was disclosed.

     "Confidentiality Agreement" has the meaning ascribed thereto in Section
6.5.

     "Consolidated Affiliate" has the meaning ascribed thereto in Section 3.8.

     "Consolidated Group" has the meaning ascribed thereto in Section 3.8.

     "Contract" means any agreement, contract, or license (i) for purposes of
Section 3.7(l) and Section 6.2(k), relating to payments by any Person of a dollar amount in excess of $25,000 and (ii) for purposes of all other Sections of this Agreement, relating to payments by any Person of a dollar amount in excess of $10,000.

     "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, by contract or otherwise.

     "Conveyance Instruments" has the meaning ascribed thereto in Section 1.2.

     "Covered Taxes" means, all Taxes of CT Sub and/or the Partnership with respect to periods ending on or prior to the Closing Date other than those Taxes that are to be paid by Purchasers and Alliance pursuant to Section 10.14.

     "CT Shares" has the meaning ascribed thereto in the second WHEREAS clause.

     "CT Sub" means CuraCare, Inc., a Delaware corporation.

     "CT Unit" has the meaning ascribed thereto in Section 3.5.

     "DVI" has the meaning ascribed thereto in Section 6.16.

     "DVI Revolving Credit Agreement" means the Loan and Security Agreement dated as of January 31, 1996 among MRI Sub and CT Sub, as borrowers, the Parent and Ernest A. Bates, M.D., as guarantors, and DVI, as lender, as amended by Amendment No. 1 dated March 26, 1996, as amended by Amendment No. 2 dated January 31, 1997, as amended by Amendment No. 3 dated April 30, 1997, as amended by Amendment No. 4 dated as of July 31, 1997 and as amended by Amendment No. 5 dated as of December 1, 1997.

     "EBITDA" means, for any period with respect to any Unit, net income (or net loss) from operations plus, to the extent deducted in calculating such net income (or net loss), the sum of (a) interest expense, (b) income tax expense,
(c) depreciation expense and (d) amortization expense, in each case determined and as properly allocated to such Unit in accordance with GAAP.

     "Employee Benefit Plan" means (i) any qualified or non-qualified "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any "multiemployer plan," as defined in Section 3(37) of ERISA, or "multiple employer plan," as defined in Section 413 of the Code, (ii) any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, or (iii) any severance, employment, incentive, bonus, profit-sharing, stock option, stock purchase or other pension, welfare or fringe plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

     "Employee Plans" has the meaning ascribed thereto in Section 3.17.

     "Encumbrances" shall mean any security interest, mortgage, lien, pledge or charge or any option or right of first refusal.

     "Entities" means CT Sub and the Partnership.

     "Entities' Financial Statements" has the meaning ascribed thereto in
Section 3.5.

     "Environmental, Health and Safety Laws" means all Laws, Permits, Orders and Contracts and all common Law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "Equity Interests" means (i) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     "Exchange Act" has the meaning ascribed thereto in Section 3.22.

     "Exchange Proceeds" has the meaning ascribed thereto in Section 6.9.

     "Excluded Assets" has the meaning ascribed thereto in Section 1.2.

     "Excluded Liabilities" has the meaning ascribed thereto in Section 1.2.

     "Excluded Representations and Warranties" has the meaning ascribed thereto in Section 6.4.

     "Expenses" has the meaning ascribed thereto in Section 10.5.

     "Federal Health Care Program" has the meaning ascribed thereto in Section 3.19.

     "Funded Indebtedness" means, without duplication, with respect to any Person the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others and purchase money indebtedness (other than accounts payable in the ordinary course) of such Person; (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the relevant debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "Guaranty"), but excluding endorsements of checks and other instruments in the ordinary course; (iii) indebtedness of the type described in clause (i) above secured by any Encumbrances upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness; (v) obligations in respect of leases which would be required to be capitalized under GAAP; and (vi) obligations under operating leases for Units.

     "GAAP" means United States generally accepted accounting principles, consistently applied.

     "GK Finance" means GK Financing, LLC, a California limited liability company.

     "Governmental Entity" means any federal, state, local or foreign government and any court, tribunal, administrative agency, commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

     "Guaranty" has the meaning ascribed thereto in the definition of Funded Indebtedness.

     "Hired Employees" has the meaning ascribed thereto in Section 6.18.

     "Indemnified Persons" means and includes the Seller Indemnified Persons and/or the Purchaser Indemnified Persons, as the case may be.

     "Indemnifying Persons" means and includes the Seller Indemnifying Persons and/or the Purchaser Indemnifying Persons, as the case may be.

     "Intellectual Property Rights" means all intellectual property rights, including, without limitation, patents, patent applications, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     "Latest Balance Sheet" has the meaning ascribed thereto in Section 3.5.

     "Latest Balance Sheet Date" has the meaning ascribed thereto in Section
3.5.

     "Law" means any applicable foreign, federal, state or local law, statute, treaty, rule, directive, regulation, ordinance and similar provision having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

     "Leased Property" has the meaning ascribed thereto in Section 3.10.

     "Liability" means any liability whether fixed or unfixed or liquidated or unliquidated.

     "Licensed Requisite Rights" has the meaning ascribed thereto in Section
3.11.

     "Losses" means any and all losses, claims, damages, Liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments and Taxes, (including interest or penalties thereon) that are the subject of indemnification under Article VIII, in each case, (i) net of any cash insurance benefits actually received and (ii) net of any Tax benefits realized in respect of the Losses for which the indemnification payments are being made. For purposes of this definition, Tax benefits realized shall mean the sum of all reductions in federal, state, local and foreign Taxes (including estimated Taxes) payable by the Indemnified Person solely as a result of the Losses for which the indemnification payments are being made. All calculations shall be made using reasonable assumptions agreed upon by the Purchasers, Alliance and the Sellers including the timing of the utilization of any such Tax benefits, and any such Tax benefits shall be assumed to be utilized in a given Tax year only after all other Tax benefits available in such year have first been taken into account. If a Tax benefit that has been taken into account for purposes of calculating Losses hereunder is wholly or partially disallowed by a taxing authority, the Indemnifying Person shall pay the Indemnified Person the amount that would have been paid originally with respect to such Losses had such disallowed Tax benefit not been taken into account.

     "M Sub" has the meaning ascribed thereto in the preamble.

     "M Sub Partnership Interests" means the 50% general partnership interests in the Partnership held or owned by M Sub.

     "Material Adverse Effect" has the meaning ascribed thereto in Section 3.7.

     "MRI Unit" has the meaning ascribed thereto in Section 3.5.

     "Non-Compete Period" means the period ending on the fifth anniversary of the Closing Date.

     "Orders" means judgments, writs, decrees, compliance agreements, injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

     "Organizational Documents" means (i) any certificate or articles filed with any state which filing forms a Person and (ii) all agreements, documents or instruments governing the internal affairs of a Person, including such Person's by-laws, codes of regulations, partnership agreements, limited liability company agreements, joint venture agreements and operating agreements.

     "Owned Requisite Rights" has the meaning ascribed thereto in Section 3.11.

     "Parent" has the meaning ascribed thereto in the preamble.

     "Parent Common Stock" has the meaning ascribed thereto in Section 3.24.

     "Parent Partnership Interests" means the 50% general partnership interest in the Partnership held or owned by the Parent.

     "Parent Stockholder Approval" has the meaning ascribed thereto in Section 3.24.

     "Partnership" means American Shared-CuraCare, a California general partnership.

     "Partnership Agreement" means the Joint Venture Agreement, between M Sub and the Parent, dated March 7, 1985, as modified by the Modification to Joint Venture Agreement dated April 5, 1985, the Modification to Joint Venture Agreement dated May 20, 1985, the First Supplement to the Joint Venture Agreement dated as of October 14, 1987, the Second Supplement to the Joint Venture Agreement dated as of May 15, 1995, and as further amended, modified or supplemented from time to time including, without limitation, as amended and restated pursuant to Section 7.2 hereunder.

     "Partnership Interests" means the M Sub Partnership Interests and the Parent Partnership Interests.

     "Permits" means all permits, certificates of need, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

     "Permitted Encumbrances" means with respect to any Person, (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books and records of such Person, (ii) workers or unemployment compensation liens arising in the ordinary course of business, (iii) statutory lessor liens arising under leases, and (iv) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

     "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

     "Post Signing Returns" has the meaning ascribed thereto in Section 6.11.

     "Proceedings" means any action, suit, investigation or proceedings before any Governmental Entity or arbitrator other than the review by Internal Revenue Service of an application for a favorable determination letter regarding any Employee Plan.

     "Proxy Statement" has the meaning ascribed thereto in Section 6.12.

     "Purchase Price" has the meaning ascribed thereto in Section 1.3.

     "Purchased Parent Assets" has the meaning ascribed thereto in Section 1.2.

     "Purchaser A" has the meaning ascribed thereto in the preamble.

     "Purchaser B" has the meaning ascribed thereto in the preamble.

     "Purchaser Indemnified Persons" means and includes the Purchasers, their Affiliates (including, without limitation, Alliance), their successors and assigns, and the respective officers, directors, employees and agents of each of the foregoing.

     "Purchaser Indemnifying Persons" means Alliance and each Purchaser (jointly and severally) and their successors and assigns.

     "Purchaser Losses" means any and all Losses sustained, suffered or incurred by any Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Article VIII.

     "Purchasers" has the meaning ascribed thereto in the preamble.

     "Related Documents" has the meaning ascribed thereto in Section 7.2

     "Requisite Rights" has the meaning ascribed thereto in Section 3.11.

     "Respiratory System" has the meaning ascribed thereto in Section 3.5.

     "Restricted Territory" means any portion of the United States in which the Business has operated during the three years preceding the Closing Date.

     "SEC" means the United States Securities and Exchange Commission and any successor agency.

     "SEC Documents" has the meaning ascribed thereto in Section 3.5.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller Indemnified Persons" means and includes the Sellers and their respective successors and assigns.

     "Seller Indemnifying Persons" means and includes the Sellers (jointly and severally) and their respective successors and assigns.

     "Seller Losses" shall mean any and all Losses sustained, suffered or incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Article VIII.

     "Sellers" means the Parent and M Sub.

     "Shares" means the CT Shares and the Partnership Interests.

     "SPECT UNIT" has the meaning ascribed thereto in Section 3.5.

     "SSA" has the meaning ascribed thereto in Section 3.18.

     "State Health Care Program" has the meaning ascribed thereto in Section
3.19.

     "Stockholders Agreement" has the meaning ascribed thereto in Section 7.2.

     "Stockholders Meeting" has the meaning ascribed thereto in Section 6.12.

     "Subsidiary" means any Person with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body.

     "Superfund" has the meaning ascribed thereto in Section 3.20.

     "Superior Proposal" has the meaning ascribed thereto in Section 9.1.

     "Survival Date" has the meaning ascribed thereto in Section 8.4.

     "Tax Claim" has the meaning ascribed thereto in Section 6.8.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

     "Third Party Claim" has the meaning ascribed thereto in Section 8.3.

     "Third Party Proposal" means a bona fide proposal from a third party, which proposal did not result from a breach of Section 6.4(a) and which third party the Board of Directors of the Parent determines in good faith has the capacity and is reasonably likely to consummate a Superior Proposal.

     "338(h)(10) Election" has the meaning ascribed thereto in Section 6.8.

     "Transfer Taxes" has the meaning ascribed thereto in Section 8.1.

     "Ultrasound Machine" has the meaning ascribed thereto in Section 3.5.

     "Units" has the meaning ascribed thereto in Section 3.5.

     "Years Included" has the meaning ascribed thereto in Section 3.8.

                                    ADDENDUM

     The following is a list of and description of the contents of Schedules to the foregoing Securities Purchase Agreement that have been omitted from such Agreement as filed with the Annual Report on Form 10-K; such Schedules will be provided to the Commission upon request:

     SCHEDULE
      NUMBER                         TITLE AND DESCRIPTION
    -----------                      ---------------------
    1.2(a)        Purchased Parent Assets: assets used in the business current held by the Parent and that are to be assigned or transfered to the Entities prior to the Closing.
    1.2(b)        Excluded Assets: assets held by either of the Entities that are to be assigned or transfered by the Entities to the
                  Parent prior to the Closing.
    1.2(c)        Excluded Liabilities: liabilities of the Entities that are not being assumed by the Purchasers and that must be assumed by the Parent prior to the Closing.
    3.2(c)        Jurisdictions of Sellers and Entities: list of each state
                  (other than the state of incorporation) in which the Sellers and Entities are qualified to do business and are in good
                  standing.
    3.2(e)(i)     Businesses: Description of businesses engaged in during the last five years by the Sellers and the Entities.
    3.2(e)(ii)    Trade Names and Assumed Names: trade and assumed names used by the Sellers and the Entities.
    3.2(f)        Authority: listing of agreements or documents that would be in default as a result of the agreement, absent waiver or
                  consent.
    3.2(g)        Consents: Consents of third parties that must be obtained
                  for the transactions contemplated by the Agreement.
    3.3(b)        Partnership Interests: Listing of percentage of interests in the Partnership owned by each Seller.
    3.3(d)        Contracts re Equity Interests: Listing of any outstanding
                  agreements related to equity interests in the Entities.
    3.5(a)        Parent and Subsidiary Liabilities Incurred Since September
                  30, 1997: Description of Liabilities incurred by Parent and its Subsidiaries since September 30, 1997.
    3.5(b)        Pro Forma Financial Statements: Financial Statements of the
                  Entities pro forma for the transactions provided for in
                  Section 1.2 of the Agreement.
    3.5(d)        Funded Indebtedness: Funded Indebtedness outstanding at
                  January 31, 1998.
    3.5(e)        Specifications of Units: Information related to each Unit
                  used in the Business, including specifications, net book
                  value, date acquired.
    3.5(f)        Upgrades and Commitments for Upgrades of Units: Description
                  of upgrades completed within the last year and upgrades that have been committed to be completed.
    3.5(g)        Accounts Payable: Accounts payable outstanding at January
                  31, 1998.
    3.5(h)        Principal Payments or Prepayments: Listing of principal and interest payments made and capital expenditures during the year ended December 31, 1997 and one month ended January 31,
                  1998; revenues and EBITDA for each Unit for the year ended
                  December 31, 1997 and the one month ended January 31, 1998.
    3.7           Changes in Operations: Description of changes in operations of the business since December 31, 1997.
    3.8(a)        Tax Returns: Description of any tax returns that have not
                  been filed on a timely basis.
    3.8(c)        Audits: Description of any outstanding audits related to
                  taxes.

     SCHEDULE
      NUMBER                         TITLE AND DESCRIPTION
    -----------                      ---------------------
    3.8(d)        States Where Filed Income Tax Returns: Listing of states in which income tax returns were required to be filed in each of the three years ended December 31, 1997.
    3.9           Compliance with Leases; Encumbrances on Property: Schedule showing any existing defaults or items that, with passage of time or giving of notice, would constitute a default under leases and a listing of liens (UCC financing statements) on record against the Sellers and the Entities.
    3.10(a)       Leased Real Property: Listing of all real property leased by the Sellers and Entities and a description of the basic
                  terms of the leases.
    3.11(a)       Owned or Leased Intellectual Property: Listing of
                  intellectual property owned or leased by the Sellers and
                  Entities.
    3.11(b)       Applications re Intellectual Property: Listing of
                  applications to register trade marks or service marks that are pending.
    3.12          Contracts: Listing of Contracts related to the Business.
    3.12          Defaults: Defaults under Contracts existing at the signing date or items that, with the passage of time or giving of
                  notice could constitute default.
    3.13(a)       Pending and Threatened Civil and Criminal Proceedings:
                  Listing and description of pending and threatened civil and criminal litigation, investigations, administrative
                  proceedings and similar matters.
    3.13(b)       Concluded Material Proceedings: Description of concluded
                  matters in which the Entities paid more than $50,000 in
                  settlement or damages during the last three years.
    3.14          Permits: Listing of permits issued to Sellers or the
                  Entities used in the Business.
    3.15(a)       Insurance: Listing of insurance policies maintained by the
                  Sellers or the Entities in connection with the Business and a summary of pending claims.
    3.15(b)       Premiums: Listing of any premiums for insurance policies
                  that have not been paid or are subject to adjustment or
                  retrospective premium.
    3.16(a)       Officers, Directors and Employees Earning Greater than
                  $75,000 per year: Listing of officers and directors of the
                  Entitites and employees who earned more than $75,000 during
                  1997.
    3.16(b)       Labor Matters: Listing of any pending labor matters.
    3.17(a)       Employee Benefit Plans: Listing of employee benefit plans
                  maintained by the Sellers or the Entities.
    3.17(b)       Administration of Employee Benefit Plans: Listing of any
                  pending proceedings or violations in the administration of the employee benefit plans.
    3.20(a)       Environmental Matters: Listing of any matters in which the
                  Entitites are not in compliance with environmental laws.
    3.20(b)       Environmental Claims: Listing of any pending or threatened claims by governmental entities concerning a violation of an environmental law.
    3.20(c)       Administrative Proceedings re Environmental: Listing of any
                  pending administrative or judicial proceeding or
                  investigation regarding remediation under environmental,
                  health or safety laws.
    3.20(d)       Notices of Violations of Environmental: Listing of notices or violations or requirements to remediate or take
                  corrective action related to environmental, health and
                  safety laws during the last five years by the Entities.
    3.20(e)       Changes in Environmental Laws: Listing of changes in
                  environmental laws of which the Sellers have knowledge.

     SCHEDULE
      NUMBER                         TITLE AND DESCRIPTION
    -----------                      ---------------------
    3.22          Related Transactions: Summary of transactions with
                  affiliates.
    3.23          Bank Accounts and Powers of Attorney: Listing of bank
                  accounts maintained by the Sellers or the Entities and
                  powers of attorney granted by Entities or Sellers.
    3.26          Physician Relationships: Description of any "financial
                  relationships" of the Entities with "referring physicians'
                  under 42 U.S.C. Section 1395nn..
    3.27          Hospital Relationships: Description of any relationships of the Entities with hospitals in connection with rental
                  payments based on fees or revenues of any segment of the
                  business of the Entities.
    4.1           Organization of Purchasers: Jurisdictions in which
                  Purchasers are qualified to do business as a foreign person.
    4.4           Consents: Listing of consents that must be obtained or
                  actions that must be taken by Purchasers to avoid conflicts with agreements or documents to which it is a party or
                  subject.

                                    ANNEX B

                  FAIRNESS OPINION OF PAINEWEBBER INCORPORATED


            , 1998

Board of Directors
American Shared Hospital Services
Four Embarcadero Center, Suite 3620
San Francisco, CA 94111

Ladies and Gentlemen:

     American Shared Hospital Services (the "Company"), MMRI, Inc., a wholly-owned subsidiary of the Company ("MMRI"), and Embarcadero Holding Corp. I and Embarcadero Holding Corp. II, two wholly-owned subsidiaries of the acquiring company (the "Purchaser") propose to enter into an agreement pursuant to which the Purchaser will acquire the mobile shared diagnostic imaging business of the Company (the "Imaging Business") through the acquisition from the Company of (i) all of the shares of common stock, par value $1.00, of CuraCare, Inc. ("Common Stock"), (ii) the general partnership interests in American Shared -- CuraCare, and (iii) the transfer of all other assets and liabilities related to mobile shared diagnostic services pursuant to the Securities Purchase Agreement dated March 12, 1998 (the "Agreement") (taken together the "Sale Transaction"). The Sale Transaction is expected to be considered by the shareholders of the Company at a special meeting as soon as practicable.

     You have asked us whether or not, in our opinion, the proposed consideration to be received by the Company in the Sale Transaction is fair to the Company from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1997;

          (2) Reviewed historical financial information relating to the performance of the Imaging Business for the three years ended December 31, 1997, furnished to us by or on behalf of the Company;

          (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Imaging Business, furnished to us by or on behalf of the Company;

          (4) Conducted discussions with members of senior management of the Company concerning the business and prospects of the Imaging Business;

          (5) Compared the results of operations of the Imaging Business with that of certain companies which we deemed to be relevant;

          (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

          (7) Reviewed the Agreement; and

          (8) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of regulatory, economic, market, and monetary conditions.

     In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by or on behalf of the Company and we have not assumed any responsibility to independently verify the same. We have assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Imaging Business. We have also relied, with your consent, upon assurances of the management of the Company that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have also assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Imaging Business are as set forth in the financial statements of the Imaging

Business. We have not been engaged to make, nor have we made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Imaging Business nor have we been furnished with any such evaluations or appraisals. Our opinion is based upon regulatory, economic, market and monetary conditions existing on the date hereof.

     This opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Sale Transaction. This opinion does not address the relative merits of the Sale Transaction and other transactions or business strategies discussed by the Company as alternatives to the Sale Transaction or the decision of the Board of Directors of the Company to proceed with the Sale Transaction. No opinion is expressed herein as to the price at which the Common Stock may trade at any time subsequent to the Sale Transaction.

     This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Sale Transaction and shall not be reproduced, summarized, described or referred to or provided to any other person or otherwise made public without the prior written consent of PaineWebber Incorporated ("PaineWebber") except that the opinion may be reproduced in full in the proxy statement related to the Sale Transaction.

     PaineWebber is currently acting as financial advisor to the Board of Directors in connection with the Sale Transaction and will receive a fee upon the delivery of this opinion and certain other fees subsequent to the consummation of the Sale Transaction.

     In the ordinary course of our business, we may trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. In addition, a representative of PaineWebber's investment banking group is a member of the Board of Directors of the Company.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed consideration to be received by the Company in the Sale Transaction is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                          By

                                            ------------------------------------

                        AMERICAN SHARED HOSPITAL SERVICES
                      For a Special Meeting of Shareholders

                           to be Held ________, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby nominate(s), constitutes(s) and appoint(s) Ernest
A. Bates, M.D. and Richard Magary, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and to act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of AMERICAN SHARED HOSPITAL SERVICES (the "Company") to be held at the Ritz Carlton Hotel, 600 Stockton at California Street, San Francisco, California 94108 at 10:00 a.m. (Pacific time), or any adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S DIAGNOSTIC IMAGING BUSINESS (THE "PROPOSED SALE"). YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSED SALE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU HAVE SIGNED AND RETURNED THIS CARD. ABSTENTIONS AND NON-VOTED SHARES WILL BE EQUIVALENT TO A VOTE AGAINST THE PROPOSED SALE. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTERS THAT WILL COME BEFORE THE SPECIAL MEETING OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE SPECIAL MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.

                                 [REVERSE SIDE]

                  [X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE


        This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters coming before the meeting. If no direction is made, this Proxy will be voted FOR the Proposal.

                    ----------------------------------------

        The Board of Directors recommends a vote FOR the Proposal.


                                                     [ ] FOR           [ ] AGAINST          [ ] ABSTAIN
1.  Approval of the sale (a) by the Company to
Embarcadero Holding Corp. I of (i) all of the
 issued and outstanding shares of common stock,
 par value $1.00 per share, of CuraCare, Inc. and
(ii) all its 50% general partnership interest in
American Shared-CuraCare ("AS-C") and (b) by
MMRI, Inc. to Embarcadero Holding Corp. II of
all its 50% general partnership interest in AS-C.



        [ ]  I PLAN TO ATTEND THE MEETING IN PERSON

        The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting and the Proxy Statement accompanying such Notice.


Signature _____________________________    Date _______________

Signature ______________________________   Date _______________
           Signature if held jointly




NOTE: Please date this Proxy and sign as your name(s) appear(s) on this document. Joint owners should each sign personally. Corporate Proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.